UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Honeywell International Inc.
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2017 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF SHAREOWNERS

Honeywell is building a smarter, safer,

and more sustainable world

THAT’S THE POWER OF CONNECTED

THAT’S THE POWER OF HONEYWELL

Connected Aircraft  •  Connected Automobiles

Connected Homes  •  Connected Buildings

Connected Plant  •  Connected Supply Chain

Connected Worker

March 9, 2017

To Our Shareowners:

You are cordially invited to attend the Annual Meeting of Shareowners of Honeywell, which will be held at 10:30 a.m. on Monday, April 24, 2017 at our headquarters, 115 Tabor Road, Morris Plains, New Jersey 07950.

The accompanying notice of meeting and proxy statement describe the matters to be voted on at the meeting. At this year’s meeting, you will be asked to elect directors, cast advisory votes on executive compensation and the frequency of future advisory votes on executive compensation, approve the appointment of the independent accountants, and consider two shareowner proposals.

The Board of Directors recommends that you vote FOR Proposals 1, 3 and 4 and “1 Year” for Proposal 2:

Proposal 1: Election of Directors

Proposal 2: Advisory Vote on the Frequency of Future Advisory Votes To Approve Executive Compensation

Proposal 3: Advisory Vote To Approve Executive Compensation

Proposal 4: Approval of Independent Accountants

The Board of Directors recommends that you vote AGAINST each of the following shareowner proposals:

Proposal 5: Independent Board Chairman

Proposal 6: Political Lobbying and Contributions

YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. Shareowners may vote via the Internet, by telephone, by completing and returning a proxy card or by scanning the QR code provided on the next page in the Notice of Annual Meeting of Shareowners or on the proxy card. Specific voting instructions are set forth in the proxy statement and on both the Notice of Internet Availability of Proxy Materials and proxy card.

On behalf of the Board of Directors, we want to thank you for your continued support of Honeywell.

Sincerely,

David M. Cote

Chairman and Chief Executive Officer

Darius Adamczyk

President and Chief Operating Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

DATE Monday, April 24, 2017

TIME 10:30 a.m. EDT

LOCATION Honeywell’s Headquarters, 115 Tabor Road, Morris Plains, New Jersey

RECORD DATE Close of business on February 24, 2017

March 9, 2017

Meeting Agenda:

•	Election of the 13 nominees listed in the accompanying proxy statement to the Board of Directors.

•	An advisory vote on the frequency of future advisory votes to approve executive compensation.

•	An advisory vote to approve executive compensation.

•	Approval of the appointment of Deloitte & Touche LLP as independent accountants for 2017.

•	If properly raised, two shareowner proposals described on pages 80-84 of the proxy statement.

•	Transact any other business that may properly come before the meeting.

Important Notice of Internet Availability of Proxy Materials

The Securities and Exchange Commission’s “Notice and Access” rule enables Honeywell to deliver a Notice of Internet Availability of Proxy Materials to shareowners in lieu of a paper copy of the proxy statement, related materials and the Company’s Annual Report to Shareowners. It contains instructions on how to access our proxy statement and 2016 annual report and how to vote online.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

We encourage shareowners to vote promptly as this will save the expense of additional proxy solicitation. Shareowners of record on the Record Date are entitled to vote at the meeting or in the following ways:

By Telephone	By Internet	By Mail	By Scanning

In the U.S. or Canada, you can vote your shares by calling +1 (800) 690-6903.	You can vote your shares online at www.proxyvote.com. You will need the 12-digit control number on the Notice of Internet Availability or proxy card.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

You can vote your shares online by scanning the QR code above. You will need the 12-digit control number on the Notice of Internet Availability or proxy card. Additional software may need to be downloaded.

This Notice of Annual Meeting of Shareowners and related Proxy Materials are being distributed or made available to shareowners beginning on or about March 9, 2017.

By Order of the Board of Directors,

Jeffrey N. Neuman

Vice President and Corporate Secretary

Proxy Summary	i
Proposal No. 1: Election of Directors	1
Corporate Governance	8
• Board Of Directors	8
• Board Committees	10
• Board’s Role In Risk Oversight	13
• Director Independence	14
• Identification And Evaluation Of Director Candidates	15
• Director Orientation And Continuing Education	16
• Director Attendance At Annual Meetings	16
• Director Compensation	16
• Certain Relationships And Related Transactions	19
Stock Ownership Information	20
Section 16(a) Beneficial Ownership Reporting Compliance	21
SEC Filings And Reports	21
Sustainability And Corporate Responsibility	21
Political Contributions And Activities	23
Shareowner Outreach And Engagement	24
Executive Compensation	26
• Compensation Discussion And Analysis	26
• Proposal No. 2: Advisory Vote on the Frequency of Future Advisory Votes To Approve Executive Compensation	27
• Proposal No. 3: Advisory Vote To Approve Executive Compensation	27
• Management Development And Compensation Committee Report	59
• Summary Compensation Table	60
• Grants Of Plan-Based Awards-Fiscal Year 2016	62
• Outstanding Equity Awards At 2016 Fiscal Year-End	63
• Option Exercises And Stock Vested-Fiscal Year 2016	65
• Pension Benefits	66
• Nonqualified Deferred Compensation-Fiscal Year 2016	69
• Potential Payments Upon Termination Or Change In Control	72
Audit Committee Report	78
• Proposal No. 4: Approval Of Independent Accountants	79
Shareowner Proposals	80
• Proposal No. 5: Independent Board Chairman	80
• Proposal No. 6: Political Lobbying and Contributions	82
Voting Procedures	85
Attendance at the Annual Meeting	87
Other Information	88
Appendix: Reconciliation of Non-GAAP Financial Measures	A-1
Recent Awards	Inside Back Cover
Reconciliation of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this proxy statement, other than as part of disclosure of target levels, can be found in the Appendix.

PROXY SUMMARY

This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

ANNUAL MEETING OF SHAREOWNERS

TIME AND DATE April 24, 2017, 10:30 a.m. EDT

PLACE Honeywell’s Headquarters, 115 Tabor Road, Morris Plains, New Jersey

RECORD DATE Shareowners as of February 24, 2017 are entitled to vote.

ADMISSION Please follow the advance registration instructions on page 87.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board’s Voting Recommendation	Page References (for more detail)
No. 1	Election of Directors	FOR (each nominee)	p. 1-7
No. 2	Advisory Vote on the Frequency of Future Advisory Votes To Approve Executive Compensation	1 YEAR	p. 27
No. 3	Advisory Vote To Approve Executive Compensation	FOR	p. 27
No. 4	Approval of Independent Accountants	FOR	p. 79
No. 5	Shareowner Proposal: Independent Board Chairman	AGAINST	pp. 80-82
No. 6	Shareowner Proposal: Political Lobbying and Contributions	AGAINST	pp. 82-84

2016 HIGHLIGHTS

PERFORMANCE

SALES

$37.7B
$39.1B
$40.3B
$38.6B
$39.3B
2012
2013
2014
2015
2016

NET INCOME

$3.5B
$4.0B
$4.4B
$4.8B
$5.1B
2012
2013
2014
2015
2016

EARNINGS PER SHARE

$4.48
$4.97
$5.56
$6.10
$6.60
2012
2013
2014
2015
2016

FREE CASH FLOW

$2.6B
$3.4B
$4.0B
$4.4B
$4.4B
2012
2013
2014
2015
2016

Note: Net Income reflects Net Income Attributable to Honeywell and Earnings Per Share reflects Earnings Per Share of Common Stock - Assuming Dilution (EPS), excluding Pension Mark-To-Market and 4Q 2016 Debt Refinancing Expenses

2017 | Proxy and Notice of Annual Meeting of Shareowners	| i

Proxy Summary > 2016 Highlights

~$0.20 EPS Contribution Through M&A

$1.5B
2014
$1.7B
2015
$2.4B
$0.5B
AdvanSix Share Dividend
2016
Dividends
$4M
2014
$5.2B
2015
$2.8B*
2016
M&A
$0.9B
2014
$1.9B
2015
$2.1B
2016
Share Repurchases
$1.1B
2014
$1.1B
2015
$1.1B
2016
CapEx

* Includes purchase of remaining 30% stake in Thomas Russell for $0.2B

LEADERSHIP

Darius Adamczyk

•  Our Board Of Directors Successfully Executed A CEO
Leadership Succession Plan:

o  Darius Adamczyk Was Named Honeywell’s Next Chief Executive Officer Succeeding David Cote On March 31, 2017.

o  David Cote Will Remain As Executive Chairman Until The 2018 Annual Meeting Of Shareowners.

PORTFOLIO IMPROVEMENTS

•  Deployed Over $8B Of Capital For Acquisitions Since 2015

o  Positions Us Well In Growing End Markets

o  Acquisitions Contributed ~$0.20 To EPS in 2016

•  In 2016, Strengthened Our Business Portfolio Through A Divestiture And A Spin-Off

o  Divested Honeywell Technology Solutions Inc. (“HTSI”) Government Services Business; Reinvested ~$175M Of Sales Proceeds

o  Spun Off Former Resins And Chemicals Business As AdvanSix Inc. Which Represented Shareowner Value Of ~$800M

CAPITAL DEPLOYMENT

ii |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Proxy Summary > Creating Value For Our Shareowners — TSR

CREATING VALUE FOR OUR SHAREOWNERS — CUMULATIVE TOTAL SHAREOWNER RETURN (“TSR”)

CORPORATE GOVERNANCE SNAPSHOT

Best Practices

Our Board of Directors oversees management performance on behalf of the shareowners to ensure that the long-term interests of the shareowners are being served, to monitor adherence to Honeywell standards and policies, and to promote the exercise of responsible corporate citizenship.

GOVERNANCE HIGHLIGHTS

•  All directors are independent other than the CEO and COO.

•  All Board Committees are independent.

•  Annual election of directors.

•  Majority voting in uncontested elections.

•  Adopted proxy access By-law amendment.

•  Chair of the Corporate Governance and Responsibility Committee or Lead Director can call special meetings of the Board at any time for any reason.

•  Three Audit Committee members are designated “audit committee financial experts.”

•  A diverse Board—23% are women, 23% are Hispanic, 15% are African American and 15% are non-U.S. citizens.

•  Shareowner right to call a special meeting.

•  Simple majority vote requirements to amend charter and approve mergers and acquisitions.

•  No poison pill in place; Board will seek shareowner approval if a shareowner rights plan is adopted.

•  Robust year-round shareowner engagement, including discussions between larger shareowners and directors.

•  Regular executive sessions of independent directors.

•  Risk oversight by full Board and Committees, including strengthened cybersecurity oversight by the Audit Committee and full Board.

•  Strong commitment to corporate social responsibility and sustainability.

•  No use of corporate funds for political contributions and careful oversight of political lobbying activities.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| iii

Proxy Summary > Executive Compensation Snapshot

Board Nominees’ Skills, Qualifications, Tenure and Diversity

Our Board nominees possess the right skills, qualifications and business expertise to provide sound judgment, insightful perspectives and guidance in a constantly changing environment. In addition, we believe that electing directors with a mix of tenures facilitates effective Board oversight. Careful consideration is made to achieve the appropriate balance. Directors with many years of service to Honeywell provide the Board with a deep knowledge of our Company, while newer directors lend fresh perspectives. Diversity in terms of gender, race and ethnicity is also important. While Honeywell’s Corporate Governance Guidelines do not prescribe a diversity policy or standards, as a matter of practice, the Corporate Governance and Responsibility Committee is committed to enhancing both the diversity of the Board itself and the perspectives and values that are discussed in Board and Committee meetings. Our current Board composition reflects this approach and the Board’s commitment to diversity.

Number Of Board Members With Relevant Skill Sets*
12
Senior Leadership Experience
10
Industry / Global Experience
6
Financial Expertise
7
Regulated Industries / Government Experience
12
Public Company Board Experience
11
Risk Management
8
Innovation and Technology
4
Marketing
Average Tenure:
8.5 Years
Diversity:
23% Women
23% Hispanic
15% African-American
15% Non-U.S. Citizen

* We look to each director to be knowledgeable in these areas. However, we have included a director in each of the areas where the director has specific expertise or prominence that he or she brings to the Board.

EXECUTIVE COMPENSATION SNAPSHOT

Shareowner Engagement on Compensation

During our 2016 Summer/Fall shareowner outreach, we received positive feedback on our financial performance, our strong leadership team and the Board’s approach to succession planning. In addition, our shareowners suggested several ways in which we could modify our compensation programs. We are making changes to our compensation program in response to shareowner feedback. These changes reflect our Board’s recognition that there should be a more visible linkage of compensation to business results and performance. The following table summarizes the modifications we have made or intend to make and provides a timeline for how our compensation programs will evolve.

iv |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Proxy Summary > Executive Compensation Snapshot

SIGNIFICANT CHANGES TO EXECUTIVE COMPENSATION PLANS

•  Replacing 2-Year Growth Plan with 3-Year Performance Plan

•  80% of Annual Bonus Becomes Formulaic

•  Shifting Weight from Stock Options to Performance Stock Units (“PSUs”)

Timeline for Implementation of Executive Compensation Changes

	2016	2017	2018

Base Salary	Base salaries are determined based on scope of responsibility, years of experience and individual performance.

Annual Incentive Compensation Program (“ICP”)	Cash award; 80% based on formulaic
determination against pre-established financial
metrics. 20% based on assessment of individual
performance. Prior year actual award as
baseline (Iast year we will use this approach).	Cash award; 80% based on formulaic determination against
pre-established financial metrics. 20% based on assessment
of individual performance. Reset annual baseline award for
the CEO and the whole leadership team to their annual
		target ICP as a percent of base pay.

Long Term Incentive Compensation (“LTI”)

Stock Options:

•  CEO: 66% of LTI

•  Other NEOs: 48% of LTI

Biennial Growth Plan Units:

•  CEO: 34% of LTI

•  Other NEOs: 24% of LTI

Performance-based Restricted Stock Units:

•  CEO: None

•  Other NEOs: 28% of LTI

•  3-Year Relative TSR

		Stock Options: • Ramp down weighting 3-Year Performance Plan: • Stock-based PSUs • Ramp up weighting • Will include TSR and financial metrics Restricted Stock Units: • None

Stock Options:

•  CEO and whole
leadership team: 25% of LTI

3-Year Performance Plan:

•   CEO and whole leadership team:
~50% of LTI

•  Stock-based PSUs

•  Will include TSR and financial metrics

Restricted Stock Units:

•  CEO and whole leadership team:
25% of LTI

•  Time-based for Retention

2017 | Proxy and Notice of Annual Meeting of Shareowners	| v

Proxy Summary > Executive Compensation Snapshot

2016 Total Annual Direct Compensation for Each Named Executive Officer (NEO)

The following table reflects 2016 annualized compensation to the NEOs from the perspective of the Management Development and Compensation Committee (“MDCC”).

NEO	Position	Base Salary	Annual Bonus	Stock Options	Performance Restricted Stock Units(A)(C)	2016-2017 Growth Plan(B)(C)	Total Annual Direct Compensation(C)
David M. Cote	Chairman & CEO	$1,890,000	$5,700,000	$9,348,000	$0	$4,750,000	$21,688,000
Thomas A. Szlosek	Chief Financial Officer	$840,000	$850,000	$2,337,000	$1,337,500	$1,250,000	$6,614,500
Darius Adamczyk	Chief Operating Officer	$1,120,383	$1,450,000	$3,896,000	$1,671,875	$2,000,000	$10,138,258
Timothy O. Mahoney	Aerospace - President & CEO	$917,019	$850,000	$2,726,500	$2,006,250	$1,250,000	$7,749,769
Krishna Mikkilineni	SVP - Engineering, Ops and IT	$717,678	$725,000	$2,181,200	$1,471,250	$1,000,000	$6,095,128
(A)	Performance restricted stock units with 100% of payout tied to Honeywell’s relative TSR against the Compensation Peer Group over three years. Vesting of shares under these awards occurs ratably in years three, five and seven for Messrs. Adamczyk, Szlosek and Mikkilineni and in years three and five for Mr. Mahoney. Values listed in this table reflect annualized value of biennial grant. See page 54.
(B)	Annualized target value of biennial Growth Plan award for the 2016-2017 performance cycle. Starting in 2017, Honeywell will transition to annual grants of Performance Plan stock units which have a three-year performance cycle. See page 50.
(C)	Reflects the MDCC’s view of the award value that should be attributed to 2016, which differs from the methodology required by the SEC for purposes of the Summary Compensation Table.

See Compensation Discussion and Analysis beginning on page 26 for more details on 2016 Executive Compensation.

vi |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Proposal No. 1: Election of Directors > Director Nominations — Skills and Criteria

PROXY STATEMENT

This proxy statement is being provided to shareowners in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners of Honeywell International Inc. (“Honeywell” or the “Company”) to be held on Monday, April 24, 2017.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Honeywell’s directors are elected at each Annual Meeting of Shareowners and hold office for one-year terms or until their successors are duly elected and qualified. Honeywell’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors.

The Board has nominated 13 candidates for election as directors. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by a properly signed and returned proxy card or voted by telephone, via the Internet or by scanning the QR code will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-laws.

Directors may serve until the Annual Meeting of Shareowners immediately following their 72nd birthday.

DIRECTOR NOMINATIONS — SKILLS AND CRITERIA

The Corporate Governance and Responsibility Committee (“CGRC”) is responsible for nominating a slate of director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. The CGRC believes that each of the nominees has key personal attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on the Board and its Committees.

The following list highlights other key experiences, qualifications and skills of our director nominees that are relevant and important in light of Honeywell’s businesses and structure.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 1

Proposal No. 1: Election of Directors > Director Nominations — Skills and Criteria

DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA

Senior Leadership Experience

Experience serving as CEO or a senior executive provides a practical understanding of how complex organizations like Honeywell function and hands-on leadership experience in core management areas, such as strategic and operational planning, financial reporting, compliance, risk management and leadership development.

Industry/Global Experience

Experience in industries, end-markets and growth segments that Honeywell serves, such as aerospace, automotive, construction, transportation, infrastructure, oil and gas, security and fire, energy efficiency and worker productivity and safety as well as the global markets in which we operate, enables a better understanding of the issues facing our businesses.

Financial Expertise

We believe that an understanding of finance and financial reporting processes is important for our directors to monitor and assess the Company’s operating and strategic performance and to ensure accurate financial reporting and robust controls. Our director nominees have relevant background and experience in capital markets, corporate finance, accounting and financial reporting and several satisfy the “accounting or related financial management expertise” criteria set forth in the New York Stock Exchange (“NYSE”) listing standards.

Regulated Industries/Government Experience

Honeywell is subject to a broad array of government regulations and demand for its products and services can be impacted by changes in law or regulation in areas such as safety, security and energy efficiency. Several of our directors have experience in regulated industries, providing them with insight and perspective in working constructively and proactively with governments and agencies globally.

Public Company Board Experience

Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO and senior management, agenda setting and succession planning.

Risk Management

In light of the Board’s role in risk oversight and our robust enterprise risk management program, we seek directors who can help manage and mitigate key risks, including cybersecurity, regulatory compliance, competition, financial, brand integrity and intellectual property.

Innovation and Technology

With Honeywell’s transformation to a software-industrial company in the digital age, expertise in combining software programming capabilities with leading-edge physical products and domain knowledge is critical to opening and securing new growth paths for all of Honeywell’s businesses.

Marketing

Developing new markets for our products and services is critical for driving growth. Our directors who have that expertise provide a much desired perspective on how to better market and brand our products and services.

Each of the nominees, other than Mr. Cote and Mr. Adamczyk, is independent of the Company and management. See “Director Independence” on page 14 of this proxy statement.

The CGRC also considered the specific experience described in the biographical details that follow in determining to nominate the following individuals for election as directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

2 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Proposal No. 1: Election of Directors > Nominees for Election

NOMINEES FOR ELECTION

DAVID M. COTE, Chairman and Chief Executive Officer of Honeywell International Inc.

Years of Service: 15 Age: 64

Mr. Cote has been Chairman and Chief Executive Officer since July 2002. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW Inc., a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer. Mr. Cote was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote is a director of the Federal Reserve Bank of New York. He previously served as a director of JPMorgan Chase & Co. (2007-2013).

Specific Qualifications, Attributes, Skills and Experience

•  Senior leadership roles in global, multi-industry organizations

•  Ability to drive a consistent One Honeywell approach across a large multinational organization

•  Detailed knowledge and unique perspective and insights regarding the strategic and operational opportunities and challenges, economic and industry trends, and competitive and financial positioning of the Company and its businesses

•  Significant public policy experience, including service on the bipartisan National Commission of Fiscal Responsibility and Reform, the Bipartisan Policy Center—Energy Project, and the U.S.—India CEO Forum (co-Chair)

DARIUS ADAMCZYK, President and Chief Operating Officer of Honeywell International Inc.

Years of Service: 0 Age: 51

Mr. Adamczyk has been the President and Chief Operating Officer of Honeywell since April 2016. He will succeed Mr. Cote as Honeywell’s Chief Executive Officer on March 31, 2017. From April 2014 to April 2016, Mr. Adamczyk served as President and CEO of Honeywell Performance Materials and Technologies (PMT). Prior to serving as President and CEO of PMT, Mr. Adamczyk served as President of Honeywell Process Solutions from 2012 to 2014. When he joined Honeywell in 2008, he became President of Honeywell Scanning & Mobility from 2008 to 2012. Mr. Adamczyk began at Honeywell when Metrologic, Inc., where he was the Chief Executive Officer, was acquired by Honeywell. Prior to joining Honeywell, Mr. Adamczyk held several general management assignments at Ingersoll Rand, served as a senior associate at Booz Allen Hamilton, and started his career as an electrical engineer at General Electric.

Specific Qualifications, Attributes, Skills and Experience

•  Senior leadership roles in global organizations, both large and small

•  Deep understanding of software, both technically and commercially, and a proven track record in growing software-related businesses at Honeywell

•  Demonstrated ability to deliver financial results as a leader in a variety of different industries, with disparate business models, technologies and customers

•  Strategic leadership skills necessary to grow Honeywell revenues organically and inorganically while meeting the challenges of a constantly changing environment across Honeywell’s diverse business portfolio

WILLIAM S. AYER, Retired Chairman and Chief Executive Officer of Alaska Air Group, Inc. (Alaska Air Group)

Years of Service: 2 Age: 62 Board Committees: • Corporate Governance & Responsibility • Management Development & Compensation

Mr. Ayer is the retired Chairman of the Board and Chief Executive Officer of Alaska Air Group, the parent company of Alaska Airlines and its sister carrier, Horizon Air. Mr. Ayer served as Chief Executive Officer of Alaska Air Group and its subsidiaries through 2012, and as Chairman through 2013. A veteran of more than three decades in aviation, Mr. Ayer began his career with Horizon Air in 1982 where he held a variety of marketing and operations positions. He joined Alaska Airlines in 1995 as Vice President of Marketing and Planning, and subsequently held the posts of Senior Vice President, Chief Operating Officer, and President. In 2002, he became Alaska Air Group’s Chief Executive Officer, and, in May 2003, he was appointed Chairman. Mr. Ayer is a member of the FAA’s Management Advisory Council. Mr. Ayer was a director of Puget Sound Energy, Inc. and Puget Energy, Inc. from January 2005 until January 2015 and served as Chairman from January 2009 until January 2015.

Specific Qualifications, Attributes, Skills and Experience

•  Deep aerospace industry knowledge as well as sales, marketing and operations experience through his three decades of leadership roles at Alaska Air Group, recognized for its best-in-class operating metrics among U.S. air carriers

•  Proven leadership skills in developing a business enterprise that can deliver long-term, sustained excellence based on a management style that includes a relentless focus on the customer, continuous improvement, and building a culture of safety, innovation, sustainability and diversity

•  Understanding of the U.S. public utility industry through his service as a director on the Board of Puget Energy

Leadership	Industry / Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 3

Proposal No. 1: Election of Directors > Nominees for Election

KEVIN BURKE, Retired Chairman, President and Chief Executive Officer of Consolidated Edison, Inc. (Con Edison)

Years of Service: 7 Age: 66 Board Committees: • Audit • Retirement Plans

Mr. Burke joined Con Edison, a utility provider of electric, gas and steam services, in 1973 and held positions of increasing responsibility in system planning, engineering, law, nuclear power, construction, and corporate planning. He served as Senior Vice President from July 1998 to July 1999, with responsibility for customer service and for Con Edison’s electric transmission and distribution systems. In 1999, Mr. Burke was elected President of Orange & Rockland Utilities, Inc., a subsidiary of Con Edison. He was elected President and Chief Operating Officer of Consolidated Edison Company of New York, Inc. in 2000 and elected Chief Executive Officer in 2005. Mr. Burke served as President and Chief Executive Officer of Con Edison from 2005 through 2013, and was elected Chairman in 2006. Mr. Burke became non-executive Chairman of Con Edison in December 2013 and served in that capacity until April 2014. Mr. Burke was a member of the Board of Directors of Con Edison and a member of the Board of Trustees of Consolidated Edison Company of New York, Inc. which is a subsidiary of Con Edison, until May 2015.

Specific Qualifications, Attributes, Skills and Experience

•  Extensive management expertise gained through various executive positions, including senior leadership roles, at Con Edison

•  Wealth of experience in energy production and distribution, energy efficiency, alternative energy sources, engineering and construction, government regulation and development of new service offerings

•  Deep knowledge of corporate governance and regulatory issues facing the energy, utility and service industries

JAIME CHICO PARDO, President and Chief Executive Officer, ENESA, S.A. de C.V. (ENESA)

Years of Service: 17 Age: 67 Lead Director Ex officio member of each Board Committee

Mr. Chico Pardo has been President and Chief Executive Officer of ENESA, a private fund investing in the Mexican energy and health care sectors since March 2010. He previously served as Co-Chairman of the Board of Telefonos de Mexico, S.A.B. de C.V. (TELMEX), a telecommunications company based in Mexico City, from April 2009 until April 2010 and as its Chairman from October 2006 to April 2009 and its Vice Chairman and Chief Executive Officer from 1995 until 2006. Mr. Chico Pardo was Co-Chairman of the Board of Impulsora del Desarrollo y el Empleo en América Latina, S.A. de C.V., a publicly listed company in Mexico engaged in investment in and management of infrastructure assets in Latin America, from 2006 until 2010. He was also Chairman of Carso Global Telecom, S.A. de C.V. from 1996 until 2010. Prior to joining TELMEX, Mr. Chico Pardo served as President and Chief Executive Officer of Grupo Condumex, S.A. de C.V. and Euzkadi/General Tire de Mexico, manufacturers of products for the construction, automotive and telecommunications industries. Mr. Chico Pardo has also spent a number of years in the international and investment banking business. Mr. Chico Pardo is a director of Grupo Bimbo, S.A.B. de C.V. He previously served as a director of AT&T (2008-2015), Grupo Carso, S.A. de C.V. and several of its affiliates (1991-2013), three mutual funds in the American Funds family of mutual funds (2011-2013) and Honeywell Inc. from September 1998 to December 1999.

Specific Qualifications, Attributes, Skills and Expertise

•  Broad international exposure through senior leadership roles in Latin American companies in the telecommunications, automotive, manufacturing, engineering and construction industries

•  Expertise in the management of infrastructure assets and international business, operations and finance focused on Latin America

•  Enhanced perspectives on corporate governance, risk management and other issues applicable to public companies

D. SCOTT DAVIS, Retired Chairman and Chief Executive Officer of United Parcel Service, Inc. (UPS)

Years of Service: 11 Age: 65 Board Committees: • Management Development & Compensation Committee Chairperson • Audit

Mr. Davis joined UPS, a leading global provider of package delivery, specialized transportation and logistics services in 1986. He served as the non-Executive Chairman of UPS from September 2014 until May 2016. Prior to his retirement as Chief Executive Officer of UPS, Mr. Davis served as Chairman and Chief Executive Officer from January 1, 2008 to September 2014. Prior to this, he served as Vice Chairman since December 2006 and as Senior Vice President, Chief Financial Officer and Treasurer since January 2001. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting areas. Prior to joining UPS, he was Chief Executive Officer of II Morrow Inc., a developer of general aviation and marine navigation instruments. Mr. Davis is a Certified Public Accountant. He is also a director of Johnson & Johnson. Mr. Davis previously served on the Board of the Federal Reserve Bank of Atlanta (2003-2009), serving as Chairman in 2009, and EndoChoice Holdings (2015-2016).

Specific Qualifications, Attributes, Skills and Experience

•  Significant expertise in management, strategy, finance and operations gained over 25 years at UPS including through senior leadership roles

•  Financial management expertise, including financial reporting, accounting and controls

•  Strong banking experience and a deep understanding of public policy and global economic indicators

•  Extensive experience in the transportation and logistics services industry

Leadership	Industry / Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

4 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Proposal No. 1: Election of Directors > Nominees for Election

LINNET F. DEILY, Former Deputy U.S. Trade Representative and Ambassador

Years of Service: 11 Age: 71 Board Committees: • Corporate Governance & Responsibility Committee Chairperson • Audit

Ms. Deily was Deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization from 2001 to 2005. From 2000 until 2001, she was Vice Chairman of The Charles Schwab Corp. Ms. Deily served as President of the Schwab Retail Group from 1998 until 2000 and President of Schwab Institutional-Services for Investment Managers from 1996 to 1998. Prior to joining Schwab, she was the Chairman of the Board, Chief Executive Officer and President of First Interstate Bank of Texas from 1990 until 1996. She is also a director of Chevron Corporation.

Specific Qualifications, Attributes, Skills and Experience

•  Unique global and governmental perspectives regarding international trade, capital markets, public policy, telecommunications, information services, corporate finance, refinery and petrochemical industries

•  Extensive experience leading international trade negotiations and detailed knowledge and insight into challenges and opportunities related to government relations

•  Significant financial experience through senior leadership roles in banking, brokerage and financial services companies

•  Substantial experience as a Fortune 500 company director

JUDD GREGG, Former Governor and U.S. Senator of New Hampshire

Years of Service: 6 Age: 70 Board Committees: • Corporate Governance & Responsibility • Audit

Senator Gregg has spent over three decades in public office, most recently serving as the United States Senator from the State of New Hampshire from January 1993 until January 2011. During his tenure in the Senate, Senator Gregg served on a number of key Senate Committees including Budget; Appropriations; Government Affairs; Banking, Housing and Urban Affairs; Commerce, Science and Transportation; Foreign Relations; and Health, Education, Labor and Pensions. He has served as the Chairman and Ranking Member of the Health, Education, Labor and Pensions Committee and the Chairman and Ranking Member of the Senate Budget Committee as well as chairman of various sub-committees. Senator Gregg served as a chief negotiator of the Emergency Economic Stabilization Act of 2008 and was the lead sponsor of the Deficit Reduction Act of 2005, and, along with the late Senator Ted Kennedy, co-authored the No Child Left Behind Act of 2001. In March 2010, Senator Gregg was appointed to President Obama’s bipartisan National Commission on Fiscal Responsibility and Reform. From 1989 to 1993, Senator Gregg was the Governor of New Hampshire and prior to that was a U.S. Representative from 1981 to 1989. Senator Gregg was named as Dartmouth College’s first distinguished fellow and he teaches at the college and its graduate schools. He previously served as a director of Intercontinental Exchange, Inc. (2011-2013).

Specific Qualifications, Attributes, Skills and Experience

•  Deep understanding and experience in local, state, national and international issues

•  Extensive experience in government, public policy, financial regulatory reform, banking, tax, capital markets, science, renewable technology and research, environmental protection and conservation, healthcare and foreign policy

•  Significant insight into fiscal affairs, governmental relations, legislative and regulatory issues

CLIVE HOLLICK, Former Chief Executive Officer of United Business Media

Years of Service: 13 Age: 71 Board Committees: • Management Development & Compensation • Retirement Plans

Lord Hollick was Chief Executive Officer of United Business Media and its predecessor companies from 1974 to 2005. United was a London-based, international information, broadcasting, financial services and publishing group. From 2005 to 2010, he was a partner, managing director and adviser to Kohlberg Kravis Roberts & Co., a private equity firm focusing on businesses in the media and financial services sectors. Lord Hollick is a partner of GP Bullhound LLP and a member of the Advisory Board of Jefferies Inc. In addition, Lord Hollick is Chairman of the Economic Affairs Committee of the House of Lords. He previously served as a director of ProSiebenSat. 1 Media AG (2007-2014), Gogo Inc. (2013-2014), The Nielsen Company B.V. (2006-2009), Diageo plc (2001-2011), TRW Inc. (2000-2002) and BAE Systems (1992-1997).

Specific Qualifications, Attributes, Skills and Experience

•  Management expertise and diverse perspective on international and media experience gained through over 30 years as the leader of United Business Media

•  Deep knowledge of public policy and trends in the UK and European markets

•  In-depth understanding of the operating environment in the UK and Europe particularly with respect to information and financial services, broadcasting, publishing and online media, marketing and branding, technology and innovation

•  Substantial experience in mergers and acquisitions in the media and financial services sectors, including in a private equity context

Leadership	Industry / Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 5

Proposal No. 1: Election of Directors > Nominees for Election

GRACE D. LIEBLEIN, Former Vice President—Global Quality of General Motors Corporation (GM)

Years of Service: 4 Age: 56 Board Committees: • Corporate Governance & Responsibility • Management Development & Compensation

Ms. Lieblein served as Vice President, Global Quality of GM, a company that designs, manufactures and markets cars, crossovers, trucks, and automobile parts worldwide from November 2014 to March 2016. Ms. Lieblein served as Vice President, Global Purchasing and Supply Chain from December 2012 to November 2014, the GM Brazil President and Managing Director from June 2011 until December 2012, the GM Mexico President and Managing Director from January 2009 until June 2011 and Vehicle Chief Engineer from October 2004 to January 2009. Ms. Lieblein joined GM in 1978 as a co-op student at the General Motors Assembly Division in Los Angeles and has held a variety of leadership positions at GM in engineering, product development and manufacturing. Ms. Lieblein is also a director of Southwest Airlines Co.

Specific Qualifications, Attributes, Skills and Experience

•  Wide-ranging management and operating experience gained through various executive positions in an extensive career at GM

•  Significant expertise in supply chain management, global manufacturing, engineering, product design and development

•  International business, operations and finance experience gained through senior leadership positions in Brazil and Mexico

GEORGE PAZ, Chairman and Retired Chief Executive Officer of Express Scripts Holding Company (Express Scripts)

Years of Service: 8 Age: 61 Board Committees: • Corporate Governance & Responsibility • Audit Committee Chairperson

Mr. Paz has served as Chairman of the Board of Express Scripts, a pharmacy benefit management company, since May 2006, as Chief Executive Officer from April 2005 to May 2016 and as President from October 2003 to February 2014. He has served as a director of Express Scripts since January 2004. Mr. Paz joined Express Scripts as Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as its Chief Financial Officer following his election as President until April 2004. Mr. Paz is a Certified Public Accountant. He is also a director of Prudential Financial, Inc.

Specific Qualifications, Attributes, Skills and Experience

•  Significant management and finance experience gained through senior leadership positions at Express Scripts

•  Financial expertise, including in tax, financial reporting, accounting and controls

•  Extensive experience in corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulation and employee health benefits

BRADLEY T. SHEARES, Former Chief Executive Officer of Reliant Pharmaceuticals, Inc. (Reliant)

Years of Service: 12 Age: 60 Board Committees: • Management Development & Compensation • Retirement Plans Chairperson

Dr. Sheares served as Chief Executive Officer of Reliant, a pharmaceutical company with integrated sales, marketing and development expertise that marketed a portfolio of branded cardiovascular pharmaceutical products, from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, Dr. Sheares served as President of U.S. Human Health, Merck & Co., Inc. from March of 2001 until July 2006. Prior to that time, he served as Vice President, Hospital Marketing and Sales for Merck’s U.S. Human Health business. Dr. Sheares joined Merck in 1987 as a research fellow in the Merck Research Laboratories and held a wide range of positions within Merck, in business development, sales, and marketing, before becoming Vice President in 1996. He is also a director of The Progressive Corporation and Henry Schein, Inc. Dr. Sheares previously served as a director of IMS Health Incorporated (2009-2010) and Covance Inc. (2009-2015).

Specific Qualifications, Attributes, Skills and Experience

•  Significant management, sales and marketing expertise gained over nearly 20 years in senior leadership roles

•  Extensive experience in healthcare, sales and marketing, advertising and promotion, brand management, research and development, and mergers and acquisitions

•  Deep knowledge of corporate governance issues, complex regulatory and legal issues, and risk management facing public companies in the healthcare, automobile insurance and contract research industries

Leadership	Industry / Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

6 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Proposal No. 1: Election of Directors > Nominees for Election

ROBIN L. WASHINGTON, Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc. (Gilead)

Years of Service: 4 Age: 54 Board Committees: • Audit • Retirement Plans

Ms. Washington joined Gilead, a research-based biopharmaceutical company, as Senior Vice President and Chief Financial Officer in May 2008. In her current role as Executive Vice President and Chief Financial Officer, she oversees Gilead’s Global Finance, Investor Relations and Information Technology organizations. From 2006-2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. Prior to that, Ms. Washington spent nearly 10 years at PeopleSoft, a provider of enterprise application software, where she served in a number of executive positions, most recently in the role of Senior Vice President and Corporate Controller. Ms. Washington is a Certified Public Accountant. She is a director of Salesforce.com Inc. and previously served as a director of Tektronix, Inc. (acquired by Danaher Corporation) (2005-2007) and MIPS Technologies, Inc. (acquired by Imagination Technologies Group PLC) (2008-2013).

Specific Qualifications, Attributes, Skills and Experience

•  Extensive management, operational and accounting experience in the healthcare and information technology industries

•  Financial expertise, including in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets

•  Broad experience on corporate governance issues gained through public company directorships

Leadership	Industry / Global	Financial	Government	Public Company	Risk Management	Technology	Marketing

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 7

Corporate Governance > Board of Directors

CORPORATE GOVERNANCE

Honeywell is committed to strong corporate governance policies, practices and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including the independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Guidelines, among other key governance materials, help guide our Board and management in the performance of their duties and are regularly reviewed by the Board. Our outreach to shareowners on a variety of corporate governance-related topics is also discussed below.

KEY CORPORATE GOVERNANCE DOCUMENTS

Please visit our website at www.honeywell.com (see “Investors/Corporate Governance”) to view the following documents:

•	Corporate Governance Guidelines

•	Code of Business Conduct

•	Board Committees and Charters

•	Charter and By-laws of Honeywell

These documents are available free of charge on our website or by writing to Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950, c/o Vice President and Corporate Secretary.

Honeywell’s Code of Business Conduct applies to all directors, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and employees. Amendments to or waivers of the Code of Business Conduct granted to any of Honeywell’s directors and executive officers will be published on our website.

BOARD OF DIRECTORS

The primary functions of Honeywell’s Board of Directors are:

•	To oversee management performance on behalf of shareowners;

•	To ensure that the long-term interests of the shareowners are being served;

•	To monitor adherence to Honeywell standards and policies;

•	To promote the exercise of responsible corporate citizenship; and

•	To perform the duties and responsibilities assigned to the Board by the laws of Delaware, Honeywell’s state of incorporation.

Board Meetings

The Board of Directors held twelve meetings during 2016. The average attendance at meetings of the Board and Board Committees during 2016 was 98%. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which each such director served.

Board Leadership Structure

In June 2016, we announced that David Cote would step down as CEO on March 31, 2017 and serve as Chairman until the 2018 Annual Meeting of Shareowners. Darius Adamczyk, the current President and Chief Operating Officer and a member of the Board, will become CEO on March 31, 2017. Honeywell’s Corporate Governance Guidelines do not establish a fixed rule as to whether the offices of Chairman and CEO should be vested in the same person or two different people, but rather specify that board leadership structure is best considered as part of the CEO succession planning process. Prior to Mr. Cote’s retirement as Chairman of the Board in April 2018, the Board will determine whether to reinstate a combined CEO/Chairman role or separate them and appoint an independent Chairman.

The Board of Directors believes that the continuation of Mr. Cote’s service as Chairman of the Board until April 2018 is in the best interest of the Company and its shareowners. Mr. Cote possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is well positioned to facilitate a seamless transition to new leadership.

The Board has been actively engaged in the implementation of the CEO succession plan and is focused on ensuring a successful CEO transition. A smooth transition is critical for maintaining a well-functioning company while building on a stellar track record of performance. Mr. Cote, as Chairman, is well positioned to provide leadership continuity as well as advice and guidance to Mr. Adamczyk and the Board during the leadership transition period.

8 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Corporate Governance > Board of Directors

Lead Director

In June 2016, in addition to announcing the CEO transition from Mr. Cote to Mr. Adamczyk, we also took steps to strengthen the Lead Director role. Most importantly, instead of rotating lead directors annually based on seniority, the Board extended the tenure of the Lead Director to two years and made selection of the Lead Director a matter voted on by the Board using formal selection criteria. The Board also expanded the responsibilities of the Lead Director. See chart below for the selection criteria and the enhanced duties and responsibilities of the Lead Director. Based on the selection criteria, the Board elected Mr. Jaime Chico Pardo as the Lead Director to serve through the April 2018 Annual Meeting of Shareowners. The Board elected Mr. Chico Pardo because, in the opinion of the Board, he best meets the Lead Director selection criteria.

Lead Director Selection Criteria

•   Able to commit the time and level of engagement required to fulfill the substantial responsibilities of the role

•   Effective communication skills to facilitate discussions among Board members, including between the non-employee directors and the CEO and Chairman, and engage with key stakeholders

•   Strong rapport with other members of the Board

•   High personal integrity and ethical character

•   Skills and experience broadly in line with Honeywell’s corporate strategy, including, as relevant:

ο  Leadership experience within a large, complex organization

ο  International experience and exposure to a variety of markets

ο  Expertise aligned with key growth initiatives

•   Qualifies as independent, in accordance with the Company’s By-laws and relevant listing standards

Added Lead Director Responsibilities

•   Consult with management about what information is to be sent to the Board

•   Identify key strategic direction and operational issues upon which the Board’s annual core agenda is based

•   Serve as an ex-officio member of each Committee

•   Retain outside professionals on behalf of the Board

•   Perform such other duties as the Board may determine from time to time

Existing Responsibilities

•   Review, and when appropriate, make changes to, Board meeting agendas and schedules

•   Review, and when appropriate, make changes to, Board presentation materials

•   Preside at all executive sessions of the Board where the Chairman is not present

•   Serve as liaison between the Chairman and the independent directors

•   Be available for consultation and direct communications with our shareowners

•   Call meetings of the non-employee directors

Board Practices and Procedures

•	The Board’s Committees—Audit, Corporate Governance and Responsibility, Management Development and Compensation, and Retirement Plans—undertake extensive analysis and review of the Company’s activities in key areas such as financial reporting, risk management, internal controls, compliance, corporate governance, succession planning and executive compensation.

•	The Board and its Committees perform an annual review of the agenda and topics to be considered for each meeting. During that review, each Board and Committee member is free to raise topics that are not on the agenda at any meeting and to suggest items for inclusion on future agendas.

•	Each director is provided in advance written material to be considered at every meeting of the Board and has the opportunity to provide comments and suggestions.

•	The Board and its Committees provide feedback to management, and management is required to answer questions raised by the directors during Board and Committee meetings.

•	Each of the Lead Director and the Chair of the Corporate Governance and Responsibility Committee is permanently empowered and authorized to call special meetings of the Board at any time and for any reason.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 9

Corporate Governance > Board Committees

BOARD COMMITTEES

The Board currently has the following Committees: Audit; Corporate Governance and Responsibility; Management Development and Compensation; and Retirement Plans. Each Committee consists entirely of independent, non-employee directors. Each Committee operates under a written charter which is available on our website at www.honeywell.com (see “Investors/Corporate Governance/Board Committees”).

Committee Membership

The table below lists the current membership of each Committee and the number of Committee meetings held in 2016.

Name	Audit	Corporate Governance and Responsibility	Management Development and Compensation	Retirement Plans
Mr. Ayer		X	X
Mr. Burke	X			X
Mr. Chico Pardo(a)	X	X	X	X
Mr. Davis	X		Chair
Ms. Deily	X	Chair
Mr. Gregg	X	X
Mr. Hollick			X	X
Ms. Lieblein		X	X
Mr. Paz	Chair	X
Dr. Sheares(b)			X	Chair
Ms. Washington	X			X
2016 Meetings	9	4	7	3
(a)	Lead Director and ex officio member of each Committee; Mr. Chico Pardo stepped down as Chair of the Retirement Plans Committee, effective June 27, 2016.
(b)	Dr. Sheares became Chair of Retirement Plans Committee, effective June 28, 2016.

Board Committees and Responsibilities

The primary functions of each of the Board Committees are described below.

Board Committees	Responsibilities

AUDIT COMMITTEE

Committee Chair:

  George Paz*

Additional Committee Members:

Kevin Burke
D. Scott Davis*
Linnet Deily
Judd Gregg
Robin Washington*
Jaime Chico Pardo
  (ex officio member)

*  Audit Committee Financial Expert

Meetings Held in 2016: 9

•   All Members Independent

•   Has oversight responsibility for our independent accountants

See further detailed information following this chart.

•   Appoint (subject to shareowner approval), and be directly responsible for, the compensation, retention and oversight of, the firm that will serve as independent accountants to audit our financial statements and to perform services related to the audit; this includes resolving disagreements between management and the independent accountants regarding financial reporting;

•   Review the scope and results of the audit with the independent accountants;

•   Consider the accountants’ independence;

•   Review with management and the independent accountants, prior to filing, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in Forms 10-K and 10-Q;

•   Consider the adequacy and effectiveness of our internal control over financial reporting and auditing procedures;

•   Review, approve and establish procedures for the receipt, retention and treatment of complaints received by Honeywell regarding accounting, internal control over financial reporting or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•   Review material legal and compliance matters and the effectiveness of the Company’s integrity and compliance program; and

•   Together with the full Board, exercise oversight over management’s enterprise risk management (“ERM”) process and assess whether mitigation strategies for the risks identified through the ERM process are adequate, including for such risks as cybersecurity, import-export compliance and foreign corrupt practices.

10 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Corporate Governance > Board Committees

Board Committees	Responsibilities

CORPORATE GOVERNANCE AND RESPONSIBILITY COMMITTEE

Committee Chair:

  Linnet Deily

Additional Committee Members:

William Ayer
Judd Gregg
Grace Lieblein
George Paz
Jaime Chico Pardo
  (ex officio member)

Meetings Held in 2016: 4

•   All Members Independent

•   Also serves as the Nominating Committee

•   Identify and evaluate potential director candidates and recommend to the Board the nominees to be proposed by the Company for election to the Board;

•   Review and make a recommendation to the Board regarding whether to accept a resignation tendered by a Board nominee who does not receive a majority of votes cast for his or her election in an uncontested election of directors;

•   Review annually and recommend changes to the Corporate Governance Guidelines;

•   Lead the Board in its annual review of the performance of the Board and its Committees;

•   Review policies and make recommendations to the Board concerning the size and composition of the Board, the qualifications and criteria for election to the Board, retirement from the Board, compensation and benefits of non-employee directors, the conduct of business between Honeywell and any person or entity affiliated with a director, and the structure and composition of Board Committees; and

•   Review Honeywell’s policies and programs relating to health, safety and environmental matters, political contributions and lobbying, equal employment opportunity and such other matters, including the Company’s Code of Business Conduct, as may be brought to the attention of the Committee regarding Honeywell’s role as a responsible corporate citizen.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (“MDCC”)

Committee Chair:

  D. Scott Davis

Additional Committee Members:

William Ayer
Clive Hollick
Grace Lieblein
Bradley Sheares
Jaime Chico Pardo
  (ex officio member)

Meetings Held in 2016: 7

•   All Members Independent

•   Administers Honeywell’s executive compensation program

See further detailed information following this chart.

•   Evaluate and approve executive compensation plans, policies and programs, including review and approval of executive compensation-related corporate goals and objectives;

•   Sole authority to retain and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation;

•   Review and approve the individual goals and objectives of the Company’s executive officers;

•   Evaluate the CEO’s performance relative to established goals and objectives and, together with the other independent directors, determine and approve the CEO’s compensation level;

•   Review and determine the annual salary and other remuneration (including incentive compensation and equity-based plans) of all other officers;

•   Review and discuss with management, the Compensation Discussion and Analysis and other executive compensation disclosure included in this proxy statement;

•   Produce the annual Committee Report included in this proxy statement;

•   Review the management development program, including executive succession plans; and

•   Review or take such other action as may be required in connection with the bonus, stock and other benefit plans of Honeywell and its subsidiaries.

Compensation Committee Interlocks And Insider Participation

During fiscal year 2016, all of the members of the MDCC were independent directors, and no member was an employee or former employee of Honeywell. No MDCC member had any relationship requiring disclosure under “Certain Relationships and Related Transactions” on page 19 of this proxy statement. During fiscal year 2016, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the MDCC.

RETIREMENT PLANS COMMITTEE

Committee Chair:

  Bradley Sheares

Additional Committee Members:

Kevin Burke
Clive Hollick
Robin Washington
Jaime Chico Pardo
  (ex officio member)

Meetings Held in 2016: 3

•   All Members Independent

•   Appoint the trustees for funds of the employee pension benefit plans of Honeywell and certain subsidiaries;

•   Review funding strategies;

•   Review investment policy for fund assets; and

•   Oversee members of management that direct the investment of pension fund assets.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 11

Corporate Governance > Board Committees

Board Committee Oversight of Independent Accountants

The Audit Committee seeks to ensure the exercise of appropriate professional skepticism by the independent accountants by reviewing and discussing, among other things, management and auditor reports regarding significant estimates and judgments and the results of peer quality review and PCAOB inspections of the independent accountants. They also review and pre-approve all audit and non-audit services provided to Honeywell by the independent accountants in order to determine that such services would not adversely impact auditor independence and objectivity. The Audit Committee also holds separate executive sessions at each in-person meeting with representatives of our independent accountants, and with Honeywell’s Chief Financial Officer and Vice President—Corporate Audit. The Board has determined that Messrs. Paz, Burke, and Davis, and Mses. Deily and Washington satisfy the “accounting or related financial management expertise” requirements set forth in the NYSE listing standards, and has designated each of Mr. Paz, Mr. Davis and Ms. Washington as the Securities and Exchange Commission (“SEC”) defined “audit committee financial expert.” See page 78 for the Audit Committee Report.

Board Committee Retention of the Outside Compensation Consultant

The Management Development and Compensation Committee (“MDCC”) has sole authority to retain a compensation consultant to assist the MDCC in the evaluation of director, CEO or senior executive compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the MDCC is directly responsible for approving the consultant’s compensation, evaluating its performance, and terminating its engagement. Under the MDCC’s established policy, its consultant cannot provide any other services to Honeywell. Since October 2009, the MDCC has retained Pearl Meyer (“PM”) as its independent compensation consultant.

The MDCC regularly reviews the services provided by its outside consultants and performs an annual assessment of the independence of its compensation consultant to determine whether the compensation consultant is independent. The MDCC conducted a specific review of its relationship with PM in 2016, and determined that PM is independent in providing Honeywell with executive compensation consulting services and that PM’s work for the MDCC did not raise any conflicts of interest, consistent with SEC rules and NYSE listing standards.

In making this determination, the MDCC reviewed information provided by PM on the following factors:

•	Any other services provided to Honeywell by PM;

•	Fees received by PM from Honeywell as a percentage of PM’s total revenue;

•	Policies or procedures maintained by PM to prevent a conflict of interest;

•	Any business or personal relationship between the individual PM consultants assigned to the Honeywell relationship and any MDCC member;

•	Any business or personal relationship between the individual PM consultants assigned to the Honeywell relationship, or PM itself, and Honeywell’s executive officers; and

•	Any Honeywell stock owned by PM or the individual PM consultants assigned to the Honeywell relationship.

In particular, the MDCC noted that PM did not provide any services to the Company or its management other than service to the MDCC, and its services were limited to executive compensation consulting. Specifically, it does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resources outsourcing. The MDCC will continue to monitor the independence of its compensation consultant on a periodic basis.

PM compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Honeywell and its “Compensation Peer Group” (see pages 40-41 of this proxy statement for further detail regarding the Compensation Peer Group) and analyzes the relative performance of Honeywell and the Compensation Peer Group with respect to stock performance and the financial metrics generally used in the programs. PM also provides information regarding emerging trends and best practices in executive compensation. In addition to information compiled by PM, the MDCC also reviews general survey data compiled and published by third parties. Neither the MDCC nor Honeywell has any input into the scope of or the companies included in these third-party surveys.

While the MDCC reviews information provided by PM regarding compensation paid by the Compensation Peer Group, as well as third-party survey data, as a general indicator of relevant market conditions, the MDCC does not target a specific competitive position relative to the market in making its compensation determination.

PM reports to the MDCC Chair, has direct access to MDCC members, attends MDCC meetings either in person or by telephone, and meets with the MDCC in executive session without management present.

12 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Corporate Governance > Board’s Role in Risk Oversight

Compensation Input From Senior Management

The MDCC considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers.

As part of Honeywell’s annual planning process, the CEO, CFO and Senior Vice President-Human Resources, Procurement and Communications develop targets for Honeywell’s incentive compensation programs and present them to the MDCC. These targets are reviewed by the MDCC to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO recommends base salary adjustments and cash and equity incentive award levels for Honeywell’s other executive officers. These recommendations are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives) together with a review of supplemental performance measures and prior compensation levels relative to performance.

Each year, the CEO presents to the MDCC and the full Board his evaluation of each executive officer’s contribution and performance over the past year, strengths and development needs and actions, and reviews succession plans for each of the executive officers.

BOARD’S ROLE IN RISK OVERSIGHT

While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight. Relevant Board Committees review specific risk areas, as enumerated below, and report on their deliberations to the Board. The full Board oversees risk in several ways. Through regular updates on the financial and operating results of Honeywell, as well as the annual operating and five-year strategic plans of each Strategic Business Unit (“SBG”), management provides the Board with management’s view of the key commercial and strategic risks faced by each business unit. During those presentations, the Board is able to provide management with feedback on whether management has identified the key risks and is taking appropriate actions to mitigate risk. In addition, management reports to the Board and each Committee periodically on specific, material risks as they arise or as requested by individual Board members. Annually, management reports to the Audit Committee and full Board on its Enterprise Risk Management or ERM program. These presentations are designed to provide full visibility into the risks facing Honeywell and how management is mitigating risk, thereby enabling the Board to effectively exercise its oversight function. Through its ERM program, management identifies the most significant risks facing the Company and ensures that, where possible, it deploys adequate risk mitigation strategies. Through dialogue with the Board as a whole and individual Board members, the Board provides oversight and guidance to management to ensure that the ERM process identifies the complete universe of risks facing Honeywell and that adequate mitigation steps, where appropriate, are in place.

In 2015, each Board member was interviewed by management to solicit feedback on Honeywell’s ERM process to ensure that the universe of risks and how management ranked those risks in terms of likelihood of occurrence and financial impact were appropriate and realistic. Feedback from the one-on-one interviews with each Board member was presented to the full Board and incorporated in our ERM program and risk mitigation efforts.

The specific risk areas of focus for the Board and each of its Committees are summarized below. In addition, the Audit Committee and the MDCC meet in executive session with key management personnel (for example, the Vice President-Corporate Audit meets in executive session with the Audit Committee) and in certain instances representatives of outside advisors (for example, the Audit Committee regularly meets in executive session with the Company’s independent auditors).

Board/Committee	Primary Areas of Risk Oversight
Full Board

•   General commercial risks such as new product launch, capital spend, raw material price increases, foreign currency fluctuation, diminished customer demand, technology obsolescence, reductions to government spending, and a slowdown in economic growth. Each of the Presidents and CEOs of our SBGs reviews these risks as part of his annual strategic review with the Board of Directors.

•   M&A integration and the M&A competitive landscape

•   Legal risks arising from litigation, intellectual property infringement, health, safety, and environment, regulatory issues such as Foreign Corrupt Practices Act (FCPA), antitrust, conflict minerals, and product liability

•   Cybersecurity including protection of customer and employee data, trade secrets and other proprietary “crown jewel” information, ensuring the security of data on the cloud, persistent threats, and cyber risks associated with our own software products

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Corporate Governance > Director Independence

Audit Committee

•   Cybersecurity including protection of customer and employee data, trade secrets and other proprietary “crown jewel” information, ensuring the security of data on the cloud, persistent threats, and cyber risks associated with our own software products

•   Accounting, controls, and financial disclosure

•   Tax and liquidity management

•   Compliance matters associated with import/export, International Traffic in Arms Regulations (ITAR) and FCPA

•   Certain kinds of employee misconduct

•   Catastrophic risks such as pandemics, natural disasters, and plant accidents

Corporate Governance and Responsibility Committee	• Labor compliance and progress in implementing our diversity goals and objectives • Political contributions and lobbying • Health, safety, environmental, product stewardship and sustainability
Management Development and Compensation Committee	• Senior management succession planning • Executive compensation plans, programs and arrangements
Retirement Plans Committee	• Employee pension and saving plans

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines state that the “Board intends that, at all times, a substantial majority of its directors will be considered independent under relevant NYSE and SEC guidelines.” The Corporate Governance and Responsibility Committee conducts an annual review of the independence of the directors and reports its findings to the full Board.

Based on the report and recommendation of the Corporate Governance and Responsibility Committee, the Board has determined that each of the non-employee nominees standing for election to the Board at the Annual Meeting—Messrs. Ayer, Burke, Chico Pardo, Davis, Gregg, Hollick, Paz, and Sheares and Mses. Deily, Lieblein and Washington—satisfies the independence criteria in the applicable NYSE listing standards and SEC rules (including the enhanced criteria with respect to members of the Audit Committee and the MDCC). Each Board Committee member qualifies as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For a director to be considered independent, the Board must determine that the director does not have any material relationships with Honeywell, either directly as a partner, shareowner or officer of an organization that has a relationship with Honeywell, other than as a director and shareowner. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others.

Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its determinations, including the following:

•	No non-employee director or nominee receives any direct compensation from Honeywell other than under the director compensation program described on pages 16-19 of this proxy statement.

•	No immediate family member (within the meaning of the NYSE listing standards) of any non-employee director or nominee is an employee of Honeywell or otherwise receives direct compensation from Honeywell.

•	No non-employee director or nominee is affiliated with Honeywell or any of its subsidiaries or affiliates.

•	No non-employee director or nominee is an employee of Honeywell’s independent accountants and no non-employee director or nominee (or any of their respective immediate family members) is a current partner of Honeywell’s independent accountants, or was within the last three years, a partner or employee of Honeywell’s independent accountants and personally worked on Honeywell’s audit.

•	No non-employee director or nominee is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Honeywell.

•	No Honeywell executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.

•	No non-employee director or nominee (or any of their respective immediate family members) is indebted to Honeywell, nor is Honeywell indebted to any non-employee director or nominee (or any of their respective immediate family members).

•	No non-employee director or nominee serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Honeywell.

•	Honeywell has commercial relationships (purchase and/or sale of products and services) with companies at which our directors serve or have served as officers (Mr. Ayer—Alaska Air Group, Mr. Burke—Consolidated Edison, Mr. Davis—UPS, Ms. Lieblein—General Motors, Mr. Paz—Express Scripts, and Ms. Washington—Gilead Sciences). In each case:

(i)	The relevant products and services were provided on terms and conditions determined on an arm’s-length basis and consistent with those provided by or to similarly situated customers and suppliers;

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Corporate Governance > Identification and Evaluation of Director Candidates

(ii)	The relevant director did not initiate or negotiate the relevant transaction, each of which was in the ordinary course of business of both companies; and

(iii)	The combined amount of such purchases and sales was less than 0.8% of the consolidated gross revenues of each of Honeywell and the other company in each of the last three completed fiscal years. This level is significantly below the requirements of the NYSE listing standards for director independence, which uses a 2% of total revenue threshold and applies it to each of purchases and sales rather than the combination of the two.

•	While a non-employee director’s or nominee’s service as an outside director of another company with which Honeywell does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Honeywell and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.

The above information was derived from Honeywell’s books and records and responses to questionnaires completed by the director nominees in connection with the preparation of this proxy statement.

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES

The Corporate Governance and Responsibility Committee (“CGRC”) also serves as the Board’s Nominating Committee. The CGRC consists entirely of independent directors under applicable SEC rules and NYSE listing standards. In this role, they seek individuals qualified to become directors, evaluate the qualifications of individuals suggested or nominated by third parties, including shareowners (and recommend actions if needed), and recommend to the Board the nominees to be proposed by Honeywell for election to the Board. The CGRC considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.

The CGRC considers director candidates suggested by its members, other directors, senior management and shareowners. The CGRC has, from time to time, retained, at Honeywell’s expense, a search firm to identify potential director candidates. The CGRC is also authorized to retain other external advisors for specific purposes, including performing background reviews of potential candidates. The search firm retained by the CGRC has been provided guidance as to the particular experience, skills and other characteristics that the Board is seeking. The CGRC has delegated responsibility for day-to-day management and oversight of the search firm engagement to Honeywell’s Senior Vice President—Human Resources, Procurement and Communications.

Preliminary interviews of director candidates are conducted by either the Chairman of the CGRC or, at his or her request, any other member of the CGRC, the Chairman of the Board and/or a representative of the retained search firm. Background material about the director candidates is distributed to the CGRC members for their review. Director candidates that are determined to merit further consideration are interviewed by other CGRC members, directors and key senior management personnel as determined by the CGRC Chairman. The CGRC then considers these interview results in its deliberations.

The CGRC annually reviews with the Board the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity, and to constructively challenge management through their active participation and questioning. In particular, the CGRC seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of Honeywell’s businesses. The CGRC conducts regular reviews of current directors in light of the considerations described above and past contributions to the Board.

OUR COMMITMENT TO BOARD DIVERSITY

While Honeywell’s Corporate Governance Guidelines do not prescribe a diversity policy or standards, as a matter of practice, the CGRC is committed to enhancing both the diversity of the Board itself and the perspectives and values that are discussed in Board and Committee meetings. Our current Board composition reflects this approach and the Board’s commitment to diversity.

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Corporate Governance > Director Orientation and Continuing Education

BOARD TENURE

We believe that electing directors with a mix of tenures facilitates effective Board oversight. Hence, careful consideration is made to achieve the appropriate balance. Directors with many years of service to Honeywell provide the Board with a deep knowledge of our Company, while newer directors lend fresh perspectives.

Shareowners wishing to recommend a director candidate to the CGRC for its consideration should write to the CGRC, in care of Vice President and Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the above criteria. Shareowners wishing to nominate a director should follow the procedures set forth in the Company’s By-laws and described under “Director Nominations” on page 88 of this proxy statement.

This year, one director is proposed for nomination to the Board of Directors that has not previously been nominated for election to the Board by the shareowners, Mr. Darius Adamczyk. Mr. Adamczyk was elected to the Board by its directors effective December 9, 2016 and will succeed Mr. Cote as Honeywell’s CEO on March 31, 2017. Mr. Adamczyk is currently Honeywell’s President and Chief Operating Officer, a position he will continue to hold until he succeeds Mr. Cote as CEO.  Mr. Adamczyk will not serve on any of the Committees of the Board of Directors.

Honeywell did not receive any recommendation of a director candidate from a shareowner, or group of shareowners, that beneficially owned more than 3% of Honeywell’s common stock (“Common Stock”) for at least three years as of the date of recommendation.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

As part of Honeywell’s director orientation program, new directors participate in one-on-one introductory meetings with Honeywell business and functional leaders and are given presentations by members of senior management on Honeywell’s strategic plans, financial statements and key issues, policies and practices. Directors may enroll in director continuing education programs at Honeywell’s expense on corporate governance and critical issues associated with a director’s service on a public company board. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our SBGs. The Board also periodically participates in site visits to Honeywell’s facilities.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Honeywell has no specific policy regarding director attendance at its Annual Meeting of Shareowners. Generally, however, Board and Committee meetings are held immediately preceding and following the Annual Meeting of Shareowners, with directors attending the Annual Meeting. All of the directors attended last year’s Annual Meeting of Shareowners.

DIRECTOR COMPENSATION

The CGRC reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Honeywell receive no compensation for service on the Board. Honeywell’s director compensation program is designed to enable continued attraction and retention of highly qualified directors and is designed to address the time, effort, expertise and accountability required of active Board membership.

Annual Compensation

In general, the CGRC and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and shareowners and, by vesting over time, to create an incentive for continued service on the Board.

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Corporate Governance > Director Compensation

Board of Directors’ Annual Compensation
Board Retainer	$100,000
Lead Director	$35,000 per annum
Board Committee Membership	$10,000 for each Board Committee membership ($15,000 for members of the Audit Committee). Board Committee Chairs receive an additional cash retainer of $20,000.

Common Stock Equivalents

These amounts are credited annually but payment is deferred until termination of Board service. Payments are made in cash, as either a lump sum or in equal annual installments.

At the commencement of each year, $60,000 in Common Stock equivalents is automatically credited to each director’s account in the Deferred Compensation Plan for Non-Employee Directors. Dividend equivalents are credited with respect to these amounts.

Annual Equity Grants

Stock options vest in equal annual installments over the four years following the grant date. The options also become fully vested at the earliest of the director’s retirement from the Board on or after the mandatory retirement age set by the Board and in effect on the date of grant (currently age 72), death, disability or change in control, as set forth in the 2016 Stock Plan for Non-Employee Directors of Honeywell (the “Non-Employee Director Plan”) and the relevant award agreements.

The RSUs will vest on the earliest of the third anniversary of the date of grant, the director’s death or disability, or change in control.

Each non-employee director receives an annual equity grant with a target value of $100,000 consisting of 50% restricted stock units (“RSUs”) and 50% options to purchase shares of Common Stock at a price per share equal to the fair market value of a share of Common Stock on the date of grant, which is the date of the Annual Meeting of Shareowners.

Deferred Compensation

A non-employee director may elect to defer all or any portion of his or her annual cash retainers and fees, until a specified calendar year or termination of Board service. Compensation is credited to their account in the Deferred Compensation Plan for Non-Employee Directors. Amounts credited either accrue interest (3.64% for 2016) or are valued as if invested in a Honeywell Common Stock fund or one of the other funds available to participants in our employee savings plan. The unit price of the Honeywell Common Stock fund is increased to take dividends into account. In addition to payments at the termination of Board service, upon a change of control, as defined in the Non-Employee Director Plan, a director may receive, pursuant to a prior election, a lump-sum payment for amounts deferred before 2006.

Mr. Chico Pardo participates in the legacy Honeywell Inc. Non-Employee Directors Fee and Stock Unit Plan. The last fee deferral under this plan occurred on December 1, 1999. Since that date, deferred amounts are increased only by dividend equivalents. Payment will be made to the participating director in whole shares of Common Stock following the earlier of a change in control or the director’s termination of Board service for any reason, in one payment or annual installments, as elected by the director.

Other Benefits

Non-employee directors are also provided with $350,000 in business travel accident insurance. They are also eligible to elect to receive $100,000 in term life insurance and medical and dental coverage, for themselves and their eligible dependents, which is consistent with similar coverage offered to Honeywell’s active salaried employees. Directors elected to the Board after September 2008 are responsible for paying premiums for term life insurance and medical and dental coverage which they elect to receive. Honeywell also matches, dollar for dollar, any charitable contribution made by a director to any charity, up to a maximum of $25,000 in the aggregate per director, per calendar year. In addition, directors may utilize available Company aircraft for travel to and from Board and Committee meetings.

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Corporate Governance > Director Compensation

Restricted Stock Unit Grant Upon Election to Board

New non-employee directors receive a one-time grant of 3,000 RSUs upon their election to the Board that vest on the earliest of the fifth anniversary of continuous Board service, death, disability or change in control. During this period, the director will receive dividend equivalents that will be automatically reinvested into additional RSUs which vest according to the same schedule as the underlying RSUs to which they relate. The director may defer the receipt of the RSUs on substantially the same terms and conditions as Honeywell officers with respect to new grants of RSUs.

Stock Ownership Guidelines

Director stock ownership guidelines have been adopted under which each non-employee director, while serving as a director of Honeywell, must hold Common Stock (including restricted shares and RSUs and/or Common Stock equivalents) with a market value of at least five times the annual cash retainer (or $500,000). They must hold net gain shares from option exercises for one year. “Net gain shares” means the number of shares obtained by exercising the option, less the number of shares the director sells to cover the exercise price of the options and pay applicable taxes. Directors have five years from election to the Board to attain the prescribed ownership threshold. All current directors have attained the prescribed ownership threshold.

DIRECTOR COMPENSATION—FISCAL YEAR 2016

				Change in Pension
				Value and
				Nonqualified
	Fees			Deferred
	Earned or	Stock	Option	Compensation	All Other
Director Name	Paid in Cash($)(1)	Awards($)(2)(3)	Awards($)(2)(4)	Earnings($)(5)	Compensation($)(6)	Total($)
William Ayer	$180,000	$50,076	$49,998	$0	$25,004	$305,078
Gordon Bethune*	$97,912	$50,076	$49,998	$64,841	$4	$262,831
Kevin Burke	$185,000	$50,076	$49,998	$0	$25,004	$310,078
Jaime Chico Pardo	$225,000	$50,076	$49,998	$0	$26,963	$352,037
D. Scott Davis	$205,000	$50,076	$49,998	$5,352	$1,686	$312,112
Linnet Deily	$205,000	$50,076	$49,998	$0	$33,919	$338,993
Judd Gregg	$185,000	$50,076	$49,998	$0	$3,254	$288,328
Clive Hollick	$180,000	$50,076	$49,998	$5,913	$41,022	$327,009
Grace Lieblein	$180,000	$50,076	$49,998	$0	$5,004	$285,078
George Paz	$205,000	$50,076	$49,998	$0	$25,004	$330,078
Bradley Sheares	$190,000	$50,076	$49,998	$11,253	$26,110	$327,437
Robin Washington	$185,000	$50,076	$49,998	$0	$25,004	$310,078
*	Mr. Bethune retired from the Board at the 2016 Annual Meeting of Shareowners.
(1)	Includes all fees earned, whether paid in cash or deferred under the Deferred Compensation Plan for Non-Employee Directors (including amounts treated as deferred in the Honeywell Common Stock Fund).
(2)	The following table reflects all outstanding stock awards and option awards held at December 31, 2016 by each of the listed individuals. All outstanding stock awards and option awards listed below include adjustments made as a result of the spin-off of Honeywell’s wholly owned subsidiary, AdvanSix Inc. (“AdvanSix”) to holders of record of Honeywell common stock as of September 16, 2016. The spin-off of AdvanSix was effective October 1, 2016. In accordance with the terms of the underlying Stock Incentive Plans, unexercised non-qualified stock options and unvested and deferred restricted stock units were adjusted to preserve their pre-spin-off economic value. Each stock option or stock award was adjusted upward by multiplying the number of shares outstanding before the spin-off by a conversion ratio of 1.005724. Outstanding stock option exercise prices were adjusted downward on a grant-by-grant basis, by dividing the exercise price before the spin-off by a conversion ratio of 1.005724.

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Corporate Governance > Certain Relationships and Related Transactions

	Outstanding Stock Awards at	Outstanding Option
Director Name	12/31/16	Awards at 12/31/16
Mr. Ayer	4,108	6,168
Mr. Burke	1,392	24,645
Mr. Chico Pardo	1,392	39,729
Mr. Davis	1,392	29,673
Ms. Deily	1,392	29,673
Mr. Gregg	1,392	19,617
Mr. Hollick	1,392	34,701
Ms. Lieblein	4,670	11,647
Mr. Paz	1,392	29,673
Dr. Sheares	1,392	24,645
Ms. Washington	4,652	11,647
(3)	The amounts set forth in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The fair value of each stock award is estimated on the date of grant by averaging the high and low of the Company’s stock price on the day of grant. Stock awards of 440 shares were made to non-employee directors in April 2016 with a value of $113.81 per share.
(4)	The amounts set forth in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Option awards of 3,121 shares were made to non-employee directors in April 2016 with a Black-Scholes value of $16.02 per share. A more detailed discussion of the assumptions used in the valuation of option awards made in fiscal year 2016 may be found in Note 18 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2016.
(5)	Amounts included in this column reflect above-market earnings on deferred compensation. Amounts invested in cash under the Deferred Compensation Plan for Non-Employee Directors are credited with the same rate of interest that applies to executives under the Honeywell Salary and Incentive Award Deferral Plan for Selected Employees. Deferrals for the 2006 plan year and later earn a rate of interest, compounded daily, based on the Company’s 15-year cost of borrowing. The rate is subject to change annually. For 2016, this rate was 3.64%, and is set at 2.69% for 2017. Deferrals for the 2005 plan year earn a rate of interest, compounded daily, which was set at an above-market rate before the beginning of the plan year and is subject to change annually. Deferrals for the 2004 plan year and prior plan years earn a rate of interest, compounded daily, that was set at an above-market rate before the beginning of each plan year. This rate is fixed until the deferral is distributed.
(6)	See “Director Compensation—Other Benefits” above for a description of the items included in the All Other Compensation column for 2016. Honeywell matched charitable contributions in the amounts of:

Matched Charitable
Director Name	Contributions
Mr. Ayer	$25,000
Mr. Burke	$25,000
Mr. Chico Pardo	$25,000
Ms. Deily	$25,000
Mr. Gregg	$3,250
Mr. Hollick	$25,000
Ms. Lieblein	$5,000
Mr. Paz	$25,000
Dr. Sheares	$25,000
Ms. Washington	$25,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Applicable Policies and Procedures

Honeywell has written policies and procedures for approval or ratification of related person transactions. Article EIGHTH of Honeywell’s Amended and Restated Certificate of Incorporation provides that a related or interested party transaction shall not be void or voidable if such transaction is duly authorized or ratified by a majority of the disinterested members of the Board of Directors. Consistent with SEC rules, a related or interested party transaction includes a transaction between the Company and a director, director nominee or executive officer of the Company or a beneficial owner of more than 5% of the Company’s Common Stock or any of their respective immediate family members. Furthermore, the Honeywell Code of Business Conduct requires that each director and executive officer report to the Board of Directors on an ongoing basis any relationship or transaction that may create or appear to create a conflict between the personal interests of those individuals (or their immediate family members) and the interests of the Company. A conflict, or appearance of a conflict, might arise, for

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Stock Ownership Information > Five Percent Owners of Company Stock

example, by accepting gifts or loans from a current or potential customer, supplier or competitor, owning a financial interest in, or serving in a business capacity with, an outside enterprise that competes with or does or wishes to do business with, the Company, serving as an intermediary for the benefit of a third party in transactions involving the Company or using confidential Company information or other corporate assets for personal profit.

If a conflict of interest or related party transaction is of a type or a nature that falls within the scope of oversight of a particular Board Committee, it is referred to that Committee for review. The Board or the responsible Committee must review any potential conflict and determine whether any action is required. This includes whether to authorize, ratify or direct the unwinding of the relationship or transaction under consideration, as well as ensure that appropriate controls are in place to protect Honeywell and its shareowners. In making that determination, the Board or responsible Committee considers all relevant facts and circumstances, such as:

•	The benefits of the transaction to Honeywell;

•	The terms of the transaction and whether they are arm’s-length and in the ordinary course of the Company’s business;

•	The direct or indirect nature of the related person’s interest in the transaction;

•	The size and expected term of the transaction; and

•	Other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Each director and officer also completes and signs a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Honeywell. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations.

Related Person Transactions

The Honeywell ADI business leases its administrative office building in Melville, New York at a current rent of approximately $1,066,240 per year. After ADI entered into this lease, the property was acquired by a partnership known as “New Island Holdings.” There have been no material amendments to the lease since the property was acquired by New Island Holdings. Both Mr. Roger Fradin and Mr. Andreas Kramvis, each a former Vice Chairman, are limited partners in New Island Holdings, holding 12% and 9% ownership interests, respectively. The limited partners of New Island Holdings receive distributions based on total lease payments generated from the portfolio of buildings that the partnership owns, less applicable mortgage and other expenses.

Mr. John Cote, the son of Mr. David Cote, is the founder and chief executive officer of Industrial Inspection & Analysis, Inc. (“IIA”) which acquired QC Group, LLC in November 2015. Mr. J. Cote is the manager of QC Group which provides metrology/dimensional inspection services to one of Honeywell’s businesses as part of Honeywell’s quality control processes. The services are provided on terms and conditions determined on an arm’s-length basis. QC Group received approximately $600,000 from Honeywell in 2016 for payment of services. QC Group and Honeywell entered into the services arrangement prior to Mr. J. Cote’s involvement with QC Group. IIA, as the ultimate parent of QC Group, receives distributions based on the total revenues generated from QC Group’s inspection services, and Mr. J. Cote, the majority owner of IIA, receives distributions from IIA based on the total revenues generated from IIA’s portfolio of companies.

STOCK OWNERSHIP INFORMATION

FIVE PERCENT OWNERS OF COMPANY STOCK

The following table lists information about those holders known to Honeywell to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of December 31, 2016.

			Percent of
	Number of		Common Stock
Name and Complete Mailing Address	Shares		Outstanding
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	46,875,180	(1)	6.15%
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	43,697,040	(2)	5.7%
(1)	The Vanguard Group and certain related entities have sole voting power in respect of 1,171,785 shares and sole dispositive power in respect of 45,575,165 shares.
(2)	BlackRock, Inc. has sole voting power in respect of 37,290,644 shares and sole dispositive power in respect of 43,697,040 shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists information as of February 24, 2017 about the beneficial ownership of Common Stock by each director or director nominee, each executive officer named in the Summary Compensation Table, and by all directors (including nominees) and executive officers of Honeywell as a group. Except as otherwise noted, the individuals listed in the following table have the sole power to vote or transfer the shares reflected in the table.

	Components of Beneficial Ownership (Number of Shares)
Name(1)	Common Stock Beneficially Owned	Right To Acquire(2)	Other Stock-Based Holdings(3)	Total Number of Shares(4)
William S. Ayer	0	1,514	1,780	3,294
Kevin Burke	12,747	19,374	7,815	39,936
Jaime Chico Pardo	32,650	34,458	30,949	98,057
David M. Cote	514,636	5,707,479	890,262	7,112,377
D. Scott Davis	15,970	24,402	16,029	56,401
Linnet F. Deily	4,269	24,402	14,274	42,945
Judd Gregg	7,571	14,346	9,696	31,613
Clive Hollick	4,219	29,430	21,569	55,218
Grace D. Lieblein	540	6,376	4,857	11,773
George Paz	5,540	24,402	10,263	40,205
Bradley T. Sheares	3,268	19,374	18,076	40,718
Robin L. Washington	540	6,376	5,805	12,721
Thomas A. Szlosek	36,135	406,047	48,743	490,925
Darius Adamczyk	15,354	426,926	1,763	444,043
Timothy O. Mahoney	73,020	1,038,407	52,311	1,163,738
Krishna Mikkilineni	87,370	495,817	1,726	584,913
All directors, nominees and executive officers as a group, including the above-named persons (22 people)	1,063,474	9,684,623	1,148,462	11,896,559

(1)	c/o Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey 07950.
(2)	Includes shares which the named individual or group has the right to acquire through the exercise of vested stock options, and shares which the named individual or group has the right to acquire through the vesting of performance shares, RSUs and stock options within 60 days of February 24, 2017.
(3)	Includes shares and/or share-equivalents in deferred accounts, as to which no voting or investment power exists.
(4)	The total beneficial ownership for any individual is less than 1% and the total for the group is approximately 1.56% of the shares of Common Stock outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based on the information available to us during fiscal year 2016, we believe that all applicable Section 16(a) filing requirements were met on a timely basis.

SEC FILINGS AND REPORTS

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at www.honeywell.com under the heading “Investor Relations” (see “SEC Filings & Reports”) immediately after they are filed with or furnished to the SEC.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Honeywell takes seriously its commitment to corporate social responsibility, protection of our environment, and creation of Sustainable Opportunity everywhere it operates.

Honeywell’s Sustainable Opportunity policy is based on the principle that by integrating health, safety, and environmental considerations into all aspects of its business, Honeywell:

•	Protects its people and the environment;

•	Achieves sustainable growth and accelerated productivity;

•	Drives compliance with all applicable regulations; and

•	Develops the technologies that expand the sustainable capacity of our world.

Nearly 50% of Honeywell’s product portfolio is linked to energy efficiency.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 21

Sustainability and Corporate Responsibility > Highlights of Our Environmental and Safety Goals and Achievements

HIGHLIGHTS OF OUR ENVIRONMENTAL AND SAFETY GOALS AND ACHIEVEMENTS

Program	Achievements

Greenhouse Gas Reduction and Energy Efficiency

Honeywell reports on its global greenhouse gas emissions publicly through the Carbon Disclosure Project and through reports submitted to the U.S. Environmental Protection Agency and the United Kingdom Environmental Agency. A qualified third party has verified Honeywell’s 2011, 2012, 2013, 2014 and 2015 greenhouse gas emission inventories.

•  In 2007, the Company established five-year greenhouse gas and energy efficiency objectives for its internal operations for the period 2007-2011.

•  By the end of 2011, Honeywell had reduced its greenhouse gas emissions by more than 30%, and increased its energy efficiency by more than 20%, in each case, from a 2004 baseline year.

•  To sustain this progress, Honeywell set an additional public commitment to reduce its greenhouse gas emissions per dollar of revenue from our 2011 level by an additional 15% by 2017.

•  We met this goal three years early and, in 2015, set an additional goal at an event at the U.S. Department of Energy: by 2019 Honeywell will reduce its greenhouse gas emissions per dollar of revenue from our 2013 level by an additional 10%.

Water Honeywell has developed a global inventory of water usage in its manufacturing operations.

•  In 2013, the Company implemented water conservation projects at sites that are significant water consumers in areas that are experiencing “water stress” as defined by the World Resources Institute.

•  The Company implemented additional water conservation projects in these areas in 2014, 2015 and 2016.

Safety

Honeywell utilizes a comprehensive Health, Safety, Environment, Product Stewardship and Sustainability (“HSEPS”) Management System based on recognized third-party standards, including ISO 14001 and OHSAS 18001, and industry best practices. The management system is fully integrated into the Honeywell Operating System, which drives continuous sustainable operational improvement. Compliance with standards and regulatory requirements is monitored through a Company-wide, HSEPS-led audit process. The timely development and implementation of process improvements and corrective action plans are closely monitored.

•  We maintain a Company-wide global Total Case Incident Rate (the number of occupational injuries and illnesses per 100 employees) of less than half of the combined U.S. averages of the industries in which we operate, based on data from the Bureau of Labor Statistics.

•  Honeywell has received worker safety awards from governments and organizations around the world.

Health, Safety, Environment, Product Stewardship and Sustainability Management System

Honeywell’s Health, Safety, Environment, Product Stewardship and Sustainability matters are managed by a global team of trained professionals with extensive knowledge and hundreds of years of collective experience in occupational health, chemistry, hydrology, geology, engineering, safety, industrial hygiene, materials management and energy efficiency.

Honeywell’s Vice President of HSEPS reports to the Company’s Senior Vice President and General Counsel and has overall responsibility for HSEPS programs. A Corporate Energy & Sustainability Team, led by the Vice President of HSEPS, the Vice President of Global Real Estate and the Director of Sustainability, helps drive the Company’s sustainability goals. Progress on these goals is reported to Honeywell’s CEO on a monthly basis and is reviewed with the Board’s Corporate Governance and Responsibility Committee at least annually.

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Political Contributions and Activities

Honeywell’s Integrity and Compliance program

Honeywell’s Integrity and Compliance program reflects our vision and values and helps our employees, representatives, contractors, consultants, and suppliers comply with a high standard of business conduct globally. At the core of the Integrity and Compliance program is the Company’s Code of Business Conduct (the “Code”) that applies across the Company in all businesses and in all countries. All employees are required to complete Code of Business Conduct training and certify that they will comply with the Code. In addition, managers and executives certify on an annual basis that they will act in accordance with the Code.

The Code is a baseline set of requirements that enables employees to recognize and be aware of how to report integrity, compliance, and legal issues. In addition, the Code outlines our pledge to recognize the dignity of each individual, respect each employee, provide compensation and benefits that are competitive, promote self-development through training that broadens work-related skills, and value diversity of perspectives and ideas. The Code provides guidance and outlines expectations in a number of key integrity and compliance areas, including how employees should treat each other, conflicts of interest, HSEPS, books and records, anti-corruption and proper business practices, trade compliance, insider trading, data privacy, respect for human rights, and the appropriate use of information technology and social media.

In addition to the Code, Honeywell’s Integrity and Compliance program provides comprehensive training on key compliance topics, develops training scenarios, provides mechanisms for employees and third parties to report concerns, and ensures timely and fair reviews of integrity and compliance concerns.

Honeywell Hometown Solutions

Honeywell demonstrates its commitment to corporate social responsibility and community involvement through Honeywell Hometown Solutions, which focuses on five important societal needs that align with Honeywell’s culture, products and people: safety and security, housing and shelter, math and science education, habitat and conservation, and humanitarian relief.

These programs have delivered significant and meaningful results in communities around the world, including:

•	Teaching parents and children potentially life-saving lessons to help avoid abduction and preventable childhood injuries;

•	Repairing homes and community centers for low-income families, the elderly and the disabled;

•	Offering academic opportunities that inspire students to pursue careers in science, technology, engineering and math (STEM), and providing teachers with new and innovative techniques to teach STEM education;

•	Partnering with environmental organizations to provide students with unique learning opportunities and teaching tools for educators to promote environmental science in the classroom; and

•	Helping Honeywell employees and communities recover from natural disasters such as Hurricanes Matthew and Sandy along the eastern seaboard of the U.S., wildfires in Alberta, Canada, and Colorado Springs, flooding in Louisiana, Super Typhoon Haiyan in the Philippines, the Great Japan Earthquake and Tsunami, and earthquakes in Mexico, Haiti and China.

For more information about our sustainability and corporate citizenship programs, please visit our website at www.honeywell.com, and Corporate Citizenship at http://citizenship.honeywell.com/.

POLITICAL CONTRIBUTIONS AND ACTIVITIES

Engagement in the political process is critical to our success. Our future growth depends on forward-thinking legislation and regulation that makes society safer and more energy efficient and improves public infrastructure. We strive to always engage responsibly in the political process and to ensure that our participation is fully consistent with all applicable laws and regulations, our principles of good governance, and our high standards of ethical conduct.

We have developed a strong team of government relations professionals based in Washington, D.C. that drive our lobbying programs and initiatives. Our government relations organization is led by a Senior Vice President, Global Government Relations. Members of the government relations organization work from a global network of offices.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 23

Shareowner Outreach and Engagement

MANAGEMENT AND BOARD OVERSIGHT

The law department oversees our lobbying activities. The Senior Vice President, Global Government Relations reports to the Company’s Senior Vice President and General Counsel (“General Counsel”) and also works closely with the Vice President, Global Compliance whose organization ensures compliance with our political spending policy. The General Counsel, Senior Vice President, Global Government Relations and Vice President, Global Compliance meet regularly with the Chairman and Chief Executive Officer and his leadership team about legislative, regulatory and political developments.

With respect to Board of Directors oversight, our public policy efforts, including all lobbying activities, political contributions and payments to trade associations and other tax-exempt organizations, is the responsibility of the Corporate Governance and Responsibility Committee (“CGRC”), which consists entirely of independent, non-employee directors. Each year the CGRC receives an annual report on the Company’s policies and practices regarding political contributions. The CGRC’s oversight of our political activities ensures compliance with applicable law and alignment with our policies and our Code of Business Conduct. In addition, each year the Senior Vice President, Global Government Relations reports to the full Board of Directors on our global lobbying and government relations program.

POLITICAL CONTRIBUTIONS

We have not made any political contributions using corporate funds since at least 2009 and have no present intention of making such political contributions in the future. Even before 2009, any such contributions were extremely rare and for minimal amounts of less than $5,000.

In 2013, we revised and expanded our disclosure on our policy and procedures for political activity and contributions. This disclosure is available on Honeywell’s website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

In 2016, the Center for Political Accountability (“CPA”), a non-profit, non-partisan organization, assessed our disclosure for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability (“CPA-Zicklin Index”). The CPA-Zicklin Index measures the transparency, policies, and practices of the S&P 500. Our enhanced disclosure on political lobbying and contributions ranked us in the “First Tier” of the 2016 CPA-Zicklin Index for the third year in a row. Our enhanced disclosure was also influenced by feedback received from our largest shareowners during our shareowner outreach initiative where we met with shareowners to discuss their views on several topics, including Honeywell’s disclosure on lobbying and political contributions.

For additional detail on Honeywell’s policies and processes on political contributions and lobbying, please see our response to Shareowner Proposal Number 6 on pages 82-84.

SHAREOWNER OUTREACH AND ENGAGEMENT

Understanding the issues that are important to our shareowners is critical in ensuring that we address their interests in a meaningful and effective way. It is also a tenet of good governance. In that light, we engage with our shareowners on a regular basis to discuss a range of topics including our performance, strategy, risk management, executive compensation, and corporate governance. We recognize the value of taking our shareowners’ views into account. Dialogue and engagement with our shareowners helps us understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations.

Our shareowner and investor outreach includes investor road shows, analyst meetings, and investor conferences. We also communicate with shareowners and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. We hold conference calls for our quarterly earnings releases and other major corporate events which are open to all. These calls are available in real time and as archived webcasts on our website.

Our Chairman and CEO, Chief Operating Officer, Chief Financial Officer, Vice President of Investor Relations and other senior management meet periodically with investors to discuss Honeywell’s strategy, financial and business performance and to update investors on key developments. Our Lead Director and the Chair of the Management Development and Compensation Committee met with a significant number of our largest shareowners in 2016 to discuss a range of issues including executive compensation and corporate governance.

24 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Shareowner Outreach and Engagement > Governance and Compensation Outreach

GOVERNANCE AND COMPENSATION OUTREACH

In the Summer/Fall of 2016, outreach invitations were sent to our 32 largest shareowners (representing approximately 45% of the shares outstanding) and direct meetings were held with investors holding approximately one-third of the shares outstanding. Among the specific matters we discussed were the following:

•   Review of our CEO succession plan, the CEO transition from David Cote to Darius Adamczyk and the retention of Mr. Cote as Chairman through the 2018 Annual Meeting of Shareowners.

•   Changes to our Lead Director role to formalize selection criteria and expand the duties and responsibilities of the Lead Director. We also discussed shareowner views on separation of the roles of Chairman of the Board and Chief Executive Officer. See “Board Leadership Structure” and “Lead Director” on pages 8-9 and “Proposal No. 5: Independent Board Chairman” on pages 80-82. Opinions expressed by shareowners profoundly affected our decision to enhance our Lead Director role.

•   Modifications to our executive compensation program based on shareowner feedback. See “Engagement with Shareowners on Compensation” on page 36.

•   An update on our recent segment realignment in which we separated one of our reporting segments, ACS into two new segments, HBT and SPS. See “Executive Summary” on page 28.

COMMUNICATING WITH MANAGEMENT AND IR

Our Investor Relations department is the primary point of contact for shareowner interaction with Honeywell. Shareowners should write to or call:

Mark Macaluso

Vice President, Investor Relations

Honeywell

115 Tabor Road, Morris Plains, NJ 07950

Phone: +1 (973) 455-2222

Visit our website at www.honeywell.com

We encourage our shareowners to visit the Investors section of our website for more information on our investor relations and corporate governance programs.

PROCESS FOR COMMUNICATING WITH BOARD MEMBERS

Shareowners, as well as other interested parties, may communicate directly with the Lead Director for an upcoming meeting, the non-employee directors as a group, or individual directors by writing to:

Honeywell
c/o Vice President and Corporate Secretary
115 Tabor Road
Morris Plains, NJ 07950

Honeywell’s Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product or service related inquires; junk mail or mass mailings; resumes or other job-related inquires; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 25

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we review the objectives and elements of Honeywell’s executive compensation program, its alignment with performance and the 2016 compensation decisions regarding our Named Executive Officers.

26 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Proposal No. 2: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

Proposal No. 2: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

We are seeking a non-binding vote from our shareowners as to the frequency with which shareowners should have an opportunity to provide an advisory approval of our executive compensation program. Under the Dodd-Frank Act, every six years the Company is required to seek a non-binding advisory shareowner vote regarding the frequency of the submission to shareowners of an advisory vote to approve executive compensation. The Dodd-Frank Act specifies that shareowners be given the opportunity to vote on executive compensation every one, two or three years or abstain. For the reasons described below, we recommend that our shareowners select a frequency of one year (i.e., annually). Starting with our annual meeting held in 2011, we have held annual votes on executive compensation.

The Board believes that an annual advisory vote on executive compensation is consistent with having a regular dialogue with our shareowners on corporate governance matters, including executive compensation. An annual shareowner vote allows our shareowners to provide us with direct and immediate feedback regarding the effectiveness of our compensation programs, and provides our Board and compensation committee with the opportunity to consider shareowner views as part of its regular compensation review.

We therefore request that our shareowners select “1 Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote and, consistent with our record of shareowner engagement, take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

Your Board of Directors unanimously recommends a vote for the option of “1 Year” on the frequency of future advisory votes on executive compensation.

Proposal No. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Honeywell seeks a non-binding advisory vote from its shareowners to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning on page 26 and the Compensation Tables section beginning on page 60. This vote is commonly known as “Say-on-Pay”.

We have made some significant modifications to our compensation programs in part as a result of feedback we received from our shareowners after our 2016 Annual Meeting. We encourage you to read the Compensation Discussion and Analysis and Compensation Table sections to learn more about our executive compensation programs and policies and the changes we are making. The Board believes that its 2016 compensation decisions and our executive compensation programs align the interests of shareowners and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of near-term and long-term objectives.

This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the Named Executive Officers. Because the Say-on-Pay vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

The Board has adopted a policy of providing for an annual Say-on-Pay vote. As required by the executive compensation rules of the Securities and Exchange Commission, in Proposal 2 of this proxy statement, we are requesting that shareowners vote on the frequency of the Say-on-Pay vote and recommend that shareowners continue to support an annual Say-on-Pay vote to approve executive compensation.

The Board recommends that shareowners vote in favor of the following resolution:

“RESOLVED, that the Company’s shareowners approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Shareowners pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

Your Board of Directors unanimously recommends a vote FOR this proposal.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 27

Executive Compensation > Executive Summary

EXECUTIVE SUMMARY

In 2016, Honeywell once again successfully balanced short-term financial performance and long-term value creation for our shareowners. In terms of comparing our 2016 financial results to our compensation peer group:

•	We grew reported revenue 1.9%, whereas median reported revenues among our compensation peer group declined 0.9%.

•	Our net income(1) increased 6.4%, whereas the median net income among our compensation peer group increased only 2.0%.

•	We grew EPS(1) 8.2%, whereas median adjusted EPS growth among our compensation peer group was only 7.4% (despite the fact that compensation peers were more aggressive in their use of share repurchases) and we incurred the following expenses and costs during 2016 that negatively impacted 2016 EPS but which represent investments that create long-term value for our shareowners:

•	$0.24 per share of commercial aerospace original equipment manufacturers (“OEM”) incentive payments by our Aerospace (“Aero”) Strategic Business Group (“SBG”) to secure our position on key air transport and business jet platforms;

•	$0.22 per share of acquisition related amortization expense and integration costs;

•	$0.28 per share representing increased R&D expenditures;

•	$0.09 per share representing increased repositioning expenses that will make our operations more efficient and productive and which we estimate will reduce costs annually by $200-$300 million once fully implemented; and

•	$0.05 per share representing increased depreciation largely attributable to significant capital expenditure investment in high return on investment (“ROI”) projects such as Solstice® refrigerant and UOP catalyst manufacturing capacity.

In 2016 we continued executing on a balanced capital deployment strategy by repurchasing $2.1 billion of our shares, restructuring and refinancing over $8 billion in debt, increasing our dividend rate by 12% and funding high ROI capital projects through $1.1 billion in capital expenditures. 2016 was also notable in terms of the number of transformational events and transactions that will ensure the sustainability of our annual financial performance:

•	We undertook a significant reorganization of our SBGs. In order to better drive top-line growth through customer focus and technological innovation and improve the overall speed of decision-making in the organization, we separated our former Automation and Control Solutions (“ACS”) SBG into two new SBGs: Home and Building Technologies (“HBT”) and Safety and Productivity Solutions (“SPS”). Going forward, we will operate out of four SBGs: Aero, HBT, Performance Materials and Technologies (“PMT”) and SPS.

•	The Board of Directors successfully implemented a CEO and SBG leadership succession plan by designating Darius Adamczyk as Honeywell’s next Chief Executive Officer and Messrs. Terrence Hahn, Rajeev Gautam and John Waldron as the leaders of HBT, PMT and SPS.

•	We continued to improve our portfolio of businesses through the divestiture of the Honeywell Technology Solutions (HTSI) government services business and tax-free spin-off of the former Resins and Chemicals business as AdvanSix Inc. which, based on the trading price of AdvanSix shares on the spin date, represented the transfer to our shareowners of approximately $800 million in value. These transactions demonstrate our commitment to evolving our business portfolio to ensure alignment with our core technology strengths and focus on businesses which offer compelling organic and inorganic growth opportunities.

•	We continued our track record of successful M&A activity by announcing and closing three significant transactions: the $1.5 billion acquisition of Intelligrated, a leader in supply chain and warehouse automation; the $515 million acquisition of Xtralis, a global provider of aspirating smoke detection systems, advanced perimeter security technologies, and video analytics software; and the $347 million acquisition of COM DEV, a leading satellite and space components provider. All told, we have deployed over $8 billion of capital in acquisitions in 2015 and 2016.

(1)	Excluding Pension Mark-To-Market (“MTM”) and 4Q 2016 Debt Refinancing Expenses

OVERVIEW OF EXECUTIVE COMPENSATION

Honeywell’s executive compensation program is designed to motivate and incentivize our executives to deliver sustainable, long-term financial outperformance for our shareowners. In designing our executive compensation plans, the members of the Board’s Management Development and Compensation Committee (“MDCC”) are focused on aligning our goals with the interests of our shareowners. An important part of ensuring this alignment involves engaging with, and listening to, our shareowners. The MDCC also benchmarks our executive compensation programs against a relevant group of peer companies, all of whom would be interested in recruiting our executives.

In recent years, the MDCC has been particularly focused on the need to ensure a smooth transition in the leadership of our Company. On June 28, 2016, we announced that Darius Adamczyk would become Honeywell’s Chief Executive Officer on March 31, 2017. Effective December 9, 2016, Mr. Adamczyk was elected to our Board of Directors reflecting the strength of leadership already demonstrated by Mr. Adamczyk during his tenure as President and Chief Operating Officer and the Board’s confidence in the transition plan and his future performance. Our current Chairman and Chief Executive Officer, David Cote, will remain as an

28 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Executive Summary

employee of the Company in the capacity of Executive Chairman of the Board through Honeywell’s 2018 Annual Meeting of Shareowners (subject to shareowner approval). In addition to announcing Mr. Cote’s successor, we also announced the promotion of three individuals with long and outstanding track records at Honeywell to become SBG Presidents and Chief Executive Officers of three of our four SBGs. Hence, in addition to aligning the interests of shareowners and executives through the design of Honeywell’s executive compensation program, the MDCC also demonstrated the effectiveness of our compensation programs in retaining and developing a new generation of leaders to continue the success achieved during the 15-year tenure of Mr. Cote.

STRONG SUCCESSION PLANNING CHANGES

Success Achieved Under David Cote

Our shareowners tend to hold our stock for extended periods of time which makes the table below incredibly important to them. It reflects how the financial performance of Honeywell has changed since Mr. Cote’s first full year with Honeywell. While likely not measured by many companies this way, notice how Honeywell has effectively grown shareowner value while reducing the total number of executives by 10%. Our market cap is up 330%, EPS (excluding pension MTM and 4Q 2016 debt refinancing expenses) is up 337% and segment profit is up 206%, while annual bonus cost is only up 10%. In addition to delivering strong financial performance and increased shareowner value while controlling executive costs, having fewer executives reduces bureaucracy and results in faster decision-making. It also makes the remaining executive jobs more critical and meaningful to delivering future shareowner value.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 29

Executive Compensation > Executive Summary

EPS Excludes Pension MTM and 4Q 2016 Debt Refinancing Expenses
Free Cash Flow = Cash Flow from Operations less Capital Expenditures
Dividend per share includes cash dividends and 2016 AdvanSix share dividend

OVERVIEW OF FINANCIAL PERFORMANCE

2016 was a year of not only superior financial performance but also of significant strategic actions that will set a solid foundation for sustainable top-line and profit growth during Mr. Adamczyk’s tenure as CEO. The table below summarizes the portfolio restructuring actions we took through acquisitions, divestitures and a spin-off, organizational changes we implemented by realigning our reporting segments, and a significant debt restructuring we undertook for greater capital flexibility and reduced interest expense, all of which set the stage for future growth under Mr. Adamczyk’s leadership.

2016 Performance Context

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Executive Compensation > Executive Summary

The actions described above required strong executive leadership and a disciplined and focused business organization capable of simultaneously delivering superior 2016 financial results and executing complex strategic and financial projects certain to have long term benefits for our shareowners. In terms of our 2016 financial performance, we once again overcame difficult challenges in the macro environment and end markets in which Honeywell operates to build on our three-year track record of solid relative and absolute performance in each of the key metrics relevant to our executive compensation programs: Sales, EPS, Segment Margin, Return on Invested Capital (or “ROIC”), TSR and Free Cash Flow. The table below sets forth our performance on each metric for the past three years (2014-2016):

PAY FOR PERFORMANCE

2016 Performance Relative to Peers

In ensuring alignment between pay and performance, the MDCC assesses Honeywell’s financial performance against two sets of peer data: a group of 18 companies that we call our “Compensation Peer Group” and a smaller subset of the Compensation Peer Group made up of Emerson Electric (“EMR”), General Electric (“GE”), 3M Corporation (“MMM”), and United Technologies (“UTX”), against whom we frequently compete for investment dollars. We refer to these four companies as our “Multi-Industry Peer Group”. Each of these four companies is a multi-industrial company that has broadly overlapping institutional ownership, is covered by the same set of Wall Street research analysts that covers Honeywell, and operates in a similarly diverse set of end markets on a global basis. See page 40 for a description of how the MDCC selected the Compensation Peer Group and changes made in 2016 to the composition of the Compensation Peer Group and page 33 for a description of how the MDCC uses certain non-GAAP financial information for both Honeywell and its peers in making compensation decisions.

For both the Compensation Peer Group and Multi-Industry Peer Group, the MDCC considers four primary indicators of financial performance: Sales growth, EPS growth, Net Income growth, and ROIC. The table below summarizes our performance against both our Compensation Peer Group and Multi-Industry Peer Group:

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Executive Compensation > Executive Summary

Five-Year Net Income and EPS Growth vs. Peers

Over the last five years, our EPS performance has been particularly impressive because it was accomplished during a period when many companies in both peer groups used share repurchase programs to boost their EPS. Hence, as the chart below demonstrates, net income growth lagged EPS growth for our Multi-Industry Peer Group and Compensation Peer Group, indicating that EPS growth was to some extent achieved by simply decreasing the number of shares outstanding through share buybacks. Specifically, the chart shows that Honeywell’s EPS* growth CAGR exceeded each of the Multi-Industry Peer Companies and the median for the Compensation Peer Group over a five year period despite the fact that we repurchased far fewer shares. Moreover, the strong correlation between net income* and EPS* growth at Honeywell is important because it means that our growth is more reflective of our true operational performance. Also significant is that Honeywell grew EPS* faster than the Multi-Industry Peer Group while maintaining balance sheet capacity for future capital deployment.

*EPS and Net Income Exclude Pension MTM and 4Q 2016 Debt Refinancing Expenses

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Executive Compensation > Executive Summary

Other Relevant Indicators of Three-Year Financial Performance

The MDCC is also mindful of financial metrics used by institutional investors, third-party analysts and the broader financial community to compare Honeywell’s performance versus our peers. The following graphs set forth our performance versus the median of each of the Compensation Peer Group and Multi-Industry Peer Group for four metrics, in each case, over a three year period ending in 2016:

The MDCC also carefully considers several different ratios that are important measures of Honeywell’s earnings performance compared to both the Compensation Peer Group Median and the Multi-Industry Peer Group Median. Our shareowners told us that they regard ROIC as a particularly important metric because it shows how well management is balancing delivery of short-term results against long-term sustainable growth. Honeywell’s three-year ROIC was 17.2% versus 13.1% for the Multi-Industry Peer Group Median and 12.5% for the Compensation Peer Group Median.

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Executive Compensation > Executive Summary

WE ARE CREATING VALUE FOR OUR SHAREOWNERS

Another important indicator of performance for the MDCC is our relative TSR performance. The following graph displays our annual and five-year cumulative TSR performance relative to the median of our Compensation Peer Group and Multi-Industry Peer Group, as well as the S&P 500.

WE ARE DEPLOYING CAPITAL WISELY

Our financial performance has not come at the expense of making smart capital deployment decisions. We continue to deliver shareowner value through a number of means. Our dividend payout ratio has grown from 34.2% in 2014 to 37.5% in 2016, not including the tax-free spin-off of AdvanSix which occurred on October 1, 2016. Based on the stock price of AdvanSix as of the spin-off date, this transaction represented the return of approximately $800 million in value to shareowners. We also continue to return capital to shareowners through opportunistic share repurchases while at the same time undertaking a carefully planned and executed M&A program.

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Executive Compensation > Executive Summary

Improving Growth Profile Through M&A Activity

We have achieved attractive returns on capital deployed to ten acquisitions completed over the past 18 months through the end of 2016:

Portfolio Offering
Elster	• Advanced Gas Heating, Controls And Metering
Intelligrated	• Warehouse Automation And Software, Addressing e-Commerce Trend
Xtralis	• Smoke Detection, Advanced Perimeter Security and Video Analytics Software
COM DEV	• Space-Based Communications Components and Related Subsystems
SatCom1	• On-Board Communications Routing Software, In-Flight Airtime and Consulting
Aviaso	• Software As A Service That Reduces Airline Fuel Consumption
Movilizer	• Created One Of The World’s First Cloud Platforms For Field Service Applications
RSI	• Leading Provider Of Intrusion Detection With Video Verification
Sigma Aldrich (Research Chemicals)	• Growing Faster Than High-Purity Research Chemicals Market
Thomas Russell (Remaining 30% Stake)	• Technology And Modular Equipment Provider For Natural Gas Processing / Treating

Capital Investment

Capital expenditures in 2016 were $1.1 billion, consistent with the level of spending in both 2014 and 2015 when our reinvestment ratio(1) was over 150%. We continue to focus our capital expenditures on projects in high ROI businesses intended to help grow revenues in-line with our long-term targets. Product lines for which we are building new manufacturing facilities or materially expanding existing facilities include the Honeywell Solstice® family of low global-warming potential refrigerants, blowing agents, aerosols and solvents. We are also building new production facilities to make UOP catalyst and adsorbent products that, among other things, remove radioactive material from water such as was required for the Fukushima earthquake disaster clean-up.

(1)	Reinvestment ratio equals capital expenditures divided by depreciation expense.

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Executive Compensation > Executive Summary

ENGAGEMENT WITH SHAREOWNERS ON COMPENSATION

We routinely seek our shareowners’ views on our governance and compensation practices. After our 2016 Annual Meeting, we extended invitations to 32 shareowners representing 45% of our outstanding shares. Sixteen shareowners accepted our invitation, representing 33% of our outstanding shares. Our Lead Director and Chairman of the MDCC directly participated in eight of these meetings with shareowners. We heard very positive feedback on the financial performance of Honeywell, the high caliber of the management team and how well we are handling succession activities.

Our shareowners did, however, suggest several ways in which we could modify our compensation programs. The changes we are implementing have been well received by the shareowners with whom we have engaged on compensation and governance matters during the summer and fall of 2016. These changes also reflect our Board’s recognition that there should be a more visible linkage of compensation to business results and performance. The table below reflects those suggested changes and describes the changes that we made in 2016 and will continue to make over the next two compensation cycles.

	What We Heard From Some Shareowners	Changes Being Made (for CEO and the entire Leadership Team)	Change Takes Effect
ICP (Annual Incentive Compensation Plan)	Want better visibility into how objective financial metrics and discretion factor into determining awards.	Transitioning to more formulaic approach. 80% of target ICP awards to be based on performance against pre-established goals for EPS and Free Cash Flow. 20% based on qualitative assessment of individual performance.	For 2016 ICP Awards (Paid in March 2017)
	Prefer resetting baseline to target each year over using the prior year actual award as the baseline.	Reset annual baseline award to each leadership team member’s annual target ICP award as a percent of base pay.	For 2017 ICP Awards because we were already half way through 2016

Growth Plan (multi-year)	The 2-year non-overlapping performance cycle was viewed as too short, even with the delayed payout feature.

Replace the biennial Growth Plan with an annual share-based Performance Plan (i.e., PSUs) with 3-year overlapping performance cycles. Plan will be 100% formulaic with performance measured against key financial metrics and relative TSR. Shares earned and paid at the end subject to holding requirements.

With respect to Mr. Cote’s 2016-2017 Growth Plan award, the MDCC retroactively changed the form of payout from cash to shares.

Initial grant of new 3-year PSUs will be made in 2017. Annual grants to be made thereafter.
The whole 2 years of value must be reported in the 2nd year which leads to lumpy reporting.
Prefer long-term performance awards to be share-based instead of cash.
Desire a relative metric, such as TSR, to be added to our Growth Plan.

Form and Mix of Long-Term Incentive (“LTI”) Awards	Mix too heavily weighted in stock options. Investors desire heavier weighted in performance-equity.	Reduce weighting in stock options to ~25% of target LTI over next two annual compensation cycles. Increase weighting in PSUs to 50%+ of target mix.	Transition will commence in 2017 and be completed in 2018.
	RSUs granted every other July gives impression they are “one off” vs. part of regular program.	Relative TSR performance requirements added to 100% of the biennial RSU awards made in 2016.	No RSU grants to be made in 2017, then starting in 2018 there will be annual RSU grants.

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Executive Compensation > Executive Summary

EVOLUTION OF OUR COMPENSATION PROGRAM AND LINK TO BUSINESS STRATEGY AND PERFORMANCE

Over the next two years, our compensation program will evolve from a program weighted heavily in stock options, to a program more heavily weighted in Performance Stock Unit (“PSU”) awards with all Long-Term Incentive grants to be made on a consistent annual basis.

The table below provides an overview of our evolution, and demonstrates the strong link between each of our direct compensation elements and our business strategy and performance.

SIGNIFICANT CHANGES TO EXECUTIVE COMPENSATION PLANS

•   80% of Annual Bonus Becomes Formulaic

•   Replacing 2-year Growth Plan with 3-Year Performance Plan

•   Shifting Weight from Stock Options to Performance Stock Units

•   ~50% of Annual Long-Term Incentives to be Performance-Based

Timeline for Implementation of Executive Compensation Changes

	2016	2017	2018	LINK TO STRATEGY & PERFORMANCE

Base Salary	Base salaries are determined based on scope of responsibility, years of experience and individual performance.			To attract and compensate high-performing and experienced leaders at a competitive level of cash compensation.

Annual Incentive Compensation Program (“ICP”)	Cash award; 80% based on
formulaic determination
against pre-established
financial metrics. 20%
based on assessment of
individual performance.
Prior year actual award as
baseline (Iast year we will
use this approach).	Cash award; 80% based on formulaic determination against
pre-established financial metrics. 20% based on assessment
of individual performance. Reset annual baseline award for
the CEO and the whole leadership team to their annual
		target ICP as a percent of base pay.		To motivate and reward executives for achieving annual corporate, SBG and functional goals in key areas of financial and operational performance.

Long Term Incentive Compensation (“LTI”)

Stock Options:

•  CEO: 66% of LTI

•  Other NEOs: 48% of LTI

Biennial Growth Plan
Units:

•  CEO: 34% of LTI

•  Other NEOs: 24% of LTI

Performance-based
 Restricted Stock Units:

•  CEO: None

•  Other NEOs: 28% of LTI

•  3-Year Relative TSR

		Stock Options: • Ramp down weighting 3-Year Performance Plan: • Stock-based PSUs • Ramp up weighting • Will include TSR and financial metrics Restricted Stock Units: • None

Stock Options:

•  CEO and whole leadership team: 25% of LTI

3-Year Performance Plan

•   CEO and whole
leadership team:
~50% of LTI

•  Stock-based PSUs

•  Will include TSR and
financial metrics

Restricted Stock Units:

•  CEO and whole
leadership team: 25%
of LTI

•  Time-based for
Retention

Directly aligns the interest of our executives
with shareowners. Options only have value
for executives if the operating performance
results in stock price appreciation.

Focuses executives on the achievement of
specific financial performance goals directly
aligned with our operating and strategic
plans.

Encourages key executive retention.

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Executive Compensation > Executive Summary

SUMMARY DESCRIPTION OF 2016 COMPENSATION DECISIONS FOR NEOS

The table below summarizes the 2016 compensation actions, which were consistent with our long-standing commitment to aligning pay with company performance and the interests of our shareowners. Details about the compensation decisions made in 2016 are more fully discussed later in this Compensation Discussion and Analysis or “CD&A”.

Pay Element	CEO (Mr. Cote)	NEOs (excluding the CEO)	Comments
Base Salary	No increase	No increase for Messrs. Mahoney and Szlosek.	• Messrs. Adamczyk and Mikkilineni are first year NEOs.
Annual Incentive Compensation Program (“ICP”)	Earned award flat to 2015 (100% payout percentage)	Aggregate annual ICP payout percentage of 104%

•  80% of payout based on company performance against the two pre-established ICP metrics of EPS(1) and free cash flow(2).

•  20% of payouts were determined based on the MDCC’s qualitative assessment of individual performance and accomplishments (see pages 46-48).

Stock Options – annual	Same number of Options, but reduction of 10% value vs. 2015	Aggregate grant-date value represented 48% of 2016 LTI opportunity	• Over 2017 and 2018, the MDCC will be lowering the target LTI weighting in stock options to 25%
Long-Term Performance Plan (Growth Plan) – biennial	Received same number of Growth Plan Units (“GPUs”) as in previous two cycles. Retroactive decision to vest in shares, not cash.	Aggregate annualized target value represented 24% of 2016 LTI opportunity

•  Earned awards will be based on performance against three pre-established financial targets measured over the two-year performance cycle: total revenue, return on investment (“ROI”) expansion and segment margin expansion.

•  This was the last two-year Growth Plan performance cycle, prior to implementing the new three-year Performance Plan.

Performance Restricted Stock Units – biennial	Not issued to CEO	Additional performance features added to 2016 grants. Vest over an extended period (typically over seven years). Aggregate annualized target value represented 28% of 2016 LTI opportunity

•  100% of award based on Cumulative Total Shareowner Return (“TSR”) relative to the Compensation Peer Group performance over a 3-year period.

•  2016 was the final year of biennial grants. There will be no RSUs granted in 2017. Beginning in 2018, RSUs will be granted annually as part of the regular LTI mix.

(1)	Excluding Pension MTM and 4Q 2016 Debt Refinancing Expenses

(2)	Cash Flow from Operations less Capital Expenditures

2016 Total Annual Direct Compensation for Each Named Executive Officer (NEO)

The following table reflects 2016 annualized compensation to the NEOs from the perspective of the MDCC.

NEO	Position	Base Salary	Annual Bonus	Stock Options	Performance Restricted Stock Units(A)(C)	2016-2017 Growth Plan(B)(C)	Total Annual Direct Compensation(C)
David M. Cote	Chairman & CEO	$1,890,000	$5,700,000	$9,348,000	$0	$4,750,000	$21,688,000
Thomas A. Szlosek	Chief Financial Officer	$840,000	$850,000	$2,337,000	$1,337,500	$1,250,000	$6,614,500
Darius Adamczyk	Chief Operating Officer	$1,120,383	$1,450,000	$3,896,000	$1,671,875	$2,000,000	$10,138,258
Timothy O. Mahoney	Aerospace - President & CEO	$917,019	$850,000	$2,726,500	$2,006,250	$1,250,000	$7,749,769
Krishna Mikkilineni	SVP - Engineering, Ops and IT	$717,678	$725,000	$2,181,200	$1,471,250	$1,000,000	$6,095,128

(A)	Performance restricted stock units with 100% of payout tied to Honeywell’s relative TSR against the Compensation Peer Group over three years. Vesting of shares under these awards occurs ratably in years three, five and seven for Messrs. Adamczyk, Szlosek and Mikkilineni and in years three and five for Mr. Mahoney. Values listed in the table reflect annualized value of biennial grant.

(B)	Annualized target value of biennial Growth Plan award for the 2016-2017 performance cycle. Starting in 2017, Honeywell will transition to annual grants of Performance Stock Units which have a three-year performance cycle.

(C)	Reflects the MDCC’s view of the award value that should be attributed to 2016, which differs from the methodology required by the SEC for purposes of the Summary Compensation Table

38 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Our Compensation Philosophy & Approach

OUR COMPENSATION PHILOSOPHY & APPROACH

Our executive compensation program creates long-term shareowner value through four key objectives:

1.	Attract and Retain World-Class Leadership Talent with the ability and experience necessary to develop and execute business strategies, drive superior financial results, and nimbly adapt and react to constantly evolving end market conditions in an enterprise with our scale, breadth, complexity and global footprint;

2.	Emphasize Variable, At-risk Compensation with an appropriate balance of near-term and long-term objectives that align executive and shareowner interests;

3.	Pay for Superior Results and Sustainable Growth by rewarding and differentiating among executives based on the achievement of enterprise, business unit and individual objectives as well as efforts to advance Honeywell’s long-term growth initiatives; and

4.	Manage Risk through Oversight and Compensation Design features and practices that balance short-term and long-term incentives, are not overly leveraged and cap maximum payments.

Each year, the MDCC reviews each NEO’s four-year compensation history in total and each element of total annual direct compensation. The MDCC also reviews projected benefit payments under Honeywell’s retirement and deferred compensation plans, and any previously granted awards or grants. This enables the MDCC to understand how each element of compensation interacts with the other elements and to see how current compensation decisions may affect future wealth accumulation and executive retention.

Some of the key factors that shape the MDCC’s overall assessment of performance and appropriate levels of compensation include (in no particular order of importance):

•	Operational and financial performance — for the entire corporation and the relevant business group;

•	Aggressiveness of each executive’s financial goals and targets compared to peers as well as the business/macroeconomic conditions in which our businesses operate;

•	Each executive’s long-term leadership potential and associated retention risk;

•	The extent which each executive made decisions or took actions which adversely impacted the current year’s financial performance but represented an investment which will benefit financial performance in future years;

•	The senior executive succession plan;

•	Stock price performance and total shareowner return;

•	Trends and best practices in executive compensation; and

•	Peer group comparisons, including performance, pay levels and related practices.

The MDCC reviews these factors over various time frames through the year to ensure a strong linkage between pay and performance.

Honeywell’s senior executives are recognized as industry leaders with backgrounds, depth of experience and management skills that are highly attractive to competitors. While the MDCC prefers to address critical retention and succession risks through the existing compensation program, it reserves the right to take appropriate compensation actions that it believes are in the best interest of the Company and its shareowners, if deemed necessary to strengthen the succession plan and guard against the loss of key talent, especially during critical transition periods.

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Executive Compensation > Our Compensation Philosophy & Approach

HOW COMPENSATION DECISIONS ARE MADE

Decision making over executive compensation rests with the MDCC which holds six regularly scheduled meetings each year. Each meeting includes an executive session comprised solely of independent directors and those meetings are attended by the MDCC’s independent compensation consultant. Meeting agendas contain items proposed by either management or the MDCC Members.

In carrying out its responsibilities, the MDCC balances a number of important considerations, including:

•	The importance of aligning pay with Company and individual performance;

•	The need to attract, retain and reward executives with a proven track record of delivering consistent financial results and driving “seed-planting” initiatives that will create long-term shareowner value;

•	The complex multi-industry and global nature of our businesses and the importance of growth outside of the United States for future success;

•	The positioning of pay relative to the competitive market; and

•	The importance of maintaining and executing on a thorough and rigorous succession planning process.

The MDCC believes that, to create long-term shareowner value, Honeywell’s compensation programs must be financially competitive, and structured in a way that drives sustained performance against our strategic and financial goals and objectives. The MDCC is focused on maintaining a compensation program for Honeywell that emphasizes variable, at-risk compensation and has an appropriate balance of near-term and long-term objectives. The MDCC also considers shareowner feedback and the results of the annual advisory vote on executive compensation in making determinations regarding the structure of Honeywell’s pay program.

OUR COMPETITIVE MARKET — COMPENSATION PEER GROUP

The MDCC believes it is important to understand the relevant market for executive talent to ensure that Honeywell’s executive compensation program supports the attraction and retention of highly-qualified leaders. On an annual basis, our independent compensation consultant compiles compensation data on both our Compensation Peer Group and Multi-Industry Peer Group and presents this data to the MDCC.

This review includes a comparison of each element of compensation for Honeywell’s executive officers (including the NEOs) with that of comparable positions in each Compensation Peer Group company, to provide the MDCC with an understanding of the pay positioning relative to the competitive marketplace.

On an annual basis, the MDCC also reviews the peer groups for appropriateness, with focus on companies that have one or more of the following attributes:

•	Business operations in the industries and markets in which Honeywell participates;

•	Similar revenue and/or market capitalization;

•	Similar breadth of portfolio and complexity;

•	Global scope of operations and/or diversified product lines; and

•	Demonstrated competitor for executive talent.

Recognizing we have completed 37 acquisitions and 30 divestitures since last changing our compensation peer group in 2009, the MDCC made changes to the Compensation Peer Group in 2016 in order to make it more representative of Honeywell’s evolving portfolio of businesses. Specifically, the MDCC viewed the former peer group as over weighted in aerospace and defense and under weighted in other key industries such as oil and gas. The changes made by the MDCC are consistent with MSCI and S&P Global’s August 2016 announcement of a change in Honeywell’s sub-industry GICs code from “Aerospace & Defense” to “Industrial Conglomerates” to better reflect the Company’s more diversified set of businesses with activities in multiple sectors. The 2016 Compensation Peer Group companies are listed on page 41.

It should also be noted that in comparing the financial performance of Honeywell to both its Compensation Peer Group and the Multi-Industry Peer Group, the MDCC uses certain non-GAAP financial information that both Honeywell and each peer company utilizes in its financial disclosure and investor presentations. For example, we adjust Net Income and EPS by excluding the pension mark-to-market and 4Q 2016 debt refinancing expenses. The MDCC believes it is important to review the same type of financial information that our investors use in making investment decisions and that Wall Street research analysts use when comparing and contrasting us to our peers and making investment recommendations.

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Executive Compensation > Our Compensation Philosophy & Approach

COMPENSATION PEER GROUP – 2016

Company Name	Market Capitalization ($M)	Revenue ($M)	Total Assets ($M)	Number of Employees
3M(1)	$107,404	$30,109	$32,906	91,584
The Boeing Company	$96,080	$94,571	$89,997	150,500
Caterpillar Inc.(2)	$54,260	$38,537	$74,704	95,400
Deere & Company	$32,823	$26,644	$57,981	56,800
Dow Chemical	$64,165	$48,158	$79,511	56,000
E.I. DuPont de Nemours	$64,175	$24,594	$39,964	46,000
Eaton Corporation(2)	$30,305	$19,747	$30,419	95,000
Emerson Electric(1)	$35,928	$20,232	$22,088	103,500
General Electric(1)	$279,546	$123,693	$365,200	295,000
General Dynamics	$52,578	$31,353	$32,872	98,800
Illinois Tool Works(2)	$42,984	$13,599	$15,201	50,000
Ingersoll-Rand(2)	$19,385	$13,509	$17,397	45,000
Johnson Controls	$38,583	$37,674	$63,253	209,000
Lockheed Martin	$73,227	$47,248	$47,806	97,000
Phillips 66(2)	$45,007	$88,435	$50,254	14,800
Raytheon Co.	$41,698	$24,069	$30,052	63,000
Schlumberger Limited(2)	$116,800	$27,810	$77,956	95,000
United Technologies	$90,262	$57,244	$89,706	202,000
Median:	$53,419	$30,731	$49,030	95,000
Honeywell International	$88,143	$39,302	$54,146	131,000
Honeywell Percentile Rank:	76%	65%	56%	80%

(1)	Also included in our Multi-Industry Peer Group for comparison of business performance. See page 31 for a discussion of why the Committee considers the Multi-Industry Peer Group a particularly relevant set of companies when reviewing Honeywell’s performance.

(2)	Added in 2016

Companies removed from the Compensation Peer Group in 2016 as being in an unrelated industry or to address the overweighting in Aerospace & Defense were Alcoa, Northrop Grumman and Textron.

SUCCESSION PLAN ACTIVITIES

Leadership Changes:

•	David Cote will step down as CEO on March 31, 2017 and serve as Chairman until April 2018

•	Darius Adamczyk, current COO, will become CEO on March 31, 2017

Retention of highly-qualified leadership talent is critical to Honeywell’s continued performance and to successful succession planning. The MDCC routinely considers, and reviews with the full Board, succession candidates for the CEO and other senior leadership positions under both near-term and long-term planning scenarios, taking into account demonstrated performance, leadership qualities and potential to take on more complex responsibilities.

The CEO succession plan announced on June 28, 2016 demonstrates the success of the MDCC’s robust planning process. Mr. Darius Adamczyk, who will succeed Mr. Cote as Honeywell’s CEO on March 31, 2017, had served in roles of increasing responsibility in several different business units. Most notably, Mr. Adamczyk was CEO of our PMT SBG from April 2014 until April 2016 when he was promoted to the newly created position of Chief Operating Officer (“COO”). In that capacity, all of the SBG CEOs reported to Mr. Adamczyk, and he was also responsible for implementation of our HOS Gold operating system across the enterprise.

After Mr. Cote steps down as CEO on March 31, 2017, he will remain as Executive Chairman of the Board, subject to shareowner approval, until the April 2018 Annual Meeting of Shareowners. Coincident with the above announcements, in June 2016, Mr. Cote entered into a CEO Continuity Agreement which formalized the terms of his transition. This agreement, the details of which were included in the materials discussed with shareowners during 2016 outreach meetings, contained the following key terms:

•	Mr. Cote’s December 2014 retention agreement was entirely replaced as the new Continuity Agreement shortened his previously contemplated tenure as CEO and added certain obligations in connection with his continued service as Executive Chairman from

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Executive Compensation > Our Compensation Philosophy & Approach

March 31, 2017 until our April 2018 Annual Meeting of Shareowners. The effect of the replacement was to rescind the $5 million target value performance stock option grant issued to Mr. Cote in 2014 and to restore, as pensionable, $500,000 of his earned 2015 annual incentive compensation award which was previously excluded.

•	In the role of Executive Chairman, Mr. Cote will receive base compensation of $500,000.

•	In the role as Executive Chairman, Mr. Cote will no longer be eligible for new grants of equity or performance plan units.

•	For the 2017 performance year, Mr. Cote will remain eligible for an annual incentive compensation award payment, to be made at normal timing, with his target award set at 50% of his actual 2016 ICP award.

•	Mr. Cote will be entitled to retain stock options and Growth Plan Units previously granted to him as CEO, with the full original 10-year term to exercise the stock options. Mr. Cote’s payout under the Growth Plan, if any, remains fully contingent on Honeywell achieving the previously defined levels of performance under the plan.

•	Mr. Cote will not be eligible for other compensation provided to the independent directors on the Board.

•	Mr. Cote agreed to provide consulting services for five years post retirement (Honeywell to provide secretarial support, office space and IT support but no other compensation), in exchange for which the obligations under his non-competition agreement were extended for an equivalent period.

•	Mr. Cote will be permitted to lease available aircraft from Honeywell’s fleet, under a standard form aircraft lease agreement, with Mr. Cote reimbursing the Company for the cost of any usage at the maximum rate permitted by the FAA.

The MDCC believes the CEO Continuity Agreement is critical to facilitating and supporting a smooth transition of the CEO role which is in the best interest of Honeywell and its shareowners.

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Executive Compensation > Compensation Program Description

COMPENSATION PROGRAM DESCRIPTION

ELEMENTS OF 2016 TOTAL ANNUAL DIRECT COMPENSATION

Short- Term: Base Salary and Baseline ICP Amount

Long- Term: Stock options at grant date value, Growth Plan at annualized target value, Performance RSUs at annualized grant date value

The percentages in the charts above are based on target Total ADC. ICP is included at the 2016 Baseline ICP Amount (described on page 44). Stock options are included at the grant date value. The 2016 portion of the 2016-2017 Growth Plan award is included at target. The grant date value of the biennial Performance RSUs is annualized over two years as there will be no grant in 2017.

PROGRAM ELEMENTS AND RELATED 2016 COMPENSATION DECISIONS

Annual Incentive Compensation Plan (“ICP”)

In 2016, the MDCC implemented changes in the methodology for determining annual ICP awards. These changes were in response to feedback from some shareowners desiring that some portion of the annual bonus be formulaic and that we reset payouts to individual targets each year instead of using prior year actual payouts as the baseline. Because these changes were announced midyear, they were partially implemented in 2016, but will be fully implemented for 2017.

For 2016, ICP awards were determined as follows:

1.	Determination of Individual ICP Payout Percentages (“ICP Payout %”):

	•	80% of each ICP award determination was formulaic based on financial targets established by the MDCC at the beginning of 2016 (“2016 ICP Goals”). The 2016 ICP Goals table below describes the financial targets and respective weighting.

	•	20% of each ICP award was determined based on the MDCC’s qualitative assessment of individual performance against objectives for 2016 and the significant accomplishments listed on pages 46-48.

The attainment percentage for both the formulaic and individual qualitative portions of the award can range from 0% to 200%.

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Executive Compensation > Compensation Program Description

2.	Determination of 2016 ICP Payout Amounts:

	•	For each NEO, the individual ICP Payout % determined in step 1 above was multiplied by their Baseline ICP Amount in determining their actual 2016 payout.

		–	For Messrs. Cote, Szlosek, Mahoney and Mikkilineni (“Continuing NEOs”), and consistent with past practice, their Baseline ICP Amount was equal to their prior year actual ICP award, and

		–	For Mr. Adamczyk, who was promoted to COO in anticipation of the CEO succession plan action, the Baseline ICP Amount was equal to his 2016 base salary times 125%, which is his individual target ICP award percentage.

Additional Change to be Made in 2017: In response to shareowner feedback, beginning with the determination of ICP awards for the 2017 performance year and for future periods, the MDCC will determine ICP awards using the approach described above, but discontinue the practice of using prior year actual bonuses as the ICP Baseline Amount for Continuing NEOs. Instead, the Baseline ICP Amount for all NEOs will be reset each year to be equal to their annual base salary times their individual target ICP award percentage.

ICP Formulaic Portion (80% of Target Award)

2016 ICP Goals:

The table below sets forth each of the financial targets and the relative weighting of each target that comprises the formulaic payout percentage portion of ICP (i.e., 80%) for each NEO. The MDCC established all of the targets listed below in February 2016. The company-wide (“Total Honeywell”) targets for EPS and Free Cash Flow (“FCF”) were based on the midpoint of the external guidance which was communicated to our shareowners during our December 2015 outlook call. For Messrs. Cote, Szlosek, Adamczyk and Mikkilineni (the “Corporate NEOs”), the formulaic portion of their ICP award was based on EPS and FCF. For Mr. Mahoney (“SBG-Level NEO”), in addition to EPS and FCF, the MDCC also established financial targets for Aerospace Net Income and Aerospace Free Cash Flow.

Metric*	Significance	ICP Weighting (formulaic)
		Corporate NEOs	SBG-Level NEO
Earnings Per Share (“EPS”)	Viewed as the most important measure of near-term profitability that has a direct impact on stock price and shareowner value creation.	50%	25%
SBG-Level Net Income	Business unit measure of near-term profitability and contribution to overall company performance.	-	25%
Free Cash Flow (Total Honeywell)(1)	Reflects quality of earnings and incremental cash generated from operations that may be reinvested in our businesses, used to make acquisitions, or returned to shareowners in the form of dividends or share repurchases.	50%	25%
SBG-Level Free Cash Flow	Business unit contribution to overall company FCF performance.	-	25%
(1) Cash Flow from Operations less Capital Expenditures		100%	100%

As disclosed in the 2016 Proxy Statement, working capital turns was dropped as an ICP metric in 2016 to focus executives on the primary metrics linked to external guidance.

2016 ICP Goals: Quantitative Targets:

This table sets forth the 2016 ICP Goals established by the MDCC for the 80% formulaic portion of the ICP award determination, and shows how they compare to 2015 targets and actual results.

ICP Goal	2015 Target	2015 Actual	2016 ICP Goal (Target)	v. 2015 Actual	Basis for 2016 Goals	2016 Threshold (50% Payout)	2016 Maximum (200% Payout)
EPS(1)	$6.05	$6.10	$6.575	+8%	Midpoint of initial guidance range communicated to investors in December 2015.	$5.26	$7.89
Free Cash Flow (2)	$4,250 million	$4,381 million	$4,700 million	+7%		$3,760 million	$5,640 million

(1)	EPS, V% Exclude Pension MTM Adjustment
(2)	Cash flow from operations less capital expenditures; 2015 actual represents free cash flow calculated with cash flow from operations, as reported in the 2015 Annual Report on Form 10-K.

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Executive Compensation > Compensation Program Description

Threshold and Maximum payout levels were established by the MDCC for performance above and below the targets set for the ICP Goals in 2016 using the following leverage table, with interpolation applied for intermediate points:

Actual Performance against 2016 ICP Goals:

The formulaic payout percentage for all Corporate NEOs (80% of ICP) was determined as follows:

ICP Goal	2016 ICP Goal (Target)	2016 Actual Performance	Achievement %	2016 Performance	Metric Payout Percentage (2.5)/ 5.0	Corporate NEO Weighting	Calculated Payout Percentage
EPS(1)	$6.575	$6.60	100.4%	Exceeded the Target ICP Goal for 2016. Represented an 8% increase over 2015 Actual EPS. New record-level of performance for the Company.	101.9%	50%	51.0%
Free Cash Flow (2)	$4,700 million	$4,403 million	93.7%	Exceeded 2015 Actual FCF by 1%; Short of Target ICP Goal for 2016. Impacted by higher Investment and slower than expected growth in certain markets, such as business jets and defense & space.	84.1%	50%	42.0%

Total Calculated (Formulaic) Payout: Corporate NEOs	93.0%

Mr. Mahoney’s formulaic payout percentage (80% of ICP) was based on performance against 2016 ICP goals for both Total Honeywell and Aerospace as follows:

ICP Goal	2016 ICP Goal (Target)	2016 Actual Performance	Achievement %	Metric Payout Percentage (2.5)/ 5.0	SBG-Level Weighting	Calculated Payout Percentage
EPS(1)	$6.575	$6.60	100.4%	101.9%	25%	25.5%
Free Cash Flow (2)	$4,700 million	$4,403 million	93.7%	84.1%	25%	21.0%
Aerospace Net Income(3)	$2,519 million	$2,321 million	92.1%	80.3%	25%	20.1%
Aerospace Free Cash Flow (2)(3)	$2,466 million	$2,229 million	90.4%	76.0%	25%	19.0%

		Total Calculated (Formulaic) Payout: Mr. Mahoney				85.6%

(1)	EPS, V% Exclude Pension MTM and 4Q 2016 Debt Refinancing Expenses
(2)	Cash Flow from Operations less Capital Expenditures
(3)	Represents internal metrics used solely for measurement of performance under the ICP

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Executive Compensation > Compensation Program Description

ICP-Individual Qualitative Portion (20% of Target Award)

General Assessment:

In conducting the qualitative assessment related to 2016 ICP awards and provide context to the quantitative results determination, the MDCC first reviewed overall industry conditions for each business segment and noted general 2016 accomplishments which were significant to understanding individual NEO performance. The following summarizes key aspects of that analysis;

Relative performance:

•	HON Revenue +1.9% vs Comp Peer median -0.9%
•	HON Net Income(1) +6.4% vs Multi-Industry Peer median +1.1%
	-	Best Net Income Performance among Multi-Industry Peers
•	HON EPS(1) +8.2% vs Multi-Industry Peer median +6.3%

2016 EPS and Net Income vs. Multi-Industry Peers

Absolute Performance against ICP Goals:

Absolute Performance – Free Cash Flow(2):

•	While Free Cash Flow of $4,403 million was 94% achievement against the ICP goal set in February 2016, it was 1% higher than actual 2015 FCF performance even after absorbing incremental cash requirements needed for future growth.

Critical Business Transformation activities that were successfully executed in 2016:

•	CEO Succession Plan Actions and Communication
•	Portfolio Realignments and Related Leadership Transitions
•	AdvanSix Spin-off to Shareowners
•	HTSI Divestiture and Gain Deployment
•	Integration of eight of the acquisitions closed over the past 18 months through the end of 2016.
•	Successful Debt Restructuring
•	Incremental Investments For Future Growth

(1)	Excluding Pension MTM and 4Q 2016 Debt Refinancing Expenses
(2)	Cash Flow from Operations less Capital Expenditures

Individual Assessments:

The MDCC then reviewed and considered the key 2016 activities and accomplishments for each individual NEO, some of which are summarized below, as input for determining the appropriate individual attainment percentage for the qualitative portion of their 2016 ICP award:

Mr. Cote

•	Continued to build on an outstanding and lengthy track record of growth and performance. Since Mr. Cote joined Honeywell, the Company has grown EPS by 337%, sales by 78%, segment profit by 206% and free cash flow by 185%. In addition, under Mr. Cote’s leadership, Honeywell’s dividend has increased by 315% and its market capitalization has grown by 330%.

•	Worked closely with the Honeywell Board of Directors to architect and implement an effective CEO succession plan that will ensure Honeywell’s long-term financial performance. Many of the portfolio and other restructuring activities which occurred in 2016 created a firm foundation for Mr. Cote’s successor to sustain Honeywell’s past performance.

•	Led a major portfolio restructuring initiative pursuant to which Honeywell successfully split apart the former Automation and Control Solutions segment to form two new segments — Home and Building Technologies (“HBT”) and Safety and Productivity Solutions (“SPS”) — in a manner that will ensure two segments that are more entrepreneurial, better focused on their end markets and customers, and able to opportunistically grow through M&A.

•	Authorized a number of significant investments and expenses that negatively impacted 2016 EPS but which will benefit shareowners in 2017 and beyond, including: acceleration of certain OEM incentive payments by our Aero SBG to secure our position on key air transport and business jet platforms and a significant increase in R&D expenditures compared to prior years.

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Executive Compensation > Compensation Program Description

•	Executed on several major transactions to better position Honeywell for future growth as an industrial software company including the acquisition of Intelligrated, divestiture of HTSI and spin-off of AdvanSix in a tax-free transaction to our shareowners.

•	Undertook a significant debt restructuring transaction in a manner that will enable Honeywell to lock-in historically low interest rates for a significant portion of its debt, thereby supporting a sustainable dividend payout ratio of approximately 38%.

Mr. Szlosek

•	Led a financial reporting, analysis and planning organization that successfully balanced delivery of 2016 financial commitments with long-term investments, including 2016 net income growth greater than our multi-industry peers and 8% growth in 2016 EPS (excluding pension MTM and 4Q 2016 debt refinancing expenses) based in part on 80 basis points of operational cost savings across the enterprise, a significant portion of which was identified and acted upon with finance department leadership.

•	Oversaw execution of numerous transactions that are transforming Honeywell’s business portfolio including the successful deployment of $2.6 billion for high growth M&A, the spin-off of AdvanSix which created approximately $800 million of value for our shareowners (as measured on the date of the spin-off) and the divestiture of HTSI.

•	Drove execution on a significant segment realignment whereby we separated our former ACS segment into two new reporting segments, HBT and SPS, that not only resulted in approximately $175 million in annual cost savings but will also better drive top-line growth through improved customer focus and technological innovation and improvement in the overall speed of decision-making in the organization.

•	Utilized HOS Gold to drive finance department excellence including reducing costs attributable to the finance department by $6.5 million annually while at the same time maintaining high levels of service and customer satisfaction among the business units that rely on Mr. Szlosek’s group for support.

•	Supported the CEO and other leadership succession activities taking place in our C-suite as well as in three of our SBGs.

Mr. Adamczyk

•	Demonstrated an ability to lead Honeywell as its next CEO through direct and personal leadership of the Corporation’s 2017 annual operating planning process that anticipates earnings growth of 6 – 10% (excluding pension MTM and 4Q 2016 debt refinancing expenses and divestitures) in 2017, successful oversight of a series of strategic transactions and portfolio restructuring initiatives, mentoring and supporting three new SBG CEOs as they transitioned into their new leadership roles, the conduct of strategic and business planning activities with each SBG, and establishment of credibility and confidence with investors, customers and employees.

•	Established the building blocks for accelerating Honeywell’s organic sales growth by, among other things, overhauling the velocity product development process, one of Honeywell’s key enablers for launching and commercializing new products and technologies and creating a new organizational structure to support corporate-wide activities in the connected home, building, factory and aircraft area including the recruitment and hiring of a senior executive to coordinate this organic growth initiative.

•

Led initiatives to significantly grow the Corporation’s software revenues in several business units, including supply chain and warehouse automation where the successful acquisition and integration of Intelligrated has positioned Honeywell as a leader in the fast growing E-commerce warehouse automation solutions, software and services segment.

As President and CEO of Performance Materials and Technologies since 2014 and for a portion of 2016, set the stage to ensure delivery of that SBG’s segment profit commitments by nimbly reacting to significant headwinds in oil and gas end markets, expansion of UOP’s and HPS’ share of demand, and substantially increasing revenues associated with new technologies and products, particularly related to software and cyber security.

•	Led productivity initiatives in several business units that materially improved margins including significant savings through improved organizational design of the newly formed HBT and SPS businesses and initiatives in Aero to drive productivity in advance of deteriorating conditions in the business jet segment.

•	Oversaw the integration of ten acquisitions made in the past 18 months which will contribute significantly to the growth trajectory of Honeywell over the mid- to near-term time horizon.

Mr. Mahoney

•	Led our Aero SBG in several successful pursuits for key positions on new aircraft platforms, including the Citation Hemisphere large-cabin business jet and Cessna Aircraft cockpit where we provide the synthetic vision system, volumetric weather radar, and JetWaveTM cabin satellite communications system.

•	Led an Aero-wide manufacturing excellence effort that increased 2016 segment profit by $20 million by reducing waste and improving quality on over 2,500 parts while increasing yield on new “entry into service” products from 78% to 92%.

•	Continued to expand our “connected aircraft” initiative through achievement of significant sales and operational milestones in the JetWaveTM suite of satellite communication and aircraft router equipment and completion of several successful acquisitions of equipment and software companies including COM DEV and Satcom1 businesses.

•	Oversaw the successful launch of a new engine for the Textron Longitude which is also equipped with our auxiliary power units and mechanical systems.

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Executive Compensation > Compensation Program Description

•	Directed the overhaul of Aero’s new product development program that significantly reduced cost variances and overruns while increasing customer milestone attainment to 92%.

•	Continued to expand Aero’s presence in High Growth Regions through the support of entry into service of the A350XWB airplane, which has a large amount of Honeywell content, COMAC ARJ21, Bombardier C-series and the HTS900 engine for the Bell 407.

Mr. Mikkilineni

•	Led Honeywell’s cross business RD&E center, Honeywell Technology Solutions (“HTS”), which grew by 5.5% to constitute ~35% of new product introduction (“NPI”) revenue. HTS’ centers of excellence were instrumental in enabling scale and speed in several key areas of product development including Human User Experience (“HUE”), Mobile Apps, Testing and Additive Manufacturing. Mr. Mikkilineni also led the establishment of HTS’ presence in Mexico for Latin America.

•	Drove significant improvement in our IT functions while reducing cost. He did this through a 30% change in skill mix, the creation of large scale centers of excellence and development of a business partnership mentality in the IT organization. IT costs, and the number of individual IT software applications were reduced by ~5% and 35%, respectively, year-over-year while IT customer sentiment improved by 25%.

•	Continued to play a leadership role in institutionalizing and deploying HOS Gold across our HOS Gold business enterprises. We measured a 17% improvement in the HOS Gold maturity level across our Gold Business Units while 63% of our manufacturing sites are now HOS Silver. In terms of improving and standardizing the way we launch new products, we believe that 76% of all Honeywell revenues are now derived from businesses that operate at a Bronze level or higher when measured by our VPD or Velocity Product Development standard.

•	Led the development of a horizontal IoT platform, which we call Honeywell Sentience, through which we have already launched several connected new products. Honeywell Sentience was developed by a pool of our data scientists who combine cutting edge data science and machine learning that will leverage Honeywell’s access to “big data” in a number of end markets to offer analytics-based products to our customers.

•	Developed a plan to rationalize the ERP systems we use across our diverse businesses by conceiving nine common business processes and related data models, creating a dedicated team of ERP experts with a clear timeline, and beginning the process of implementing a robust ERP system integration that will greatly simplify and standardize our use of ERP systems and serve as a foundation to digitally transform the way we operate.

Approved ICP Payout Amounts

After applying the formulaic payout percentages described above (80% weight) and deciding individual performance attainment percentages for each NEO based on their qualitative assessment (20% weight), the MDCC approved 2016 ICP payments as follows:

	Formulaic Portion (1)				+	Individual Portion (2)				=	Total Individual ICP Payout Percentage	x	Baseline ICP Amount (3)	=	Actual 2016 (rounded) ICP Award
	Attainment	x	Weight	Payout %		Attainment	x	Weight	Payout %
Mr. Cote	93.0%		80%	74.4%		128%		20%	25.6%		100.0%		$5,700,000		$5,700,000
Mr. Szlosek	93.0%		80%	74.4%		128%		20%	25.6%		100.0%		$850,000		$850,000
Mr. Adamczyk	91.6%	(4)	80%	73.3%		179%		20%	35.8%		109.1%		$1,328,774		$1,450,000
Mr. Mahoney	85.6%	(5)	80%	68.5%		130%		20%	26.0%		94.5%		$900,000		$850,000
Mr. Mikkilineni	93.0%		80%	74.4%		186%		20%	37.2%		111.6%		$650,000		$725,000
(1)	Attainment based on performance against 2016 ICP Goals and application of leverage table. Attainment can range from 0% to 200%.
(2)	Attainment based on Committee assessment of individual performance. Attainment can range from 0% to 200%.
(3)	Baseline equal to prior year actual ICP award for all except Mr. Adamczyk. Baseline for Mr. Adamczyk is eligible base salary times prorated target award percentage (118%) due to 2016 promotion.
(4)	Formulaic Attainment percentage for Mr. Adamczyk includes 12.5% of PMT performance against PMT ICP goals for period of time prior to his promotion to COO.
(5)	Formulaic Attainment percentage for Mr. Mahoney reflects 50% of award based on full year Aerospace performance against Aerospace ICP goals.

Maximum Aggregate and Individual ICP Award Caps

Each year, the MDCC reviews the aggregate and individual funding caps for ICP awards, as defined by the incentive plan rules, and verifies that all paid awards and plan spending are within plan limitations.

Aggregate Spending Caps:

The maximum aggregate amount of ICP awards that can be paid to all senior executive employees, including the NEOs, is 2% of the Company’s Consolidated Earnings. “Consolidated Earnings” is defined as annual net income, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions, the effects of the annual fourth quarter mark-to-market adjustment that recognizes pension-related net actuarial gains and losses outside the corridor, and the effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles.

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Executive Compensation > Compensation Program Description

Individual Caps:

The maximum individual ICP award that can be paid to the CEO is .4% of Consolidated Earnings. The maximum individual ICP award that can be paid to any other employee is .2% of Consolidated Earnings.

Individual ICP awards are also capped at 200% of each NEO’s target ICP award amount (base salary * individual ICP target award percentage). ICP target percentages in 2016 for the NEOs were: Mr. Cote: 175%, Mr. Adamczyk: 125%, Mr. Mahoney: 115% and Messrs. Szlosek and Mikkilineni: 100%.

LONG-TERM INCENTIVE COMPENSATION (“LTI”)

The mix of LTI awards to the NEOs for 2016 is summarized under the 2016 columns in the table below, along with a preview of how we will transition the LTI program over the next two compensation cycles in response to shareowner feedback. In summary, over the next two years, we intend to implement the following changes:

•	Reduction in use of Time-Based Stock Options. In the past, our executives received a significant amount of their LTI in the form of time-based stock options. Going forward, our use of stock options will be reduced considerably.

•	Changes to our Growth Plan. In the past, we relied heavily on biennial grants of cash-based Growth Plans Units, which had a two-year performance cycle. Going forward, we will replace the Growth Plan with a new Performance Plan that will grant annual share-based awards and have three-year overlapping performance cycles. The Performance Plan will represent the most significant component of LTI and a relative metric will be added to the performance measures.

•	Elimination of biennial grants of RSUs. In the past, we granted discretionary RSUs on a biennial basis with 30% of the payout linked to performance. In 2016, we issued the last biennial grant of RSUs, but made 100% of the award performance contingent. Beginning in 2018, RSUs will be issued on an annual basis.

Evolution of Long-Term Incentive Program

2016			2017 Transition Year	2018

CEO	CEO Staff	Terms		CEO & Staff	Terms
66%Stock Options	48% Stock Options	4-year graded vesting. 10-year term.	Stock Options (ramp down)	~25% Stock Options	4-year graded vesting. 10-year term.

34% Biennial Growth Plan	24% Biennial Growth Plan	Granted Every Other Year.
2-Year Non-Overlapping
Performance Cycles.
100% Cash-based Award.
100% Formulaic - 3 Internal Financial
Metrics (equally weighted).
Cash Awards Paid over 2 years
following Performance Cycle.	3-Year Performance Plan introduced (ramp up)	~50% 3-Year Performance Plan (PSUs)	Granted Every Year.
3-Year Overlapping
Performance Cycles.
100% Share-based Award.
100% Formulaic - Relative TSR added
as 4th Metric (equally weighted).
Earned Award in Shares.
Single Payment following Cycle.

No RSUs Granted to CEO	28% Biennial Performance RSUs	Granted Every Other Year. Pre-2016 - 30% Performance-Adjusted. 2016 - 100% Relative-TSR (3-year) Performance Contingent. 3-5 or 3-5-7 vesting.	No RSU grant in 2017	~25% Annual RSUs	Granted Every Year. Variable vesting - minimum 3-year cliff.

LTI Awards Granted to NEOs in 2016

The following provides additional details regarding the LTI awards granted to the NEOs in 2016. All awards to officers are approved by the MDCC (and by all of the independent directors in the case of the CEO).

Stock Options

Annual Stock Option grants to the NEOs in February 2016 represented the most significant component of each officer’s target total annual LTI opportunity (see table above for 2016 weighting). The MDCC believes stock options to be a highly effective long-term incentive vehicle as they only have value if the Company’s stock appreciates (compensation value directly aligned with shareowner value creation).

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Executive Compensation > Compensation Program Description

CEO Award: In February 2016, the MDCC granted Mr. Cote 600,000* annual stock options (same number as 2015), with an exercise price of $103.65* and a grant date value of $9,348,000. This stock option grant represented 66% of his target long-term incentive opportunity. The MDCC believes this award to be appropriate due to Mr. Cote’s proven track record of leading Honeywell in a manner that has created long-term shareowner value and consistent financial and operational performance. The MDCC also views this award as an appropriate incentive for Mr. Cote as he continues to provide strategic guidance to Honeywell in the role of Executive Chairman after he transitions from being CEO in March of 2017. As Executive Chairman, Mr. Cote will no longer be eligible for grants of stock options or other forms of LTI. Mr. Cote has a history of holding stock options until close to their expiration date and generally exercises in the tenth year of the ten-year term (only exercised once in the ninth year), evidence of his commitment and confidence in the long-term performance of the Company.

Awards to other NEOs: For each of the other NEOs, the MDCC considered a number of factors:

•	Each NEO’s individual performance in the prior year as well as the relative contribution of each NEO to the overall success of Honeywell.

•	Each NEOs future leadership potential.

•	The size of previous grants of stock options awarded to each NEO.

•	The amount of vested and unvested equity each executive holds.

•	The annualized value of the 2016 portion of each NEOs’ biennial Growth Plan and Performance RSU grant made in 2016.

•	The value and mix of long-term incentive awards granted to comparable named executive officers at the Compensation Peer Group companies.

Based on these considerations, in 2016, the MDCC granted stock options to each of the other NEOs as follows:

	# Options	*	Grant Date Value
Mr. Szlosek	150,000		$2,337,000
Mr. Adamczyk	250,000		$3,896,000
Mr. Mahoney	175,000		$2,726,500
Mr. Mikkilineni	140,000		$2,181,200

All stock options vest 25% per year over four years, and have a ten-year term to exercise. The strike price for 2016 annual stock options of $103.65* was set equal to the fair market value of Honeywell stock on the date of grant. The grant date value was determined using a Black-Scholes value of $15.58* per share. Included in Mr. Adamczyk’s totals are 100,000 stock options granted upon his promotion to COO in April 2016, valued at $15.59* per share with a strike price of $112.82.*

*	Prior to adjustments made pursuant to the spin-off of AdvanSix Inc. from Honeywell on October 1, 2016 (see page 62). The impact of these adjustments is reflected in the outstanding options reported on the Outstanding Equity Awards table presented on page 63.

Growth Plan Unit (“GPU”) Awards

Our Growth Plan is a long-term incentive plan which provides performance-contingent, cash-based incentive awards to focus executives on achievement of objective, two-year financial metrics that are aligned with Honeywell’s five-year financial goals which were communicated to shareowners in February 2014. The operational focus of the Growth Plan balances our focus on stock appreciation in the use of stock options.

Changes that will be made to the Growth Plan as a result of shareowner feedback: The MDCC has had a long-standing belief that the two-year performance cycle of the Growth Plan provides a reasonable line of sight to set realistic stretch targets aligned with our longer-term objectives and that non-overlapping performance cycles facilitate the communication of progress against one set of long-term goals at a time. However, over the past ten-years, market practices have evolved to a point where overlapping performance cycles of at least three years is considered best practice for long-term performance incentive plans. In our outreach efforts, some shareowners have indicated their preference for three-year cycles. In light of shareowner feedback and our 2016 Say-on-Pay vote results, the MDCC determined that the awards for the 2016-2017 Growth Plan cycle would be the last biennial cycle awards, and that the Growth Plan will be replaced with a new share-based Performance Plan with three-year overlapping cycles beginning in 2017. The MDCC is confident that the design of the new Performance Plan will continue to incentivize executives to deliver on objective financial and operational metrics that will create long-term shareowner value.

In addition, the MDCC retroactively changed the form of payout for Mr. Cote’s 2016-2017 GPU award. Mr. Cote’s payout under this award will be in shares, not cash.

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Executive Compensation > Compensation Program Description

2016-2017 Growth Plan Awards to NEOs

Biennial GPUs for the 2016-2017 performance cycle were granted to the NEOs in the first quarter of 2016. Because performance cycles do not overlap, the Committee attributes 50% of the value of the GPUs to each year in the performance cycle.

The following table presents the number of GPUs granted to each NEO in 2016 along with their annualized target award value:

	# of GPUs Awarded for 2016-2017 Performance Cycle	x	Annualized Growth Plan Unit Value at Target ($100/2)*	=	Annualized Target Award Value**
Mr. Cote	95,000		$50		$4,750,000
Mr. Szlosek	25,000		$50		$1,250,000
Mr. Adamczyk	40,000		$50		$2,000,000
Mr. Mahoney	25,000		$50		$1,250,000
Mr. Mikkilineni	20,000		$50		$1,000,000

*	Represents the target value of one GPU shown on an annualized basis (i.e., $100 unit value divided by 2) to recognize non-overlapping performance cycles.

**	Consistent with how the MDCC assigns value when planning NEO compensation, which considers the Growth Plan as being earned 50% in the first year of the performance cycle (2016) and 50% in the second year of the performance cycle (2017).

Growth Plan Mechanics

The following provides more detail on how the Growth Plan works:

•	Two-year performance targets for each of the three metrics described below are established by the MDCC at the beginning of the two-year performance cycle. Metrics are established at the total company level (“Total HON”) and for each SBG.

•	GPUs are awarded to each NEO, at the same time GPU awards are made to other executives, in February of the first year of each two-year performance cycle (e.g., 2016 for the 2016-2017 cycle).

•	At the end of the two-year performance cycle, Growth Plan payouts are determined on a purely formulaic basis. Each GPU has a target value of $100 ($50 when annualized), with performance metrics weighted equally in determining final payout. For each performance metric, a required minimum level of achievement (i.e., threshold) must be attained before the plan will fund for that particular goal.

•	Plan payouts are capped at 200% of target (i.e., $200 for each GPU) to the extent plan maximums are met or exceeded.

•	For Corporate executives, including the CEO, payouts are based solely on the achievement of the Total HON level metrics. For SBG executives, 50% of their payout will be based on achievement of Total HON metrics, and 50% will be based on achievement of corresponding objectives for their respective SBG.

•	50% of the earned payout amounts are paid in the first quarter of the year following the completion of a two-year performance cycle, and the remaining 50% is paid a year later. This feature has been an effective retention tool.

The 2016-2017 Growth Plan: Performance Goals

Total Revenue (1/3 weight)

•  The Total Revenue goal measures the effectiveness of our organic growth strategies including new product introduction and marketing and sales effectiveness as well as projected growth in our end markets.

•  We use reported revenues for evaluating achievement of the Total Revenue goal, however we exclude the impact of acquisitions and divestitures.

ROI Expansion (1/3 weight)

•  The ROI goal ensures that our organic and inorganic revenue growth does not come at the expense of profitability.

•  The 2015 ROI baseline was adjusted to 20.5% to reflect the inclusion of pre-2016 acquisitions not included in the prior cycle (as contemplated by our guidelines for treatment of transactions under the plan).

•  Results not adjusted for foreign currency changes over the cycle.

Segment Margin Expansion (1/3 weight)

•  Focuses executives on driving continued operational improvements and delivering synergies from recent acquisitions.

•  The 2015 Segment Margin baseline was adjusted to 18.3% to reflect the inclusion of pre-2016 acquisitions not included in the prior cycle.

Threshold funding requirement: No awards are funded unless the compound annual growth rate in EPS (excluding unusual, infrequently occurring items, extraordinary items, the effect of changes in accounting methods and any pension mark-to-market adjustment) for the 2016-2017 period is at least 1.25%.

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Executive Compensation > Compensation Program Description

Growth Plan — Performance Payout Ranges

The following table presents the performance goals that were set for the 2016-2017 Growth Plan cycle:

2016-2017 Growth Plan — Discussion on Rigor of Goals

The Committee sets Growth Plan goals at challenging levels that are consistent with Honeywell’s current five-year long-term plan covering 2014-2018 communicated to shareowners in February 2014. As part of its goal-setting process, the Committee also considers the degree of stretch compared to targets for the prior Growth Plan cycle, actual results for the prior cycle, and reported financial results for the most recent, completed two-year cycle against performance for our Compensation Peer Group and Multi-Industry Peer Group.

The Total Revenue target for the 2016-2017 Growth Plan performance cycle was set at 5.1% CAGR, which reflects our pipeline of new products, technologies and services against a challenging slow-growth, macroeconomic environment. Threshold and maximum payouts were set at +/- 3.5% of target, a range of performance deemed appropriate by the Committee based on our strategic growth plans and the macroeconomic outlook for our end markets.

As an example of the review process for goal-setting, the Committee also evaluated the 5.1% CAGR Total Revenue target for 2016-2017 in the context of three factors, each of which underscores the degree of challenge:

•	Target of 3.9% for the 2014-2015 Growth Plan cycle;

•	Actual results of 1.5% for the 2014-2015 Growth Plan cycle, resulting in a payout near threshold, which the Committee viewed as aligned with performance; and

•	A comparison of Honeywell’s reported sales growth for the 2014-2015 period against peers - Honeywell’s reported growth was 100 basis points above the median for our Multi-Industry Peer Group and 1,200 basis points above the median for our Compensation Peer Group, effectively providing a threshold payout on that metric for 63rd percentile performance.

With respect to the Growth Plan Segment Margin and ROI goals, it is important to note that both of these are expansion goals, not simple targets, so the 2016-2017 targets are building on the improved margins and investment returns delivered in the prior cycle, which are already quite attractive relative to our peers.

The 2016-2017 Segment Margin Expansion target anticipates 130 basis points of segment margin expansion during 2016 and 2017, bringing our segment margin to 19.6% of revenues over the two-year period. This reflects an increase over the Segment Margin Expansion target for the 2014-2015 performance cycle, which was 100 basis points, or 17.3% of revenues. As further indication of the degree of difficulty of the 2016-2017 Segment Margin Expansion target, the end-of-cycle margin of 19.6% is at the high end of the segment margin range established in February 2014 when we announced our five-year strategic plan.

The 2017 ROI Expansion target represents 330 basis points of ROI growth. The Committee set the target after adjusting ROI for 2015 to account for the large number of acquisitions completed during the 2014-2015 performance cycle. Although the previously disclosed 2014-2015 ROI goals were set before these acquisition activities, the 2016-2017 ROI expansion goal is well above both the target and actual ROI expansion levels for the 2014-2015 cycle.

As part of our shareowner outreach, we have discussed the Growth Plan performance metrics, goals and performance with our top shareowners and they reiterated their positive feedback regarding the rigor of the goals and our practice of aligning the Growth Plan goals with Honeywell’s disclosed long-term targets.

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Executive Compensation > Compensation Program Description

Growth Plan — Timing of Payouts

Earned payouts under the Growth Plan are made in two installments after the end of the performance cycle to provide an additional retention incentive. The table below demonstrates the overlap of the performance and payout cycles for an executive who participated in two Growth Plan cycles.

Impact of Changes Being Made in 2017 – The 2-year Growth Plan, with grants made every other year followed by a two year payout, will be replaced with a 3-year Performance Plan, with overlapping grants made every year followed by a single payout. The following table shows the performance and payout cycle of the new Performance Plan and how the transitional overlap with the final Growth Plan will work.

Performance Restricted Stock Units (“Performance RSUs”)

In response to feedback from our shareowners, the MDCC decided that biennial RSU awards made to executive officers (other than the CEO) in 2016 would be 100% performance-contingent. In the past, we granted discretionary RSUs on a biennial basis with 30% of the payout linked to performance. RSUs generally vest ratably over three, five and seven years.

Performance Features:

The target number of Performance RSU shares issued to each executive officer in 2016 (other than Mr. Cote) is reflected on the table shown on page 54. The actual number of shares earned by each executive officer will be determined solely on the basis of Honeywell’s relative TSR performance against our Compensation Peer Group over a three-year period (August 1, 2016-July 31, 2019). The target number of shares will be earned if Honeywell’s TSR is at the 50th percentile versus our Compensation Peer Group. No shares will be earned unless Honeywell’s relative TSR performance is at least 35th percentile versus the TSR of our Compensation Peer Group.

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Executive Compensation > Compensation Program Description

The complete payout matrix related to the Performance RSUs follows:

Honeywell’s Relative TSR Percentile Rank	Shares Earned as % of Target
>=75th	200%
60th	150%
50th	100%
40th	50%
35th	25%
<35th	0%

Extrapolate payout % for intermediate relative TSR points on matrix.

Beginning point for TSR determination based on 30 trading days from beginning of 3-year measurement period.

Ending point based on 30 trading days to end of measurement period.

After the three-year performance-period is over, earned shares are subject to an additional period of time vesting, which may vary by NEO, as shown on the table below which shows the target number Performance RSU granted to each NEO in 2016 and the related vesting periods.

2016 Performance RSU Awards

NEO	Target # of Shares (1)*	Grant Date Value (2)	Vesting (3)	Attributed to 2016 (4)
Thomas A. Szlosek	20,000	$2,675,000	33% in 3 years; 33% in 5 years; 34% in 7 years	$1,337,500
Darius Adamczyk	25,000	$3,343,750	33% in 3 years; 33% in 5 years; 34% in 7 years	$1,671,875
Timothy O. Mahoney	30,000	$4,012,500	50% in 3 years; 50% in 5 years	$2,006,250
Krishna Mikkilineni	22,000	$2,942,500	33% in 3 years; 33% in 5 years; 34% in 7 years	$1,471,250

(1) -	Performance RSUs with 100% of payout tied to Honeywell’s relative TSR performance against Compensation Peer Group over three years, followed by longer-term vesting period.

(2) -	Based on grant date value of $133.75, which reflects performance features. Valuation conducted by independent valuation company.

(3) -	Reflects longer time-vesting period. First three years corresponds with the relative-TSR performance period.

(4) -	Reflects annualized value attributed to the 2016 Compensation year by the Committee. Last cycle with this treatment prior to changes.

*	Prior to adjustment made pursuant to the spin-off of AdvanSix Inc. from Honeywell on October 1, 2016 (see page 62). The impact of this adjustment is reflected in the outstanding stock awards reported on the Outstanding Equity Awards table on page 63.

The award size and vesting terms are tailored for each individual NEO. The Committee takes into consideration factors similar to those evaluated for option grants. These include each NEO’s performance results, relative contribution to the overall success of Honeywell, future leadership potential, previous RSU grants, the amount of unvested equity each executive holds and the value and mix of long-term incentive awards granted to comparable named executive officers at the Compensation Peer Group companies. In particular, extended vesting periods are intended to strengthen the retention of these key executives in support of the company’s management development and succession plans.

Changes Being Made to the Timing of RSU Grants Based on Shareowner Feedback: In the past, RSU awards were considered on a biennial basis and issued off-cycle (typically in July) to correspond with the senior leadership succession plan review. Some shareowners felt that this practice made the awards appear as ‘one-off’ incremental awards and they preferred annual RSU grants be made as a regular part of the compensation program. As a result, the MDCC has decided that the 2016 Performance RSUs will be the last RSU grants to cover a two-year period (i.e., 2016 and 2017). No RSUs will be granted in 2017. Starting in 2018, RSUs granted on an annual basis as a part of the compensation program transition will be granted at the same time as other annual LTI awards.

54 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Other Compensation & Benefit Programs

OTHER COMPENSATION & BENEFIT PROGRAMS

RETIREMENT PLANS

We offer certain retirement benefits to our NEOs. Specifically, NEOs may participate in broad-based plans including a defined benefit pension plan and a 401(k) savings plan that provides matching Company contributions. We also maintain an unfunded supplemental retirement plan to replace the portion of an executive’s pension benefit that cannot be paid under the broad-based plans because of Internal Revenue Service (“IRS”) limitations. In addition, Mr. Cote is entitled to supplemental retirement benefits provided under a separate arrangement deemed necessary to recruit him to Honeywell in 2002. More information on retirement benefits can be found beginning on page 66.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Executive officers (including the NEOs) may choose to participate in certain nonqualified deferred compensation plans to permit retirement savings in a tax-efficient manner. Executive officers can elect to defer up to 100% of their annual ICP awards. In addition, executive officers may also participate in the Honeywell Supplemental Savings Plan maintained in order to permit deferral of base salary that cannot be contributed to the Company’s 401(k) savings plan due to IRS limitations. These amounts are matched by the Company only to the extent required to make up for a shortfall in the available match under the 401(k) savings plan due to such IRS limitations. Deferred compensation balances earn interest at a fixed rate based on the Company’s 15-year cost of borrowing, which is subject to change on an annual basis. Consistent with the long-term focus of the executive compensation program, matching contributions are treated as if invested in Company Common Stock. These plans are explained in detail beginning on page 70.

BENEFITS AND PERQUISITES

Our NEOs are entitled to participate in Honeywell-wide benefits such as life, medical, dental, accidental death and disability insurance that are competitive with other similarly-sized companies. The NEOs participate in these programs on the same basis as the rest of our salaried employees. We maintain excess liability coverage for management personnel, including the NEOs. The CEO also receives additional life insurance benefits agreed at his time of hire in 2002 to replace lost benefits from his prior employer. Our security policy requires the CEO and COO to use Honeywell aircraft for all air travel (business or personal) to ensure the personal security of these officers and protect the confidentiality of our business. The CEO and COO’s security plan also provides for home security and back-up power systems. From time to time, we also permit other executive officers to use Honeywell aircraft for personal or business use.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 55

Executive Compensation > Compensation Practices and Policies

COMPENSATION PRACTICES AND POLICIES

BEST PRACTICES

The MDCC regularly reviews best practices in governance and executive compensation and has revised Honeywell’s policies and practices over time, as follows:

GOVERNANCE AND EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Shareowner Engagement
•	Directors and management engagement with shareowners
Upon a Change in Control
•	Eliminated excise tax gross-ups for any new officers.
•	For LTI awards granted after the 2014 annual meeting of shareowners, eliminated the right to single trigger accelerated vesting of options, RSUs and GPUs.
•	Pay ICP awards at the time they would typically be paid (no acceleration) and based on business performance rather than target.
Balanced use of Performance Metrics to align pay with performance
•	Use different sets of operational metrics for ICP and the Growth Plan to drive top and bottom-line growth over multiple time frames aligned with our goal of sustained long-term performance.
•	Made RSU awards to officers contingent on three-year relative TSR performance against peers.
Eliminated perquisites
•	Eliminated annual cash flexible perquisite allowance for executive officers.
•	No tax gross-ups on perquisites for officers and directors.
Compensation Recovery (Clawbacks)
•	Permit the recapture of incentive compensation from senior executives in the event of a significant financial restatement.
•	Permit the cancellation and recovery of gains attributable to equity awards from employees who leave the Company to join a competitor.
Stock Ownership and other requirements for executive officers
•	Require officers to hold and maintain Common Stock equal in value to at least four times their base salary (six times for the CEO).
•	Require officers to hold the net shares from RSU vesting and the net gain shares from option exercises for at least one year.
•	Require automatic reinvestment of dividend equivalents on RSUs into additional RSUs, which vest according to the same schedule as the underlying RSUs to which they relate.
•	Prohibit granting of stock options with an exercise price less than the fair market value of Honeywell’s Common Stock on the date of grant.
•	Prohibit repricing (reduction in exercise price or exchange for cash) or reloading of stock options.
•	Prohibit hedging and pledging of shares by our executive officers and directors.
Independent Compensation Consultant
•	Employ an independent compensation consultant to review and advise the MDCC on executive compensation.
•	Prohibit them from performing any other services for Honeywell.
•	Regularly review the independence of any outside advisors as a component of the MDCC’s charter.
Guard the Company against competitive harm
•	Obtain enhanced restrictive covenants in connection with annual equity grants and certain succession planning actions.

56 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Compensation Practices and Policies

RISK OVERSIGHT CONSIDERATIONS

The MDCC believes that balancing the various elements of Honeywell’s executive compensation program:

•	Supports the achievement of competitive revenue, earnings and cash performance in variable economic and industry conditions without undue risk; and

•	Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of the Company’s long-term business strategy and destroy shareowner value.

The following compensation design features guard against unnecessary or excessive risk-taking:

RISK OVERSIGHT AND COMPENSATION DESIGN FEATURES
Robust processes for developing strategic and annual operating plans, approval of capital investments, internal control over financial reporting and other financial, operational and compliance policies and practices.
Diversity of the Company’s overall portfolio of businesses with respect to industries and markets served (types, long cycle/short cycle), products and services sold, and geographic footprint.
Review and Approval of Corporate, SBG and individual executive officer objectives by the MDCC to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk-taking.
Executive Compensation features that guard against unnecessary or excessive risk-taking include:
• Pay mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage strategies and actions that are in the Company’s long-term best interests;
• Base salaries are positioned to be consistent with executives’ responsibilities so they are not motivated to take excessive risks to achieve financial security;
• Incentive awards are determined based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;
• Design of long-term compensation program rewards executives for driving sustainable, profitable, growth for shareowners;
• Vesting periods for equity compensation awards encourage executives to focus on sustained stock price appreciation; and
• Incentive plans are not overly leveraged with maximum payouts capped and design features that are intended to balance pay for performance with an appropriate level of risk taking. The MDCC also has discretionary authority to adjust annual ICP payments, which further reduces the potential for negative business risk associated with such plans.
Adoption of “clawback” policies, which provide for the recoupment of incentive compensation paid to senior executives in event of a significant restatement of Company financial results. “Clawback” provisions in the Company’s current stock plan also allow the Company to cancel shares or recover gains realized by an executive if non-competition provisions are violated.
Prohibition on hedging and pledging of shares by our executive officers and directors.
Ownership thresholds in the Company’s stock ownership guidelines for officers that require NEOs to hold shares of Common Stock equal to four times their current annual base salary (six times for the CEO), as detailed in the Stock Ownership Guidelines.
• Officers must also hold the net shares from vesting of RSUs and the net gain shares from option exercises for at least one year.

Based upon the MDCC’s risk oversight and compensation policies, the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Honeywell’s operations or results. For a full discussion of the role of the Board of Directors in the risk oversight process, see page 13 of this proxy statement.

STOCK OWNERSHIP GUIDELINES

The MDCC believes that our executives more effectively pursue our shareowners’ long-term interests if our executives hold substantial amounts of stock. Accordingly, the MDCC adopted minimum stock ownership guidelines in May 2003 for all executive officers.

Under these guidelines, the CEO must hold shares of Common Stock equal in value to six times his current annual base salary. Other executive officers are required to own shares equal in value to four times their current base salary. Shares used in determining whether these guidelines are met include shares held personally, share equivalents held in qualified and nonqualified retirement accounts, and RSUs. The NEO’s currently maintain ownership levels well in excess of the minimum requirements.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 57

Executive Compensation > Compensation Practices and Policies

NAMED EXECUTIVE OFFICER STOCK OWNERSHIP

CEO		Other NEOs (average)
	REQUIRED 6x base pay	REQUIRED 4x base pay

ACTUAL 83× base pay*		ACTUAL 21× base pay*

High Levels of Ownership reflect long-term focus and commitment of leadership team.

* As of December 31, 2016

In addition, the stock ownership guidelines require officers to hold for at least one year the “net shares” from the vesting of RSUs or the “net gain shares” of Common Stock that they receive by exercising stock options. “Net shares” means the number of shares obtained when an RSU vests, less the number of shares withheld or sold to pay applicable taxes. “Net gain shares” means the number of shares obtained by exercising the option, less the number of shares the officer sells to cover the exercise price of the options and pay applicable taxes.

After the one-year holding period, officers may sell net shares or net gain shares, provided that, following any sale, they continue to hold shares of Common Stock in excess of the prescribed minimum stock ownership level.

RECOUPMENT/CLAWBACK

Our Corporate Governance Guidelines provide for the recoupment (or “clawback”) of incentive compensation paid to senior executives in the event of a significant restatement of financial results (a “Restatement”). Under the guidelines, the Board can seek recoupment if and to the extent that:

(i)	the amount of incentive compensation was calculated based upon the achievement of financial results that were subsequently reduced due to a Restatement;

(ii)	the senior executive engaged in misconduct; and

(iii)	the amount of incentive compensation that would have been awarded to the senior executive had the financial results been properly reported would have been lower than the amount actually awarded.

The complete text of the Corporate Governance Guidelines is posted on our website at www.honeywell.com (see “Investors/Corporate Governance/Guidelines”).

In addition, if during the two-year period following an executive officer’s termination of employment with Honeywell, he or she commences employment with, or otherwise provides services to a Honeywell competitor without the MDCC’s prior approval, then the Company reserves the right, for awards issued under the 2003, 2006, 2011 and 2016 Stock Incentive Plans, to:

•	Cancel all unexercised options; and

•	Recover any gains attributable to options that were exercised, and any value attributable to GPUs and RSUs that were paid, during the period beginning six months before and ending two years after the executive officer’s termination of employment.

Finally, we have entered into non-competition agreements with our executive officers that preclude them from going to work for a competitor for up to two years after termination of employment. The list of competitors and the duration of the non-competition covenant has been tailored, in each case, to the executive officer’s position and the competitive threat this represents. Because money damages cannot adequately compensate Honeywell for violations of these non-competition covenants, we have a full range of equitable remedies at our disposal to enforce these agreements, including the ability to seek injunctive relief.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to the NEOs (excluding the Chief Financial Officer) if certain conditions are not satisfied. The MDCC’s general policy is to preserve the deductibility of compensation paid to the NEOs while maintaining compensation programs that effectively attract, motivate and retain exceptional executives in a highly competitive environment. Nevertheless, the MDCC authorizes payments that might not be deductible if it believes they are in the best interests of the Company and its shareowners and consistent with the objectives of the Company’s executive compensation program. In addition, in certain years, individuals may receive non-deductible payments resulting from awards made prior to becoming an NEO.

58 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Compensation Practices and Policies

PLEDGING AND HEDGING TRANSACTIONS IN COMPANY SECURITIES

Executive officers and directors are prohibited from pledging Honeywell’s securities or using Honeywell’s securities to support margin debt. All other employees must exercise extreme caution in pledging Honeywell’s securities or using Honeywell’s securities to support margin debt.

Hedging by directors, executive officers and employees on our restricted trading list is prohibited and is strongly discouraged for all other employees. For this purpose, hedging means purchasing financial instruments (including forward sale contracts, swaps, collars and interests in exchange funds) that are designed to offset any decrease in the market value of Company stock held, directly or indirectly by them, whether the stock was acquired pursuant to a compensation arrangement or otherwise.

All employees and directors are prohibited from engaging in short sales of Honeywell securities. Also, selling or purchasing puts or calls or otherwise trading in or writing options on Honeywell’s securities by employees, officers and directors is also prohibited.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The MDCC reviewed and discussed Honeywell’s Compensation Discussion and Analysis with management. Based on this review and discussion, the MDCC recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Form 10-K for the year ended December 31, 2016.

The Management Development and Compensation Committee

D. Scott Davis, Chair

William S. Ayer

Clive Hollick

Grace D. Lieblein

Bradley T. Sheares

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 59

Executive Compensation > Summary Compensation Table

SUMMARY COMPENSATION TABLE

Named Executive Officer and Principal Position	Year	Salary($)	Bonus($)(2)	Stock Awards($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(6)	All Other Compen- sation($)(7)	SEC Total Compensation
David M. Cote Chairman of the Board and Chief Executive Officer	2016	$1,890,000	$5,700,000	$0	$ 9,348,000	$0	$3,632,959	$690,542	$21,261,501
	2015	$1,890,000	$5,700,000	$0	$10,338,000	$14,250,000	$1,421,493	$927,851	$34,527,344
	2014	$1,865,769	$5,500,000	$0	$14,816,000	$0	$6,183,531	$776,821	$29,142,121
Thomas A. Szlosek Senior Vice President, Chief Financial Officer	2016	$840,000	$850,000	$2,675,000	$2,337,000	$0	$240,715	$51,400	$6,994,115
	2015	$829,077	$850,000	$0	$2,153,750	$3,000,000	$200,277	$56,812	$7,089,916
	2014	$754,750	$700,000	$2,494,750	$1,636,000	$0	$126,519	$46,285	$5,758,304
Darius Adamczyk(1) Chief Operating Officer	2016	$1,120,383	$1,450,000	$3,343,750	$3,896,000	$0	$349,933	$95,888	$10,255,954
Timothy O. Mahoney President & Chief Executive Officer, Aerospace	2016	$917,019	$850,000	$4,012,500	$2,726,500	$0	$998,274	$56,021	$9,560,314
	2015	$907,462	$900,000	$0	$3,015,250	$3,725,000	$924,036	$55,448	$9,527,196
	2014	$878,365	$800,000	$2,993,700	$2,863,000	$0	$1,979,018	$53,702	$9,567,785
Krishna Mikkilineni(1) Senior Vice President, Engineering, Operations & Information Technology	2016	$717,678	$725,000	$2,942,500	$2,181,200	$0	$1,183,040	$43,915	$7,793,333

Footnotes to Summary Compensation Table:

(1)   First reported as NEO in 2016.

(2)   Amounts reflect annual ICP awards in year earned.

(3)   The grant date fair value of the 2016 Stock Awards (Performance RSUs) of $133.75 includes assumptions relative to the potential of achievement of the relative-TSR performance conditions underlying the award, calculated in accordance with FASB ASC Topic 718 based on a multifactor Monte Carlo simulation of Honeywell’s stock price and TSR relative to each of the other companies in the Compensation Peer Group. Valuation conducted by independent valuation company.

(4)   The 2016 Option Awards shown reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model at the time of grant, with the expected-term input derived from a risk-adjusted Monte Carlo simulation of the historical exercise behavior and probability-weighted movements in Honeywell’s stock price over time. The 2016 annual Option Awards were awarded on February 25, 2016, with a Black-Scholes value of $15.58 per share at the time of grant. A discussion of the assumptions used in the valuation of option awards made in fiscal year 2016 may be found in Note 18 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2016.

(5)   The 2015 amounts reflect the full earned award under the Growth Plan with respect to the 2014-2015 performance cycle, reported in a single year as required by applicable SEC rules. Actual payments of earned Growth Plan awards are made in two equal installments following the performance period. The first payment for the 2014-2015 Growth Plan performance cycle award was made in March 2016 and the second payment was made in March 2017.

Named Executive Officer	Change in Aggregate Pension Value(a)	Above Market Interest
David M. Cote	$2,909,919	$723,040
Thomas A. Szlosek	$186,417	$54,298
Darius Adamczyk	$348,858	$1,075
Timothy O. Mahoney	$896,536	$101,738
Krishna Mikkilineni	$1,171,997	$11,043
(a) Change in aggregate pension value amounts include a change in discount rate from 4.46% as of December 31, 2015 to 4.20% as of December 31, 2016.

(6)   The 2016 values represent (i) the aggregate change in the present value of each Named Executive Officer’s accumulated benefit under the Company’s pension plans from December 31, 2015 to December 31, 2016 (as disclosed in the Pension Benefits table on page 66 of this proxy statement) and (ii) interest earned in 2016 on deferred compensation that is considered “above-market interest” under SEC rules (as discussed beginning on page 71 of this proxy statement).

60 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Summary Compensation Table

(7)   For 2016, all other compensation consists of the following:

Item	Mr. Cote	Mr. Szlosek	Mr. Adamczyk	Mr. Mahoney	Mr. Mikkilineni
Excess liability insurance(a)	$1,000	$1,000	$1,000	$1,000	$1,000
Executive life insurance(b)	$62,000	—	—	—	—
Matching Contributions(c)	$117,150	$50,400	$66,635	$55,021	$42,915
Personal use of Company aircraft(d)	$352,816	—	$18,985	—	—
Security Systems(e)	$21,016	—	$9,268	—	—
Tax, Legal and Financial Planning	$135,404	—	—	—	—
Honeywell Products/Services(f)	$1,156	—	—	—	—
Totals	$690,542	$51,400	$95,888	$56,021	$43,915
(a)	Represents the annual premiums paid by the Company to purchase excess liability insurance coverage for each Named Executive Officer.
(b)	Under the terms of Mr. Cote’s 2002 employment agreement, which was entered into upon his joining the Company, the Company is obligated to provide Mr. Cote with $10 million in life insurance coverage at the Company’s cost. The Company reimbursed Mr. Cote a total of $62,000 for life insurance premiums paid by him in 2016.
(c)	Represents total Company matching contributions to each Named Executive Officer’s accounts in the tax-qualified Honeywell Savings and Ownership Plan and the non-tax-qualified Supplemental Savings Plan.
(d)	For security reasons, Messrs. Cote and Adamczyk are required by Company policy to use Company aircraft for all business and personal travel (in the case of Mr. Adamczyk, the requirement to use Company aircraft for specific personal travel may be waived at the discretion of Honeywell’s security personnel). Other NEOs may have access to available corporate aircraft for personal travel, from time to time, if approved by the CEO. The amount shown for each Named Executive Officer represents the aggregate incremental cost of personal travel by the Named Executive Officer. This amount is calculated by multiplying the total number of personal flight hours by the average direct variable operating costs (e.g., expenses for aviation employees, variable aircraft maintenance, telecommunications, transportation charges, including but not limited to hangar and landing fees, aviation fuel, and commissaries) per flight hour for Company aircraft. In 2016, 95% of the use of Company aircraft was for business purposes.
(e)	In accordance with the Company’s CEO security plan (which was updated in 2016 to cover Mr. Adamczyk), represents the total cost paid by the Company in 2016 for equipment, installation and expenses relating to personal residential security provided to protect Mr. Cote and Mr. Adamczyk.
(f)	Represents the incremental cost of Honeywell products and services provided for personal use. Mr. Cote was imputed for income related to these costs (no tax gross-up).

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 61

Executive Compensation > Grants of Plan-Based Awards—Fiscal Year 2016

GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2016

										All Other
										Option		Closing
										Awards:	Exercise	Price on
				Estimated Future			Estimated Future			Number of	or Base	Date of	Grant Date
				Payouts Under Non-Equity			Payouts Under Equity			Securities	Price	Grant of	Fair Value
				Incentive Plan Awards(2)			Incentive Plan Awards(3)			Underlying	of Option	Option	of Stock
Named	Award	Grant	Units	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards	and Option
Executive Officer	Type(1)	Date	(#)	($)	($)	($)	(#)	(#)	(#)	(#)(4)	($/Sh)	($/Sh)	Awards(5)
David M. Cote	NQSO	2/25/2016	—	—	—	—	—	—	—	600,000	$103.65	$104.19	$9,348,000
	GPU	2/25/2016	95,000	$4,750,000	$9,500,000	$19,000,000	—	—	—
Thomas A. Szlosek	NQSO	2/25/2016	—	—	—	—	—	—	—	150,000	$103.65	$104.19	$2,337,000
	GPU	2/25/2016	25,000	$1,250,000	$2,500,000	$5,000,000	—	—	—
	RSU	7/29/2016		—	—	—	5,000	20,000	40,000	—	—	—	$2,675,000
Darius Adamczyk	NQSO	2/25/2016	—	—	—	—	—	—	—	150,000	$103.65	$104.19	$2,337,000
	NQSO	4/4/2016	—	—	—	—	—	—	—	100,000	$112.82	$112.55	$1,559,000
	GPU	2/25/2016	40,000	$2,000,000	$4,000,000	$8,000,000	—	—	—
	RSU	7/29/2016		—	—	—	6,250	25,000	50,000	—	—	—	$3,343,750
Timothy O. Mahoney	NQSO	2/25/2016	—	—	—	—	—	—	—	175,000	$103.65	$104.19	$2,726,500
	GPU	2/25/2016	25,000	$1,250,000	$2,500,000	$5,000,000	—	—	—
	RSU	7/29/2016		—	—	—	7,500	30,000	60,000	—	—	—	$4,012,500
Krishna P. Mikkilineni	NQSO	2/25/2016	—	—	—	—	—	—	—	140,000	$103.65	$104.19	$2,181,200
	GPU	2/25/2016	20,000	$1,000,000	$2,000,000	$4,000,000	—	—	—
	RSU	7/29/2016		—	—	—	5,500	22,000	44,000	—	—	—	$2,942,500

Note: Equity awards and estimated future payouts on this schedule are shown as of the grant date.

(1)	Award Type: NQSO = Nonqualified Stock Option GPU = Growth Plan Unit RSU = Performance Restricted Stock Unit

(2)	The amount in the Units column represents the number of GPUs awarded for the performance period of January 1, 2016-December 31, 2017. Each GPU is worth $50 at Threshold, $100 at Target and $200 at Maximum. Any earned award is paid out in equal installments as follows: 50% in March 2018 and 50% in March 2019. While the award to Mr. Cote is listed as a non-equity incentive award, the MDCC retroactively changed the form of payment for this award to be paid in shares instead of cash.

(3)	The amount in the Target column represents the number of RSUs granted to the Named Executive Officer on the grant date under the 2016 SIP. The RSUs granted to Mr. Adamczyk, Mr. Mikkilineni and Mr. Szlosek vest 33% each on July 31, 2019 and July 31, 2021 with the remaining RSUs vesting on July 31, 2023 and the RSUs granted to Mr. Mahoney vest 50% each on July 31, 2019 and July 31, 2021.

(4)	NQSO awards in this column represent annual stock options granted to the Named Executive Officers on the grant date. These stock options vest in equal annual installments over a period of four years.

(5)	The grant date fair value of each NQSO in this column was $15.58 ($15.59 for grant to Mr. Adamczyk on April 4, 2016), calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option valuation model at the time of grant.

DESCRIPTION OF PLAN BASED AWARDS

All NQSO awards granted to the Named Executive Officers in fiscal year 2016 were granted under the Company’s 2016 Stock Incentive Plan and are governed by and subject to the terms and conditions of the 2016 Stock Incentive Plan and the relevant award agreements. A detailed discussion of these long-term incentive awards can be found beginning on page 49 of this proxy statement.

IMPACT OF ADVANSIX SPIN-OFF ON OUTSTANDING EQUITY AWARDS

Effective October 1, 2016, Honeywell completed the spin-off of its wholly owned subsidiary, AdvanSix Inc. (“AdvanSix”) to holders of record of Honeywell common stock as of September 16, 2016. In accordance with the terms of the underlying Stock Incentive Plans, unexercised non-qualified stock options and unvested and deferred restricted stock units (including Performance RSUs) that were outstanding as of the October 1, 2016 distribution date were adjusted to preserve their pre-spin-off economic value. Each stock option or full value award was adjusted upward by multiplying the number of shares outstanding before the spin-off by a conversion ratio of 1.005724. Outstanding stock option exercise prices were adjusted downward on a grant-by-grant basis, by dividing the exercise price before the spin-off by a conversion ratio of 1.005724.

The number of securities underlying unexercised stock options and stock awards, as well as the option exercise prices, listed on the Outstanding Equity Awards at 2016 Fiscal Year-End table below include the adjustments made as a result of the AdvanSix spin-off.

62 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Outstanding Equity Awards at 2016 Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

	Option Awards						Stock Awards
		Number of	Number of				Number of		Market Value
		Securities	Securities				Shares or		of Shares
		Underlying	Underlying				Units of		or Units
		Unexercised	Unexercised		Option	Option	Stock That		of Stock
	Grant	Options(#)	Options(#)		Exercise	Expiration	Have Not		That Have
Name	Year	Exercisable	Unexercisable		Price($)	Date	Vested(#)		Not Vested($)(1)
David M. Cote	2016	0	603,434	(2)	$103.07	2/24/2026	—		—
	2015	150,858	452,576	(3)	$103.31	2/25/2025	—		—
	2014	301,717	301,717	(4)	$93.44	2/26/2024	—		—
	2013	565,719	188,574	(5)	$69.38	2/26/2023	—		—
	2012	704,006	—		$59.53	2/28/2022	—		—
	2011	779,436	—		$56.73	2/24/2021	—		—
	2010	955,437	—		$39.95	2/25/2020	—		—
	2009	955,437	—		$28.19	2/23/2019	—		—
	2008	653,720	—		$58.15	2/25/2018	—		—
	Total	5,066,330	1,546,301				0		$0
Thomas Szlosek	2016	0	150,858	(2)	$103.07	2/24/2026	20,338	(8)	2,356,102
	2015	31,428	94,287	(3)	$103.31	2/25/2025	—		—
	2014	50,286	50,286	(4)	$93.44	2/26/2024	26,503	(9)	3,070,317
	2013	18,857	6,286	(6)	$73.04	4/8/2023	—		—
	2013	30,171	10,057	(5)	$69.38	2/26/2023	—		—
	2012	100,572	—		$59.53	2/28/2022	—		—
	2011	40,228	—		$56.73	2/24/2021	—		—
	2010	20,114	—		$39.95	2/25/2020	4,393	(10)	508,821
	Total	291,656	311,774				51,233		$5,935,240
Darius Adamczyk	2016	0	100,572	(7)	$112.18	4/3/2026	—		—
	2016	0	150,858	(2)	$103.07	2/24/2026	25,422	(8)	2,945,156
	2015	37,714	113,144	(3)	$103.31	2/25/2025	—		—
	2014	70,400	70,401	(4)	$93.44	2/26/2024	27,562	(9)	3,193,041
	2013	30,171	10,057	(5)	$69.38	2/26/2023	—		—
	2012	93,029	—		$59.53	2/28/2022	74,645	(12)	8,647,603
	2011	11,565	—		$56.73	2/24/2021	3,867	(13)	447,942
	2010	5,028	—		$39.95	2/25/2020	—		—
	Total	247,907	445,032				131,496		$15,233,742
Timothy O. Mahoney	2016	0	176,001	(2)	$103.07	2/24/2026	30,506	(11)	3,534,094
	2015	44,000	132,001	(3)	$103.31	2/25/2025	—		—
	2014	88,000	88,001	(4)	$93.44	2/26/2024	31,802	(9)	3,684,287
	2013	150,858	50,286	(5)	$69.38	2/26/2023	—		—
	2012	150,858	—		$59.53	2/28/2022	33,367	(14)	3,865,552
	2011	211,202	—		$56.73	2/24/2021	—		—
	2010	211,202	—		$39.95	2/25/2020	23,611	(15)	2,735,344
	Total	856,120	446,289				119,286		$13,819,277
Krishna Mikkilineni	2016	0	140,801	(2)	$103.07	2/24/2026	22,371	(8)	2,591,654
	2015	27,657	82,972	(3)	$103.31	2/25/2025	—		—
	2014	50,286	50,286	(4)	$93.44	2/26/2024	21,202	(9)	2,456,230
	2013	15,085	5,029	(6)	$73.04	4/8/2023	—		—
	2013	60,343	20,114	(5)	$69.38	2/26/2023	—		—
	2012	80,457	—		$59.53	2/28/2022	18,537	(14)	2,147,516
	2011	85,486	—		$56.73	2/24/2021	—		—
	2010	50,286	—		$39.95	2/25/2020	14,167	(15)	1,641,230
	2008	13,074	—		$58.15	2/26/2018	—		—
	Total	382,674	299,202				76,277		$8,836,630

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 63

Executive Compensation > Outstanding Equity Awards at 2016 Fiscal Year-End

(1)	Market value determined using the closing market price of $115.85 per share of Common Stock on December 31, 2016.

(2)	2016 option grants vest in four annual installments at the rate of 25% per year. Installments vest on February 25, 2017, February 25, 2018, February 25, 2019 and February 25, 2020.

(3)	2015 option grants vest in four annual installments at the rate of 25% per year. The first installment vested on February 26, 2016. The remaining installments will vest on February 26, 2017, February 26, 2018 and February 26, 2019.

(4)	2014 option grants vest in four annual installments at the rate of 25% per year. The first two installments vested on February 27, 2015 and February 27, 2016. The remaining installments will vest on February 27, 2017 and February 27, 2018.

(5)	2013 option grants vest in four annual installments at the rate of 25% per year. The first three installments vested on February 27, 2014, February 27, 2015, and February 27, 2016. The remaining installment vested on February 27, 2017.

(6)	April 9, 2013 option grant vests in four annual installments at the rate of 25% per year. The first three installments vested on April 9, 2014, April 9, 2015, and April 9, 2016. The remaining installment will vest on April 9, 2017.

(7)	2016 promotional option grant that vests in four annual installments at the rate of 25% per year. Installments vest on April 4, 2017, April 4, 2018, April 4, 2019 and April 4, 2020.

(8)	100% of these Performance RSUs are subject to an upward or downward adjustment based on Honeywell’s TSR performance relative to the Compensation Peer Group over a three-year period of August 1, 2016–July 31, 2019. These Performance RSUs also contain extended vesting periods with 33% vesting on July 31, 2019, 33% on July 31, 2021 and 34% on July 31, 2023. The number of Performance RSUs reflected here includes dividend equivalents granted on the target number of shares through December 31, 2016 which were reinvested as additional unvested Performance RSUs that will be adjusted and vest on the same basis as the underlying Performance RSUs to which they relate.

(9)	These RSUs will vest 33% on July 25, 2017, 33% on July 25, 2019 and 34% on July 25, 2021. RSUs reflected here include dividend equivalents granted through December 31, 2016 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(10)	49% of these RSUs vested on February 26, 2015. The remaining RSUs will vest on February 26, 2017. RSUs reflected here include dividend equivalents granted through December 31, 2016 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(11)	100% of these Performance RSUs are subject to an upward or downward adjustment based on Honeywell’s TSR performance relative to the Compensation Peer Group over a three-year period of August 1, 2016–July 31, 2019. These Performance RSUs also contain extended vesting periods with 50% vesting on July 31, 2019, 50% on July 31, 2021. The number of Performance RSUs reflected here includes dividend equivalents granted on the target number of shares through December 31, 2016 which were reinvested as additional unvested Performance RSUs that will be adjusted and vest on the same basis as the underlying Performance.

(12)	33% of these RSUs vested on March 1, 2015. The remaining RSUs will vest on March 1, 2017 and March 1, 2019. RSUs reflected here include dividend equivalents granted through December 31, 2016 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(13)	These RSUs will vest 100% on July 29, 2018. RSUs reflected here include dividend equivalents granted through December 31, 2016 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(14)	33% of these RSUs vested on July 25, 2015.The remaining RSUs will vest on July 25, 2017 and July 25, 2019. RSUs reflected here include dividend equivalents granted through December 31, 2016 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(15)	49% of these RSUs vested on October 6, 2015. The remaining RSUs will vest on October 6, 2017. RSUs reflected here include dividend equivalents granted through December 31, 2016 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate. These outstanding RSUs reflect the impact of a positive 20% performance adjustment as a result of Honeywell’s relative TSR performance ranking against its Compensation Peer Group being in the top third over both the one-year period ended June 30, 2011 (Honeywell ranked #3 of 15) and 30-month period ended December 31, 2012 (Honeywell ranked #1 of 15).

64 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Option Exercises and Stock Vested-Fiscal Year 2016

OPTION EXERCISES AND STOCK VESTED-FISCAL YEAR 2016

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on		Value Realized	Acquired on		Value Realized
Named Executive Officer	Exercise(#)		on Exercise($)	Vesting(#)		on Vesting($)
David M. Cote	700,000	(1)	$48,141,590	—		—
Thomas A. Szlosek	—		—	64,959	(2)	$6,775,920
Darius Adamczyk	—		—	14,263	(3)	$1,515,176
Timothy O. Mahoney	60,000	(4)	$4,610,452	4,417	(5)	$511,886
Krishna Mikkilneni	—		—	—		—

Number of Shares Acquired on Exercise (#) Column represents the total number of stock options exercised during 2016 before the sale of option shares to cover the option exercise price, transaction costs and applicable taxes.

Value Realized on Exercise ($) Column represents “in the money” value of stock options at exercise calculated as: the difference between the market price at exercise and the exercise price, multiplied by the total number of options exercised. The individual totals may include multiple exercise transactions during the year. Under Honeywell’s Stock Ownership Guidelines, an officer must hold after-tax net gain shares from an options exercise for at least one year before they can be sold (waived upon retirement).

Number of Shares Acquired on Vesting (#) Column represents the total number of RSUs that vested during 2016 before share withholding for taxes and transaction costs, and without considering prior deferral elections.

Value Realized on Vesting ($) Column represents the total value of RSUs at the vesting date calculated at the average of the high and low share price of one share of Common Stock on the day of vesting multiplied by the total number of RSUs that vested. The individual totals may include multiple vesting transactions during the year. Under Honeywell’s Stock Ownership Guidelines, an officer must hold after-tax net shares from an RSU vesting for at least one year before they can be sold (waived upon retirement).

(1)	Relates to stock options originally granted in February 2007 with a ten-year term that would have expired in 2017 if not exercised. In connection with the stock option exercise, shares were withheld to cover the exercise price and the applicable taxes due upon exercise with Mr. Cote receiving a total of 165,495 net gain shares. Net gain shares must be held at least one year before they can be sold.

(2)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Szlosek retained a total of 31,798 net shares. Net shares must be held at least one year before they can be sold.

(3)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Adamczyk retained a total of 7,003 net shares. Net shares must be held at least one year before they can be sold.

(4)	In connection with these stock option exercises, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Mr. Mahoney retaining a total of 21,370 net gain shares. Net gain shares must be held at least one year before they can be sold.

(5)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Mahoney retained a total of 2,363 net shares. Net shares must be held at least one year before they can be sold.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 65

Executive Compensation > Pension Benefits

PENSION BENEFITS

The following table provides summary information about the pension benefits that have been earned by our Named Executive Officers under two pension plans, the Honeywell International Inc. Supplemental Executive Retirement Plan (the “SERP”) and the Honeywell International Inc. Retirement Earnings Plan (the “REP”). The SERP and REP benefits depend on the length of each Named Executive Officer’s employment with us (and companies that have been acquired by us). This information is provided in the table below under the column entitled “Number of years of credited service.” The column in the table below entitled “Present value of accumulated benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by each Named Executive Officer. It is based on various assumptions, including assumptions about how long each Named Executive Officer will live and future interest rates. Additional details about the pension benefits for each Named Executive Officer follow the table.

Pension Benefits—Fiscal Year 2016

		Number of Years	Present Value of
		of Credited	Accumulated
Named Executive Officer	Plan Name	Service(#)	Benefits($)(1)
David M. Cote	REP	14.9	$150,820
	SERP	14.9	$58,729,403
	Total	—	$58,880,223
Thomas A. Szlosek	REP	12.6	$195,591
	SERP	12.6	$791,978
	Total	—	$987,569
Darius Adamczyk	REP	4.7	$77,700
	SERP	8.5	$643,077
	Total	—	$720,777
Timothy O. Mahoney	REP	19.1	$869,600
	SERP	19.1	$7,633,473
	Total	—	$8,503,073
Krishna Mikkilineni	REP	31.1	$1,028,382
	SERP	31.1	$5,545,119
	Total	—	$6,573,501

(1)	The present value of the accumulated retirement benefit for each Named Executive Officer is calculated using a 4.20% discount rate, the projected RP-2014 post-retirement mortality table using scale MP-2016 and a retirement age of 62 for Messrs. Mahoney and Mikkilineni, 64 for Mr. Cote, and 65 for Messrs. Szlosek and Adamcyzk, the earliest ages at which the Named Executive Officer can retire without an early retirement benefit reduction. Mr. Cote’s present value is based on a single-life annuity payment form.

Summary Information

•	The REP is a tax-qualified pension plan in which a significant portion of our U.S. employees participate.

•	The REP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the amount of benefits that can be provided. As a result, the pensions that can be paid under the REP for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the SERP.

•	In addition, Mr. Cote is entitled to an additional supplemental pension benefit that is described under the Contractual formula below. This supplemental pension benefit is also provided by the SERP.

•	All SERP and Contractual benefits will be paid on the first day of the first month that begins following the 105th day after the later of the officer’s separation from service (as that term is defined in Internal Revenue Code Section 409A) or his earliest retirement date.

66 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Pension Benefits

Pension Benefit Calculation Formulas

Within the REP and the SERP, a variety of formulas are used to determine pension benefits. Different benefit formulas apply for different groups of employees for historical reasons. Generally, as we have grown through acquisitions, we have in many cases retained the benefit formulas under pension plans that were maintained by the companies that we acquired, in order to provide continuity for employees. The differences in the benefit formulas for our Named Executive Officers reflect this history. The explanation below describes the formulas that are used to determine the amount of pension benefits for each of our Named Executive Officers under the REP and the SERP.

Name of Formula	Benefit Calculation
REP	Lump sum equal to (1) 6% of final average compensation (annual average compensation for the five calendar years out of the previous ten calendar years that produces highest average) times (2) credited service.
Allied Salaried	Single life annuity equal to (1)(A) 2% of final average compensation (average of compensation for the 60 consecutive months out of prior 120 months that produces highest average) times (B) credited service (up to 25 years), minus (2) 64% of estimated Social Security benefits. The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 was included in 2015 compensation.
Signal	Single life annuity equal to (1)(A) 1.5% of final average compensation (average of compensation for the 60 consecutive months out of the last 120 that produces the highest average) times (B) credited service (with no limit on service), minus (2)(A) 1.5% of estimated Social Security benefits times (B) credited service up to 33 1/3 years. The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 was included in 2015 compensation.
Honeywell Retirement Benefit Plan (“HRBP”)	Single life annuity at age 67 equal to the sum of (1)(A) 1.0% of final average earnings (average earnings for the five calendar years out of the previous ten calendar years that produce highest average) times credited service up to 30 years, plus (B) 1/2400 of final average earnings for up to 60 months if credited service exceeds 360 months; and (2) 0.6% of final average earnings in excess of the covered earnings base (average of taxable wage bases for the 35-year period ending with the participant’s 67th birthday) times credited service up to 30 years. The final average earnings component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included. The covered earnings base is calculated using the 2015 taxable wage base for years after 2015.
Contractual	For Mr. Cote, single life annuity equal to 60% of the average of final three years of base salary and bonus.

For each pension benefit calculation formula listed in the chart above, compensation includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump sum incentives. Calculations for pension formulas other than the REP and HRBP formulas include the annual incentive compensation in the year earned. The REP and HRBP formulas include annual incentive compensation in the year paid. The amount of compensation taken into account under the REP is limited by tax rules. The amount of compensation taken into account under the SERP and the Contractual formula is not. Except as otherwise described below, the compensation changes described above for the Allied Salaried, Signal, and HRBP formulas also apply to the compensation taken into account under the SERP.

The benefit formulas above describe the pension benefits in terms of a lump sum cash payment (for the REP formula) or a single life annuity (for the other formulas). Participants are entitled to receive their benefits in other payment forms, including, for example joint and survivor annuities, period certain annuities and level income payments. However, the value of each available payment form is the same. Based on prior elections, Messrs. Cote and Mikkilineni will receive their SERP benefits and any Contractual benefits in the form of a lump sum, and Mr. Mahoney will receive his SERP benefit in the form of an annuity.

The Allied Salaried formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant’s age and years of service equal or exceed 60 and the participant has attained age 50 with at least five years of service or if the participant’s age and years of service equal or exceed 80 regardless of the participant’s age. If the participant retires early, the participant’s benefit at normal retirement age is reduced by 1/4 of 1% for each month payments begin before age 62 (3% per year). In addition, the Social Security benefit reduction portion of the formula is reduced by 1/180 for each month benefits are paid between ages 60 and 65, and 1/360 for each month benefits are paid before the participant’s 60th birthday.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 67

Executive Compensation > Pension Benefits

The HRBP formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant has attained age 55 with at least ten years of vesting service or he retires after his 65th birthday. If the participant retires early, his age and years of vesting service equal or exceed 85, his unreduced Social Security retirement age is 67 under the formula, and he was born between 1958 and 1960, the participant’s benefit at age 67 is reduced by 0.35% for each full month benefits are paid before the first of the month following the participant’s 66th birthday.

As stated above, the pension formula used to determine the amount of pension benefits under each of the plans for our Named Executive Officers differs for historical reasons. Also, additional contractual pension benefits have been provided to certain Named Executive Officers as deemed necessary and appropriate at the time of their recruitment to the Company or to retain the executive. The table below describes which formulas are applicable to each of our Named Executive Officers.

Name/Formula	Description of Total Pension Benefits
Mr. Cote Total pension benefit = Contractual formula benefits

•  The amount payable under the Contractual formula is reduced by amounts calculated under the REP formula and payable under the REP and the SERP plans. Mr. Cote’s Contractual formula benefits are also reduced by amounts he will receive from the retirement plans of his former employer, General Electric Company.

•  Mr. Cote is currently eligible for retirement benefits payable under his Contractual formula without reduction or subsidy.

•  Mr. Cote’s Contractual formula benefits included in the table reflect the present value of a single life annuity with no surviving spouse benefit.

•  Mr. Cote is entitled to a monthly pension benefit from his former employer, General Electric Company, in an amount of $5,649.

Mr. Szlosek Total pension benefit = REP formula benefits	• Mr. Szlosek’s pension benefits under the REP and the SERP are determined under the REP formula.
Mr. Adamcyzk Total pension benefit = REP formula benefits	• Mr. Adamczyk’s pension benefits under the REP and the SERP are determined under the REP formula, with the SERP benefit calculated using all of his Honeywell employment as credited service.
Mr. Mahoney Total pension benefit = Allied Salaried formula benefits

•  Mr. Mahoney is currently eligible for early retirement benefits payable under the Allied Salaried formula. The value of his benefit payable on December 31, 2016 does not exceed the benefit shown in the table above.

•  A portion of Mr. Mahoney’s pension benefits under the REP and a portion of his SERP benefits are determined under the Signal formula. These amounts are part of, not in addition to, his Allied Salaried formula benefits.

Mr. Mikkilineni Total pension benefit = Allied Salaried formula benefits

•  Mr. Mikkilineni is currently eligible for early retirement benefits payable under the Allied Salaried formula. Due to subsidized early retirement, the value of his benefit payable on December 31, 2016 exceeds the benefit shown in the table above by $386,893.

•  The final average compensation freeze for amounts earned or paid after December 31, 2015 does not apply to the calculation of Mr. Mikkilineni’s SERP benefits.

•  A portion of Mr. Mikkilineni’s pension benefits under the REP and a portion of his SERP benefits are determined under the HRBP formula. These amounts are part of, not in addition to, his Allied Salaried formula benefits.

68 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Nonqualified Deferred Compensation

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2016

Since 2005, Honeywell has taken steps to limit deferred compensation amounts owed to executives by reducing the overall interest rate earned on new deferrals and accelerating the payout of deferred amounts, thereby limiting the period over which interest is earned. These include changing the interest rate accruing on new deferrals under the Honeywell Supplemental Savings Plan (the “SS Plan”) and the Honeywell Salary and Incentive Award Deferral Plan for Selected Employees (the “DIC Plan”) from a fixed above-market rate to a rate that changes annually based on the Company’s 15-year cost of borrowing; and requiring payment of the SS Plan or DIC deferrals to begin shortly after termination of employment in a lump sum unless the participant leaves the Company after reaching retirement (age 55 with ten years of service). In addition, cash dividend equivalents on vested deferred RSUs cannot be deferred and dividend equivalents on unvested RSUs are reinvested in additional RSUs and subject to the same vesting schedule as the underlying RSUs.

		Executive	Registrant	Aggregate		Aggregate
		Contributions	Contributions	Earnings	Aggregate	Balance
		in last	in last	in last	Withdrawals/	at last
Named Executive Officer	Plan	FY($)(2)	FY($)(2)	FY($)(2)	Distributions ($)	FYE($)(2)
David M. Cote	SS Plan	$133,200	$99,900	$548,438	$0	$6,024,625
	DIC Plan	$0	$0	$2,092,645	$0	$22,251,466
	Deferred RSUs(1)	$0	$0	$11,554,372	$0	$100,801,055
	Growth Plan(3)	$0	$7,125,000	$0	$0	$7,125,000
	Total	$133,200	$7,224,900	$14,195,455	$0	$136,202,146
Thomas A. Szlosek	SS Plan	$259,200	$36,900	$129,766	$0	$2,705,329
	DIC Plan	$425,000	$0	$207,804	$0	$4,982,694
	Deferred RSUs(1)	$0	$0	$599,906	$0	$5,226,689
	Growth Plan(3)	$0	$1,500,000	$0	$0	$1,500,000
	Total	$684,200	$1,536,900	$937,476	$0	$14,414,712
Darius Adamczyk	SS Plan	$70,846	$53,135	$28,099	$0	$449,339
	DIC Plan	$0	$0	$0	$0	$0
	Deferred RSUs(1)	$0	$0	$0	$0	$0
	Growth Plan(3)	$0	$1,410,000	$0	$0	$1,410,000
	Total	$70,846	$1,463,135	$28,099	$0	$1,859,339
Timothy O. Mahoney	SS Plan	$284,616	$40,910	$211,741	$0	$3,773,708
	DIC Plan	$0	$0	$317,281	$0	$6,100,015
	Deferred RSUs(1)	$0	$0	$470,859	$0	$5,309,753
	Growth Plan(3)	$0	$1,862,500	$0	$0	$1,862,500
	Total	$284,616	$1,903,410	$999,881	$0	$17,045,976
Krishna Mikkilineni	SS Plan	$218,032	$29,415	$61,019	$0	$1,379,923
	DIC Plan	$325,000	$0	$40,609	$0	$1,181,227
	Deferred RSUs(1)	$0	$0	$0	$0	$0
	Growth Plan(3)	$0	$1,125,000	$0	$0	$1,125,000
	Total	$543,032	$1,154,415	$101,628	$0	$3,686,150

All deferred compensation amounts, regardless of the plan, are unfunded and unsecured obligations of the Company and are subject to the same risks as any of the Company’s general obligations.

(1)	The value of executive contributions in the last fiscal year is calculated by multiplying the number of deferred RSUs that vested in 2016 by the closing price of a share of Common Stock on the vesting date (or the next business day following the vesting date). The value of the aggregate balance at the last fiscal year is calculated by multiplying the total number of vested, deferred RSUs on December 31, 2016 by the closing price of a share of Common Stock on December 31, 2016 ($115.85), and then adding the cash value of deferred dividend equivalents and interest. This column reflects the following: 863,898 units and $718,472 in cash for Mr. Cote, 45,116 units for Mr. Szlosek, and 45,833 units for Mr. Mahoney.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 69

Executive Compensation > Nonqualified Deferred Compensation

(2)	The following table details the extent to which amounts reported in the contributions and earnings columns are reported in the Summary Compensation Table and amounts reported in the aggregate balance column were reported in the Summary Compensation Table for previous years. In the table above, for the SS Plan, the “Aggregate earnings in last FY” column includes interest credits and changes in the value of the Company Common Stock fund. The value of the Company Common Stock fund increases or decreases in accordance with the Company’s stock price and the reinvestment of dividends. In the table above, for the deferred RSUs, the “Aggregate earnings in last FY” column includes dividend equivalent credits and any increase (or decrease) in the Company’s stock price.

	Executive	Registrant		Portion of Aggregate
	Contributions	Contributions	Earnings	Balance Included
Named Executive Officer	in SCT	in SCT	in SCT	in Prior SCTs
David M. Cote	$133,200	$99,900	$723,040	$47,336,886
Thomas A. Szlosek	$259,200	$36,900	$54,298	$2,357,345
Darius Adamczyk	$70,846	$53,135	$1,075	$0
Timothy O. Mahoney	$284,616	$40,910	$101,738	$7,880,630
Krishna Mikkilineni	$218,032	$29,415	$11,043	$0

(3)	The Growth Plan amounts represent 50% of the Growth Plan award included in the Summary Compensation Table for the calendar year ended December 31, 2015. This portion of the Growth Plan amount will be paid in cash no later than March 15, 2017. Generally, to receive a Growth Plan payment, the Named Executive Officer must be actively employed on the payment date.

Honeywell Supplemental Savings Plan

The Supplemental Savings Plan allows Honeywell executives, including the Named Executive Officers, to defer the portion of their annual base salary that cannot be contributed to the Company’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code and/or up to an additional 25% of base annual salary for the plan year.

After one year of service, and to the extent amounts have not already been matched on a similar basis under the Company’s 401(k) plan, Honeywell matched for deferrals posted to the SS Plan at the rate of 37.5% on the first 8% of eligible pay deferred for the first five years of match participation, and 75.0% on the first 8% of eligible pay deferred thereafter. Matching contributions are always vested.

Interest Rate. Participant deferrals for the 2005 plan year and later are credited with a rate of interest, compounded daily, based on the Company’s 15-year cost of borrowing. The rate is subject to change annually, and for 2016, this rate was 3.64%. For 2017, this rate has been set at 2.69%. Participant deferrals for the 2004 plan year and earlier are credited with a rate of interest, compounded daily, that was set by the Committee before the beginning of each plan year and is fixed until the deferral is distributed. Prior to the 2005 plan year, the Committee would set the rate at an above-market rate to retain executives. Above-market interest credited on SS Plan deferrals and reflected in the Summary Compensation Table on page 60 includes the difference between market interest rates determined by SEC rules and the interest credited under the SS Plan. Matching contributions are treated as invested in Common Stock. Dividends are treated as reinvested in additional shares of Common Stock.

Distribution. Amounts deferred for the 2005 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment. For the 2006 plan year and later, a participant can elect to receive up to ten installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with ten years of service.

Except in hardship circumstances, amounts deferred for the 2004 plan year and earlier will be distributed either in January of any subsequent year or in January of the year following termination of employment, as elected by the participant. The participant can elect to receive distributions in a lump sum or up to 15 annual installments.

Participant deferrals to the SS Plan are distributed in cash only. Matching contributions are distributed in shares of Common Stock.

Amounts deferred for the 2005 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2004 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty of 6%.

70 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Nonqualified Deferred Compensation

Honeywell Salary and Incentive Award Deferral Plan for Selected Employees

The Honeywell DIC Plan allows Honeywell executives, including the Named Executive Officers, to defer all or a portion of their annual cash incentive compensation.

Interest Rate. Beginning in 2005, deferrals are credited with a rate of interest, based on Honeywell’s 15-year borrowing rate which is set annually at the beginning of the year (3.64% for 2016, 2.69% for 2017). Amounts deferred for the 2004 plan year and earlier are credited with a rate of interest, compounded daily, that was set by the Committee before the beginning of each plan year and is fixed until the deferral is distributed. Prior to the 2005 plan year, the Committee would set the total rate at an above-market rate to retain executives. Above-market interest credited on DIC Plan deferrals and reflected in the Summary Compensation Table on page 60 includes the difference between market interest rates determined by SEC rules and the interest credited under the DIC Plan.

Distribution. Amounts deferred for the 2006 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment. A participant can elect to receive up to ten installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with ten years of service.

Except in hardship circumstances, amounts deferred for the 2005 plan year and earlier will be distributed either in January of any year three years after the compensation was earned or in January of the year following termination of the participant’s employment, as elected by the participant. The participant could elect to receive non-hardship distributions in a lump sum or up to 15 annual installments.

Amounts deferred for the 2002 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2001 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty that ranges from 0% to 6% and that is based on the ten-year Treasury bond rate at the beginning of the calendar quarter.

Deferral of RSUs

The Named Executive Officers may defer the receipt of up to 100% of their RSUs upon vesting based on an election made at the time of grant. The executive may defer payment to:

•   A specific year that is four or more years from the vesting year; or

•   To the year following the executive’s termination of active employment.

The executive can also choose to receive payment in a lump sum or up to 15 annual installments and can also elect at the time of grant to accelerate the form and timing of payment following a change in control to a lump sum paid no later than 90 days following the change in control. For grants made before July 2004, an executive could also defer dividend equivalents in cash and such amounts are credited with interest at a 10% rate, compounded daily, until payment. The practice of deferring dividend equivalents in cash ended in July 2004. Above-market interest related to the deferred dividend equivalents reflected in the Summary Compensation Table on page 60 includes the difference between market interest rates determined by SEC rules and the 10% interest credited by the Company on the pre-July 2004 grants, the terms of which cannot be amended.

Unvested Dividend Equivalents

Cash dividend equivalents on unvested RSUs (determined at the same rate as a regular share of Common Stock) are converted to additional unvested RSUs as of the dividend payment date and are subject to the same vesting schedule and restrictions as the underlying RSUs.

The terms of the SERP Plan, the SS Plan, the DIC Plan, the deferred RSUs and the unvested dividend equivalents are subject to the requirements of, and regulations and guidance published by, Section 409A of the Internal Revenue Code.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 71

Executive Compensation > Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

This section describes the benefits payable to our Named Executive Officers in two circumstances:

•   Termination of Employment

•   Change in Control

Senior Severance Plan

These benefits are determined primarily under a plan that we refer to as our “Senior Severance Plan.” In addition to the Senior Severance Plan, other of our benefits plans, such as our annual incentive compensation plan, also have provisions that impact these benefits.

These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a Change in Control of the Company. Generally, this is achieved by assuring our Named Executive Officers that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives act in the best interests of our shareowners, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our Named Executive Officers may have a material impact upon our shareowners. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below. We believe that these benefits are generally in line with current market practices and are particularly important as, except with respect to our CEO, we do not maintain employment agreements with our Named Executive Officers.

Benefits provided under the Senior Severance Plan are conditioned on the executive executing a full release of claims and certain non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.

In the case of a Change in Control, severance benefits are payable only in the event that both parts of the “double trigger” are satisfied. That is, (i) there must be a Change in Control of our Company, and (ii)(A) the Named Executive Officer must be involuntarily terminated other than for cause, or (ii)(B) the Named Executive Officer must initiate the termination of his own employment for good reason. Similarly, in response to shareowner feedback, the Company also amended its stock incentive plan in 2014 to eliminate automatic single-trigger vesting of equity and Growth Plan awards that are rolled-over upon a Change in Control.

72 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Potential Payments Upon Termination or Change in Control

Summary of Benefits—Termination Events

The following table summarizes the termination of employment and Change in Control benefits payable to our Named Executive Officers. None of these termination benefits are payable to Named Executive Officers who voluntarily quit (other than voluntary resignations for good reason) or whose employment is terminated by us for cause. The information in the table below is based on the assumption, in each case, that termination of employment occurred on December 31, 2016. Pension and non-qualified deferred compensation benefits, which are described elsewhere in this proxy statement, are not included in the table below in accordance with the applicable proxy statement disclosure requirements, even though they may become payable at the times specified in the table. The effect of a termination of employment or Change in Control on outstanding stock options and RSUs is described in the section below entitled “Impact on Equity-Based Awards.”

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause	Death	Disability	Change in Control—No Termination of Employment	Change in Control— Termination of Employment by Company Without Cause, By NEO for Good Reason or Due to Disability
Cash Severance	David M. Cote	$15,592,500	—	—	—	$15,592,500
(Base Salary + Bonus)	Thomas A. Szlosek	$2,520,000	—	—	—	$3,360,000
	Darius Adamczyk	$4,050,000	—	—	—	$5,400,000
	Timothy O. Mahoney	$3,015,375	—	—	—	$4,020,500
	Krishna Mikkilineni	$4,500,000	—	—	—	$4,500,000
ICP	David M. Cote	$3,180,392	$3,307,500	$3,180,392	$5,700,000	$5,700,000
(Year of Termination)	Thomas A. Szlosek	—	—	—	$850,000	$850,000
	Darius Adamczyk	—	—	—	$1,450,000	$1,450,000
	Timothy O. Mahoney	—	—	—	$850,000	$850,000
	Krishna Mikkilineni	—	—	—	$725,000	$725,000
Growth Plan	David M. Cote	—	$11,875,000	$11,875,000	$7,125,000	$11,875,000
	Thomas A. Szlosek	—	$2,750,000	$2,750,000	$1,500,000	$2,750,000
	Darius Adamczyk	—	$3,410,000	$3,410,000	$1,410,000	$3,410,000
	Timothy O. Mahoney	—	$3,112,500	$3,112,500	$1,862,500	$3,112,500
	Krishna Mikkilineni	—	$2,125,000	$2,125,000	$1,125,000	$2,125,000
Benefits and Perquisites	David M. Cote	$59,076	—	—	—	$59,076
	Thomas A. Szlosek	$8,280	—	—	—	$11,040
	Darius Adamczyk	$9,288	—	—	—	$12,384
	Timothy O. Mahoney	$12,726	—	—	—	$16,968
	Krishna Mikkilineni	$19,980	—	—	—	$19,980
All Other-	David M. Cote	—	—	—	—	—
Payments/Benefits	Thomas A. Szlosek	$14,665	—	—	—	$162,201
	Darius Adamczyk	$40,415	—	—	—	$280,756
	Timothy O. Mahoney	—	—	—	—	$1,140,957
	Krishna Mikkilineni	$2,543,456	—	—	—	$3,430,575
Total	David M. Cote	$18,831,968	$15,182,500	$15,055,392	$12,825,000	$33,226,576
	Thomas A. Szlosek	$2,542,945	$2,750,000	$2,750,000	$2,350,000	$7,133,241
	Darius Adamczyk	$4,099,703	$3,410,000	$3,410,000	$2,860,000	$10,553,140
	Timothy O. Mahoney	$3,028,101	$3,112,500	$3,112,500	$2,712,500	$9,140,925
	Krishna Mikkilineni	$7,063,436	$2,125,000	$2,125,000	$1,850,000	$10,800,555

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Executive Compensation > Potential Payments Upon Termination or Change in Control

Explanation of Benefits—Termination Events

The following describes the benefits that are quantified in the table above assuming the event occurred on December 31, 2016. In regard to each portion of the benefit, the benefits that are paid in the context of a Change in Control are, except as noted, the same as the benefits paid other than as a result of a Change in Control.

Benefit/Event	Amount and terms of payments (other than upon a Change in Control)	Change In Control provisions
Severance Benefits-Cash Payment Involuntary termination without cause; Change in Control termination without cause or by a Named Executive officer for good reason.

•    Three years of base salary and bonus for Mr. Cote and Mr. Mikkilineni, and 18 months of base salary and bonus for Messrs. Szlosek, Adamczyk and Mahoney.

•    Paid in cash.

•    Bonus is equal to target percentage of base salary.

•    Payment conditioned upon a general release in favor of the Company, non-disclosure (indefinite duration) and non-solicitation covenants (two years for customers and two years for employees) and refraining from certain other misconduct.

•    For Messrs. Szlosek, Adamczyk and Mahoney, severance period is increased from 18 months to two years.

•    Amounts are paid in a lump sum within 60 days following the later of the date of termination or the Change in Control date.

Annual Bonus for the Year of Termination-Cash Payment Annual ICP Plan bonus is payable to NEOs for the year in which a Change in Control occurs. Additionally, an annual bonus is payable to Mr. Cote if his employment is terminated by the Company without cause, by Mr. Cote for good reason, or upon his death.

•    Equal to target in the event of Mr. Cote’s death.

•    Upon termination without cause or because of disability, equal to Mr. Cote’s individual bonus target times the actual average funding performance for officers for the year in which these benefits are determined, prorated through date of termination.

•    Paid in cash to Mr. Cote at the time bonuses are typically paid to executives for the year of termination.

•    Based on achievement of pre-established ICP goals and the Committee’s assessment of other relevant criteria, for the stub period ending on the Change in Control (as defined in the ICP Plan) date, prorated through the Change in Control date.

•    Paid in cash at the time ICP awards are typically paid to Honeywell executives for the year in which a Change in Control occurs, but only if the employee is actively employed on the payment date, has been involuntarily terminated other than for cause or has terminated employment for good reason.

Growth Plan Awards-Cash Payment Growth Plan awards are paid out in the event of death, disability and Change in Control.
Note: As a result of a stock plan amendment made in 2014, future Growth Plan awards will no longer automatically vest upon a Change in Control if assumed by the successor, but will remain outstanding subject to equitably adjusted performance conditions and the original vesting and payment schedules.

•    The second installment of the award for the 2014-2015 Growth Plan performance cycle would be paid out, in full, after death or disability.

•    In addition, the outstanding 2016-2017 Growth Plan award would be paid out on a prorated basis, based on actual performance determined at the end of the performance cycle upon death or disability. The amounts in the “Death” and “Disability” columns in the Potential Payments upon Termination or Change in Control Table above reflect the second installment from the 2014-2015 Growth Plan cycle and half of 2016-2017 Growth Plan prorated at target.

•    The second installment of the 2014-2015 Growth Plan awards would be payable in full based on actual performance.Payment would be made in a lump sum within 90 days of the Change in Control.

•    The amounts in the Potential Payments upon Termination or Change in Control Table above include these Growth Plan payouts.

•    The 2016-2017 Growth Plan award will become payable to an employee who experiences a qualifying ‘double trigger’ termination within two-years of a Change in Control. To the extent these awards are not assumed by the successor, outstanding Growth Plan awards will become vested on a pro rata basis, based on an assessment of actual performance, for the portion of the performance cycle elapsed to the closing date of the Change in Control event. The “Change in Control- Termination of Employment” column includes half the 2016-2017 Growth Plan prorated at target.

Certain Benefits and Perquisites Termination of employment without cause. Change in Control, voluntary termination of employment by a Named Executive Officer for good reason.	• Life insurance coverage is continued at Honeywell’s cost for the severance period. • Medical and dental benefits are continued during the severance period at active employee contribution rates.	• Funds sufficient to pay all projected annual reimbursements needed to satisfy the life insurance reimbursement agreement for Mr. Cote are set aside in a trust for Mr. Cote’s benefit.
Other Benefits	• Service credit for pension purposes during the first 12 months of the severance period; however, for Mr. Cote there is no incremental value attributable to this credit because his benefit formula does not include service as a component thereof.

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Executive Compensation > Potential Payments Upon Termination or Change in Control

Excise Tax Reimbursement

U.S. tax laws may impose an excise tax on employees who receive benefits in connection with a Change in Control in certain circumstances and subject to certain conditions. In 2009, the Company amended the Senior Severance Plan to eliminate excise tax gross-ups for officers not already eligible for such treatment prior to January 1, 2010. As of December 31, 2016, Messrs. Cote and Mahoney were the only NEOs grandfathered under this provision. Based on the Company’s expectation about how the excise tax would be calculated in the event of an actual Change in Control transaction, no NEO would have been subject to excise tax if a Change in Control had occurred on December 31, 2016.

Impact on Equity-Based Awards

This section describes the impact of a termination of employment or a Change in Control on outstanding stock options and RSUs held by our Named Executive Officers. Additional information about these awards is included in the Outstanding Equity Awards Table on page 63 of this proxy statement.

The table below shows the value of outstanding unvested stock options and RSUs held by our Named Executive Officers as of December 31, 2016, based on the closing price of a share of Common Stock as reported on the New York Stock Exchange on December 31, 2016 ($115.85).

These awards are scheduled to vest and to expire on various dates in the future. As described below, the vesting of these awards will be accelerated in certain termination of employment circumstances and upon a Change in Control (other than the equity awards granted after April 28, 2014, which will remain outstanding to the extent assumed by the successor upon a Change in Control). In addition, stock options will remain outstanding for different periods depending on the circumstances. The value to a Named Executive Officer of these provisions depends on the vesting period and remaining terms of the awards. For example, the value to a Named Executive Officer of accelerating the vesting of an option by one month is very different from the value of accelerating the vesting of an option by three years. The table below does not distinguish between acceleration of vesting in these two different circumstances, or assign a value to the other provisions. Rather, it only indicates the aggregate amount of the awards to which these provisions would apply at December 31, 2016.

Named Executive Officer	In-the-Money Value of Unvested Stock Options	Unvested Value of Restricted Stock Units
Mr. Cote	$28,911,701	$—
Mr. Szlosek	$4,973,686	$5,935,240
Mr. Adamczyk	$5,760,925	$15,233,742
Mr. Mahoney	$8,213,478	$13,819,277
Mr. Mikkilineni	$5,116,804	$8,836,630

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Executive Compensation > Potential Payments Upon Termination or Change in Control

Termination or Change in Control Impact on Outstanding Awards

The treatment of stock options and RSUs following termination of employment depends on the plan under which the awards were granted, as follows:

•

2006 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. For awards granted after 2006, RSUs and unvested stock options become vested in full upon death, disability, or a Change in Control, and RSUs also vest following full retirement on a pro-rata basis based on the number of complete years of service between the grant date and the retirement date. In other circumstances, unvested options and RSUs are immediately forfeited.

Performance awards vest at target upon a Change in Control unless the award agreement provides otherwise. RSUs and performance awards that vest upon a Change in Control shall be paid within 90 days (subject to any deferral election).

Following termination of employment, participants (or their beneficiaries) have until the earlier of the original expiration date or the following period in which to exercise vested options:

Three (3) years in the event of death, disability or a voluntary or involuntary termination (other than for cause) after qualifying for “early retirement” (age 55 and ten years of service) or “full retirement” (age 60 and ten years of service);

One (1) year in the case of any other involuntary termination without cause; and

Thirty (30) days in the case of a voluntary termination.

•

2011 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. For awards granted before July 2012, the vesting rules are the same as under the 2006 Stock Incentive Plan. RSUs granted after June 2012 do not vest at all following full retirement. For awards granted after April 2014, unvested stock options and RSUs shall not automatically vest upon a Change in Control if rolled over or continued by the successor. In such case, vesting shall only occur if a participant’s employment is terminated, either by the successor without cause or by the participant for good reason (that is, “double trigger” vesting), within two years following a Change in Control.

Double trigger vesting applies to other awards granted after this date also. Performance awards shall vest at target, unpaid growth plan awards where the performance cycle has ended shall be paid within 90 days, and growth plan awards where the performance cycle has not ended shall be paid within 90 days on a pro-rata basis through the termination date based on target performance through the termination date.

The rules for post-termination exercise periods for vested stock options under this plan are the same as the 2006 Stock Incentive Plan.

•	2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. RSUs do not vest at all following retirement (regardless of retirement age). Unvested stock options and RSUs shall not automatically vest upon a Change in Control if rolled over or continued by the successor. In such case, vesting shall only occur if a participant’s employment is terminated, either by the successor without cause or by the participant for good reason (that is, “double trigger” vesting), within two years following a Change in Control. Double trigger vesting applies to other awards granted also.

Performance awards shall vest at target, unpaid growth plan awards where the performance cycle has ended shall be paid within 90 days, and growth plan awards where the performance cycle has not ended shall be paid within 90 days on a pro-rata basis through the termination date based on target performance through the termination date. The rules for post-termination exercise periods for vested stock options under this plan are the same as the 2006 Stock Incentive Plan.

•	For Mr. Cote, stock options and RSUs continue to remain outstanding and vest as scheduled, if his employment is terminated by the Company other than for cause or by him for good reason. Mr. Cote’s unvested options and RSUs vest immediately if he dies or becomes disabled. In addition, under the terms and conditions of an agreement entered into with Mr. Cote on July 29, 2011 for retention and succession planning purposes (the “2011 Cote Agreement”), stock options (other than stock options subject to performance conditions) granted prior to April 1, 2015, and more than six months prior to Mr. Cote’s retirement date, will become fully vested on his retirement date, and he will have the full remaining term to exercise any such vested stock options. The same terms and conditions apply to stock options subject to performance conditions; however, vesting will not occur until the end of the applicable performance cycle and then, only to the extent the applicable performance metrics have been satisfied. Finally, under the terms and conditions of another agreement entered into with Mr. Cote on June 28, 2016 for retention and succession planning purposes (the “2016 Cote Agreement”), if Mr. Cote remains as CEO until March 31, 2017, stock options that do not automatically vest pursuant to the 2011 Cote Agreement will remain outstanding and continue to vest as scheduled after his retirement date, and he will have the full remaining term to exercise any such vested stock options. These provisions shall apply if Mr. Cote’s employment is terminated by the Company other than for cause prior to March 31, 2017. In addition, if Mr. Cote retires after March 31, 2017, he shall receive a Growth Plan payout for the 2016-17 Growth Plan cycle. Such payout shall be made in shares of Honeywell stock and shall be subject to a one year holding requirement. The benefits described in the 2016 Cote Agreement only apply to the extent that, prior to March 31, 2017, Mr. Cote does not engage in an external CEO search, adheres to certain non-competition and non-solicitation covenants, refrains from certain outside activities that could otherwise affect his ability to devote 100% of his energy to the Company’s affairs, and is not terminated for cause.

76 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Executive Compensation > Potential Payments Upon Termination or Change in Control

Defined Terms Used in This Section

As used in our plans, the following terms are assigned the meanings summarized below.

Term	Summary of Definition
Change in Control	•	the acquisition of 30% or more of the Common Stock;
	•	the purchase of all or part of the Common Stock pursuant to a tender offer or exchange offer;
	•	a merger where Honeywell does not survive as an independent, publicly-owned corporation;
	•	a sale of substantially all of Honeywell’s assets; or
	•	a substantial change in Honeywell’s Board over a two-year period;
	•	additionally, under the Senior Severance Plan, any event that the Committee, in its discretion, determines to be a Change in Control for purposes of that plan; provided that under the 2006, 2011 or 2016 Stock Incentive Plan, each of the events described above would only be a Change in Control if it constitutes a “change in control event” within the meaning of United States Department of Treasury Regulation §1.409A-3(i)(5)(i).
Termination for cause (for Mr. Cote)	•	in carrying out his duties, Mr. Cote engages in conduct that constitutes willful gross neglect or gross misconduct resulting in material economic harm to Honeywell; or
	•	Mr. Cote is convicted of a felony.
Termination for cause (for other Named Executive Officers)	•	clear and convincing evidence of a significant violation of the Company’s Code of Business Conduct;
	•	the misappropriation, embezzlement or willful destruction of Company property of significant value;
	•	the willful failure to perform, gross negligence or intentional misconduct of significant duties that results in material harm to the business of the Company;
	•	the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); or
	•	clear and convincing evidence of the willful falsification of any financial records of the Company that are used in compiling the Company’s financial statements or related disclosures, with the intent of violating Generally Accepted Accounting Principles or, if applicable, International Financial Reporting Standards.
Termination for good reason (for Mr. Cote)	•	the Board assigns Mr. Cote duties that are inconsistent with the duties associated with his position as Chairman of the Board and CEO of the Company;
	•	the failure of Mr. Cote to be retained as Honeywell’s Chairman of the Board and CEO;
	•	any significant diminution of Mr. Cote’s position, authority, duties or responsibilities;
	•	the failure of the Company to have any successor entity expressly assume Honeywell’s obligations under Mr. Cote’s employment agreement;
	•	the occurrence of acts or conduct by the Company, the Board or our officers, representatives or stockholders that prevent Mr. Cote from, or substantively hinder him in, performing his duties or responsibilities under his employment agreement;
	•	any material breach of Mr. Cote’s employment agreement by the Company that goes unremedied; the provision of notice by the Company to Mr. Cote that his employment agreement will not be extended; or
	•	any other action that would be considered “Good Reason” under the Senior Severance Plan.
Termination for good reason (for other Named Executive Officers)	•	a material diminution in the Named Executive Officer’s authority, duties or responsibilities;
	•	a material decrease in base compensation;
	•	a material decrease in base compensation; a material reduction in the aggregate benefits available to the Named Executive Officer where such reduction does not apply to all similarly-situated employees;
	•	any geographic relocation of the Named Executive Officer’s position to a location that is more than 50 miles from his or her previous work location;
	•	any action that constitutes a constructive discharge; or
	•	the failure of a successor to assume these obligations under the Senior Severance Plan.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 77

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee consists of the six directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE listing standards. In addition, the Board of Directors has determined that Mr. Paz, Mr. Davis and Ms. Washington are “audit committee financial experts” as defined by applicable SEC rules and that Mr. Paz, Mr. Burke, Mr. Davis, Ms. Deily and Ms. Washington satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

Management is responsible for Honeywell’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, appointing the Company’s independent accountants. As stated above and in the Committee’s charter, the Committee’s responsibility is one of oversight. The Committee does not provide any expert or special assurance as to Honeywell’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

The Audit Committee reviewed and discussed Honeywell’s consolidated financial statements for the year ended December 31, 2016 with management and the independent accountants for 2016, Deloitte & Touche LLP (“Deloitte”). Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Deloitte matters required by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees. The Committee also reviewed, and discussed with management and Deloitte, management’s report and Deloitte’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Honeywell’s independent accountants provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Committee discussed with the independent accountants their independence. The Audit Committee concluded that Deloitte’s provision of non-audit services, as detailed in the table below, to the Company and its affiliates is compatible with Deloitte’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2016 filed with the SEC.

THE AUDIT COMMITTEE

George Paz (Chair)

Kevin Burke
D. Scott Davis

Linnet Deily

Judd Gregg

Robin Washington

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Audit Committee Report > Proposal No. 4: Approval of Independent Accountants

PROPOSAL NO. 4: APPROVAL OF INDEPENDENT ACCOUNTANTS

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending approval of its appointment of Deloitte & Touche LLP (“Deloitte”) as independent accountants for Honeywell to audit its consolidated financial statements for 2017 and to perform audit-related services. These services include reviewing our quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. If shareowners do not approve, the Audit Committee will reconsider the appointment.

The Audit Committee reviews non-audit services proposed to be provided by Deloitte to determine whether they would be compatible with maintaining Deloitte’s independence. The Audit Committee has established policies and procedures for the engagement of Deloitte to provide non-audit services. The Audit Committee reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which Deloitte is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by Deloitte on the firm’s independence in performing its audit and audit-related services.

The Audit Committee reviews the non-audit services performed by, and amount of fees paid to, Deloitte, by category in comparison to the pre-approved budget. The engagement of Deloitte to provide non-audit services that do not fall within a specific category of pre-approved services, or that would result in the total fees payable to Deloitte in any category exceeding the approved budgeted amount, requires the prior approval of the Audit Committee. Between regularly scheduled meetings of the Audit Committee, the Chair of the Committee may represent the entire Committee for purposes of the review and approval of any such engagement, and the Chair is required to report on all such interim reviews at the Committee’s next regularly scheduled meeting.

The Audit Committee and Honeywell’s Board of Directors believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareowners. Honeywell has been advised by Deloitte that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

The Board of Directors
recommends a vote
FOR this proposal.

The Audit Committee and the Board of Directors believe that the appointment of Deloitte & Touche LLP for 2017 is in the best interests of Honeywell and our shareowners.

Audit Fees and Non-Audit Fees for 2016 and 2015

Deloitte provided the following audit and other services during 2016 and 2015:

(in millions of $)	2016	2015
Audit Fees	$21.3	$18.0	Annual integrated audit of the Company’s consolidated financial statements, and internal control over financial reporting, statutory audits of foreign subsidiaries, attest services, consents, issuance of comfort letters and review of documents filed with the SEC.
Audit-Related Fees	$0.4	$0.1	Audit-related services primarily associated with agreed upon procedures.
Tax Fees	$0.6	$6.1	Tax compliance services were $0.6 in 2016 and $5.9 in 2015, relating primarily to global employment tax services and income tax compliance. Tax consultation and planning services were $0.2 in 2015, relating primarily to transfer pricing services in 2015.
All Other Fees	$0.0	$0.0
Total Fees	$22.3	$24.2

Your Board of Directors unanimously recommends a vote FOR the approval of the appointment of Deloitte & Touche LLP as independent accountants.

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Shareowner Proposals > Proposal No. 5: Independent Board Chairman

The Board of Directors recommends a vote
AGAINST this proposal.

In June 2016, the Board of Directors bolstered the structure and scope of the Lead Director role to ensure independent oversight continues to be rigorous and comprehensive in light of the CEO transition from David Cote to Darius Adamczyk.

Prior to Mr. Cote’s retirement as Chairman of the Board in April 2018, the Board will make the determination of whether to reinstate a combined CEO/Chairman role or separate them and appoint an independent Chairman.

SHAREOWNER PROPOSALS

Shareowners have given Honeywell notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The proponents have provided the proposed resolutions and accompanying statements and Honeywell is not responsible for any inaccuracies contained in them.

For the reasons stated below each proposal, the Board of Directors unanimously recommends a vote AGAINST each of these proposals.

Proposal No. 5: INDEPENDENT BOARD CHAIRMAN

This proposal has been submitted by the Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001 (the beneficial owner of 70 shares of Common Stock).

RESOLVED: The stockholders of Honeywell International Inc. (the “Company”), ask the board of directors to adopt a policy that, whenever possible, the board chairman should be a director who has not previously served as an executive officer of the Company and who is “independent” of management. For these purposes, a director shall not be considered “independent” if, during the last three years, he or she—

•	was affiliated with a company that was an advisor or consultant to the Company, or a significant customer or supplier of the Company;

•	was employed by or had a personal service contract(s) with the Company or its senior management;

•	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;

•	had a business relationship with the Company that the Company had to disclose under the Securities and Exchange Commission regulations;

•	has been employed by a public company at which an executive officer of the Company serves as a director;

•	had a relationship of the sort described above with any affiliate of the Company; and,

•	was a spouse, parent, child, sibling or in-law of any person described above.

The policy should be implemented without violating any contractual obligation and should specify how to select an independent chairman if a current chairman ceases to be independent between annual shareholder meetings. Compliance with the policy may be excused if no independent director is available and willing to be chairman.

SUPPORTING STATEMENT: The Board of Directors, led by its chairman, is responsible for protecting shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer, in directing the corporation’s affairs. This oversight can be diminished when the chairman is not independent.

Board oversight is of critical importance at the Company given the recent leadership transition. Since 2002, CEO David M. Cote served as both chairman and CEO. The Company announced in June 2016 that Mr. Cote would be replaced in his CEO role by Mr. Darius Adamczyk in March 2017. The announcement also stated that Mr. Cote would continue as a Company employee and serve as the chairman of the board until the 2018 shareholder meeting.

The timing of the CEO succession plan makes the 2017 shareholder meeting the right moment to adopt this policy for an independent chairman of the board. We view the alternative of a lead outside director, even one with a robust set of duties, as inadequate.

Several respected institutions recommend chair independence. CalPERS’ Corporate Core Principles and Guidelines state that “the independence of a majority of the Board is not enough:” “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

We urge you to vote FOR this proposal.

Board of Directors’ Recommendation—The Board of Directors unanimously recommends that the shareowners vote AGAINST this proposal for the following reasons:

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Shareowner Proposals > Proposal No. 5: Independent Board Chairman

In 2016, the Board of Directors strengthened the scope of the Lead Director role.

In June 2016, the Board of Directors bolstered the structure and scope of the Lead Director role to ensure independent oversight continues to be rigorous and comprehensive in light of the CEO transition from David Cote to Darius Adamczyk. The enhancements to the Lead Director role were also a response to shareowner sentiment. Previously, the position was appointed on a one-year rotation based on seniority. The Board determined that a permanent Lead Director would be better suited to manage the leadership transition. The Board intends to review the Lead Director’s performance on a biennial basis and, as appropriate, re-elect or elect one of its members.

As part of the enhanced structure, the Board formally adopted selection criteria it will use in designating the Lead Director, including, among other things:

•	ensuring that the Lead Director is able to commit the time and level of engagement required to fulfill the substantial responsibilities of the Lead Director role;

•	possession of effective communication skills to facilitate engagement with key stakeholders; and,

•	experience broadly in line with the scope and complexity of Honeywell’s operations as well as its corporate strategy.

To better facilitate a smooth leadership transition, the Board also added several new responsibilities to the Lead Director role including, among other things:

•	providing guidance on key strategic and operational Board agenda topics;

•	periodic consultation with management about the scope and content of materials provided to the Board; and

•	serving as ex-officio member of each Board committee.

The new duties of the Lead Director complement the already existing responsibilities of the Lead Director:

•	review, and have the opportunity to make changes to, Board meeting agendas and schedules;

•	review, and have the opportunity to make changes to, Board presentation materials;

•	preside at all executive sessions of the Board where the Chairman is not present;

•	serve as liaison between the Chairman and the independent directors;

•	be available for consultation and direct communications with our shareowners; and

•	call meetings of the non-employee directors.

Jaime Chico Pardo has been elected Lead Director to serve through 2018.

The Board elected Mr. Jaime Chico Pardo as the Company’s Lead Director to serve until at least the 2018 Annual Meeting of Shareowners. Mr. Chico Pardo is currently the President and Chief Executive Officer of ENESA, a private fund investing in the Mexican energy and health care sectors. The Board based its decision on the formal selection criteria described above including, among other things: Mr. Chico Pardo’s long board tenure; deep knowledge and understanding of Honeywell, its technologies and the end markets that it serves; global business experience and knowledge of relevant technologies; experience leading Telefonos De Mexico, a large, complex business organization; and, effective communication skills with other Board members, shareowners and management. To accommodate Mr. Chico Pardo’s expanded Lead Director role, the Board also announced that Mr. Chico Pardo will relinquish his position as the Chairman of the Retirement Plans Committee, to be replaced by Dr. Bradley Sheares, who currently is a member of that committee.

Mr. Chico Pardo, in his role as Lead Director, participated in a significant number of the shareowner outreach meetings we conducted this year, many in person and the rest by phone. As a result, he was able to hear feedback directly from our shareowners and engage with them in productive and constructive dialogue. Mr. Chico Pardo was then able to report back to the Board on these discussions based on first-hand knowledge.

Our Board of Directors has served shareowners extremely well and deserves the right to exercise its independent judgment in determining whether and when to separate the roles of Chairman and CEO.

Honeywell’s Corporate Governance Guidelines do not establish a fixed rule as to whether the offices of Chairman and CEO should be vested in the same person or two different people, but rather specify that board leadership structure is best considered as part of the CEO succession planning process. Currently, the Board retains the flexibility to separate the two roles if and when the Board believes that a separation will improve our performance or better serve shareowners. When Mr. Adamczyk replaces Mr. Cote as CEO on March 31, 2017, Mr. Cote will become Chairman and serve in that role through the 2018 Annual Meeting of Shareowners. Accordingly, the CEO and Chairman roles will be separated at that time.

Prior to Mr. Cote’s retirement as Chairman of the Board in April 2018, the Board will make the determination of whether to reinstate a combined CEO/Chairman role or separate them and appoint an independent Chairman. This proposal would remove the Board’s discretion and independent judgment. Instead, the Board would be required to separate the two roles, replacing its judgment and insight into how Honeywell functions best with a “one size fits all” mandate that may, or may not,

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Shareowner Proposals > Proposal No. 6: Political Lobbying and Contributions

be best for Honeywell. Studies have shown that forced separation is harmful to shareowners. For example, a review of 41 companies between 2001-2009 found that companies whose Chair and CEO roles were involuntarily separated exhibited lower future operating performance over 1- and 2-year periods.(1)

Of our 13 directors, all are independent other than the CEO and the COO.

In addition to the strengthening of the Lead Director role, we believe that the following other attributes of our corporate governance structure should reassure shareowners that there is independent oversight of management and when appropriate “another voice in the room” to ensure that alternative opinions and views are aired and discussed:

•	Our Lead Director and the Chair of our Management Development and Compensation Committee (“MDCC”) spend considerable time meeting with large shareowners and listening to their concerns, and as evidenced by changes that we have made to our governance and compensation practices over the past several years, the Board takes very seriously the feedback it receives from shareowner engagement.

•	All but two of our directors are independent under NYSE Listing Standards.

•	Since 2012, we have bolstered our Board with the addition of three new independent directors, two of whom are women, and all of whom have brought a fresh perspective to our Board. See “Identification and Evaluation of Director Candidates,” in this proxy statement for a discussion of the composition of our Board in terms of diversity.

•	Each member of our four principal standing committees is an independent director, and each such committee meets regularly in executive session without members of management present.

•	Independent directors review the CEO’s performance and establish the CEO’s compensation, through processes overseen by our Management Development and Compensation Committee.

•	The Board and its Committees may retain outside legal, financial or other advisors, as appropriate.

These attributes, together with the Lead Director role, ensure that the Board provides effective and independent oversight of management. As a result, the proposal is unnecessary.

The implementation and expansion of scope of the Lead Director role demonstrate our Board’s willingness to listen to our large shareowners and implement their suggestions in a way that makes sense for Honeywell.

Our directors and management maintain an active dialogue with our largest shareowners about a range of governance matters including the important attributes of the Lead Director role. See “Shareowner Outreach and Engagement” in this proxy statement for a description of our shareowner engagement activities. Most of our large shareowners have told us that having a lead director structure is sufficient to address their concerns.

For the reasons stated above, your Board of Directors unanimously recommends a vote AGAINST this proposal.

Proposal No. 6: POLITICAL LOBBYING AND CONTRIBUTIONS

This proposal has been submitted by The City of Philadelphia Public Employees Retirement System (co-sponsored with Mercy Investment Services, Inc.), Sixteenth Floor, Two Penn Center Plaza, Philadelphia, PA 19102-1712 (the beneficial owner of 37,005 shares of Common Stock).

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether Honeywell’s lobbying is consistent with Honeywell’s expressed goals and in the best interest of shareowners.

Resolved, the shareowners of Honeywell International Inc. (“Honeywell”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Honeywell used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Honeywell’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Honeywell is a member.

(1)	Dey, A., Engel, E., & Liu, X. 2011. CEO and Board Chair Roles: To Split or Not to Split? Journal of Corporate Finance.

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Shareowner Proposals > Proposal No. 6: Political Lobbying and Contributions

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Honeywell’s website.

SUPPORTING STATEMENT

As shareowners, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Honeywell spent $9.98 million in 2014 and 2015 on direct federal lobbying activities (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states, where Honeywell also lobbies but disclosure is uneven or absent. For example, Honeywell was among the top 25 largest lobbying spenders in New Jersey for 2015, spending more than $554,000. Honeywell’s lobbying over military spending has attracted media scrutiny (“Waste, Greed, and Fraud: The Business that Makes the World’s Greatest Army,” Harvard Political Review, February 6, 2016), as has its lobbying on safety record reporting (“Honeywell’s String of Dangerous Close Calls Doesn’t Stop Flow of Taxpayer Dollars,” Huffington Post, March 9, 2016).

Honeywell is a member of the American Chemistry Council and Business Roundtable, which together spent over $55 million lobbying in 2014 and 2015. Honeywell does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Honeywell’s long-term interests.

And Honeywell does not disclose its membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as Honeywell’s membership in the American Legislative Exchange Council (ALEC). At least 100 companies have publicly left ALEC, including 3M, Emerson Electric, Express Scripts, General Electric, Northrop Grumman and Merck.

Board of Directors’ Recommendation—The Board of Directors unanimously recommends that the shareowners vote AGAINST this proposal for the following reasons:

As part of our regular shareowner outreach program, we have discussed this shareowner proposal on multiple occasions with our largest shareowners who told us that our lobbying activities and membership in trade associations were not a source of concern or investment risk.

We have received this shareowner proposal four times in the past five years and on each occasion, the proposal has received support from less than 33% of our shareowners. Indeed, in 2016 support for this proposal fell 2% and only 27% of our shareowners voted in favor of the proposal. Each time we received this proposal, we have discussed it with our largest shareowners during our regular engagement and outreach activities concerning governance and compensation matters. These shareowners have consistently told us that our lobbying activities and membership in trade associations is not a source of concern or investment risk. Moreover, our largest shareowners have consistently told us that they are satisfied with our disclosure on lobbying, membership in trade associations and political contributions.

Our disclosure on political lobbying and contributions is robust and was ranked in the top tier by the 2016 CPA-Zicklin Index of Corporate Political Disclosure and Accountability.

In 2013, we significantly updated our disclosure on political lobbying and contributions. The updated disclosure is available on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”). In updating our disclosure, we made every effort to be both comprehensive and detailed including coverage of the following aspects of our political lobbying and contributions:

*	A list of our top legislative and regulatory priorities, most of which relate to key elements of our brand promise of making society safer and more energy efficient and improving public infrastructure;

*	Increased disclosure on our lobbying organization;

*	Greater details on management and board oversight of our lobbying activities; and

*	More disclosure on the use of corporate funds for political contributions.

Our disclosure was assessed in 2016 by the Center for Political Accountability (CPA) which publishes annually the CPA-Zicklin Index of Corporate Political Disclosure and Accountability

The Board of Directors recommends a vote
AGAINST this proposal.

We discussed this proposal with our largest shareowners who told us that our lobbying activities and membership in trade associations was not a source of concern or investment risk.

In response to shareowner feedback, Honeywell has updated its public disclosures on political lobbying and contributions.

The revised disclosure provides more details on management and Board oversight of our lobbying activities.

We have not made any political contributions using corporate funds since at least 2009.

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Shareowner Proposals > Proposal No. 6: Political Lobbying and Contributions

(CPA-Zicklin Index). CPA is a non-profit, non-partisan organization working to bring transparency and accountability to corporate political spending. The CPA-Zicklin Index measures the transparency, policies and practices of the S&P 500. According to the 2016 CPA-Zicklin Index, our enhanced disclosure on political lobbying and contributions is in the “First Tier” for the third consecutive year with a score of 83%. Our score in 2016 puts us ahead of 430 of the 500 companies assessed by CPA.

Honeywell submits public quarterly lobbying disclosures in accordance with federal law which provide timely and detailed information on lobbying expenditures.

Each quarter we file a publicly available federal Lobbying Disclosure Act report. The report provides specific information on all Honeywell activities associated with influencing legislation through communications with any member or employee of a legislative body or with any covered executive branch office. The report also quantifies our expenditures for the quarter, describes the specific pieces of legislation that were the subject of our lobbying efforts and identifies the individuals who lobbied on behalf of our Company. Outside consultants who lobby on our behalf also file reports detailing their efforts on Honeywell’s behalf. All of these reports are available from the websites of the Secretary of the United States Senate and the Clerk of the United States House of Representatives.

We have not made any political contributions using corporate funds since at least 2009 and have no intention of making such political contributions in the future.

We have not made any political contributions using corporate funds since at least 2009 and have no present intention of making such political contributions.

Even before 2009, any such contributions were extremely rare and for minimal amounts of less than $5,000. Similarly, we have not used corporate funds to directly or indirectly influence the outcome of any ballot measures and have no intention of doing so. Any use of corporate funds for political expenditures or ballot measures would require the prior approval of the Company’s General Counsel. These policies on political contributions are imbedded in our Corporate Governance Guidelines and Code of Business Conduct.

Honeywell maintains a rigorous compliance process to ensure that the Company’s political activities are lawful, properly disclosed and aligned with our Code of Business Conduct.

We strive to always engage responsibly in the political process and to ensure that our participation is fully consistent with all applicable laws and regulations, our principles of good governance, and our high standards of ethical conduct. Honeywell’s law department oversees our lobbying activities. The Senior Vice President, Global Government Relations reports to the General Counsel and also works closely with the Vice President, Global Compliance whose organization ensures compliance with our political spending policy. The General Counsel, Senior Vice President, Global Government Relations and Vice President, Global Compliance meet regularly with the Chairman and Chief Executive Officer and his leadership team about legislative, regulatory and political developments.

Each year the Senior Vice President, Global Government Relations reports to the full Board of Directors on our global lobbying and government relations program. In addition, each year the Corporate Governance and Responsibility Committee (“CGRC”) receives a report on Honeywell’s policies and practices regarding political contributions. The CGRC’s oversight of our political activities ensures compliance with applicable law and alignment with our policies and our Code of Business Conduct. As stated above, we do not make political contributions using corporate funds. A description of our policy and procedures governing lobbying can be found on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

For the reasons stated above, your Board of Directors unanimously recommends a vote AGAINST this proposal.

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Voting Procedures

VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

NOTICE AND ACCESS

The SEC’s “Notice and Access” rule allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareowners in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareowners (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareowners can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Proxy Materials are available at www.proxyvote.com. You will need to enter the 12-digit control number located on the Notice of Internet Availability or proxy card.

METHODS OF VOTING

Shareowners of Record

If your shares are registered directly in your name with Honeywell’s transfer agent, Wells Fargo Shareowner Services, you are considered the shareowner of record of those shares. Shareowners of record can vote via the Internet at www.proxyvote.com, by scanning the QR code with a mobile device, by calling +1 (800) 690-6903 or by signing and returning a proxy card. Votes submitted by Internet, mobile device or telephone must be received by 11:59 p.m. Eastern Daylight Time on April 23, 2017.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or nominee who is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote via the Internet or by telephone or mobile device if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. NYSE rules prohibit brokers from voting on Proposal Nos. 1, 2, 3, 5 and 6 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote. Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares. Votes directed by Internet, mobile device or telephone through such a bank, broker, trustee or nominee must be received by 11:59 p.m. Eastern Daylight Time on April 23, 2017.

Participants in Honeywell Savings Plans

Participants in the Honeywell stock funds within Honeywell savings plans are considered the beneficial owners of the shares held by the savings plans. The trustee of each savings plan is the shareowner of record for shares held by Honeywell stock funds within that plan. Participants in Honeywell stock funds within Honeywell savings plans can direct the trustee of the relevant plan to vote their shares via the Internet at www.proxyvote.com, by scanning the QR Code with a mobile device, by calling (800) 690-6903 or by signing and returning a proxy card. The trustee will vote shares as to which no directions are received in the same ratio as shares with respect to which directions have been received from other participants in the relevant plan, unless contrary to the Employee Retirement Income Security Act of 1974 (ERISA). So we encourage you to provide instructions to the trustee regarding the voting of your shares. Directions provided by Internet, mobile device or telephone must be received by 5:00 p.m. Eastern Daylight Time on April 20, 2017.

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Voting Procedures

REVOKING YOUR PROXY

Whether you vote or direct your vote by mail, telephone, mobile device or via the Internet, if you are a shareowner of record or a participant in Honeywell stock funds within Honeywell savings plans, unless otherwise noted, you may later revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Honeywell;

•	Submitting a properly signed proxy with a later date;

•	Voting by telephone, mobile device or via the Internet at a later time (if initially able to vote in that manner) so long as such vote or voting direction is received by the applicable date and time set forth above for shareowners of record and participants in Honeywell savings plans; or

•	Voting in person at the Annual Meeting (except for shares held in the savings plans).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

QUORUM; VOTE REQUIRED; ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the meeting, either present in person or represented by proxy.

Regarding Proposal No. 1, Honeywell’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors. The By-laws also provide that any incumbent nominee who does not receive a majority of votes cast in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board following the certification of the shareowner vote. This resignation will be promptly considered through a process managed by the Corporate Governance and Responsibility Committee, excluding any director nominees who did not receive a majority of votes cast to elect him or her to the Board.

The affirmative vote of a majority of shares present or represented and entitled to vote on each of Proposal Nos. 3 through 6 is required for approval of these proposals. Abstentions will be counted toward the tabulation of votes present or represented on these proposals and will have the same effect as votes against these proposals. The frequency of the advisory vote on executive compensation (Proposal No. 2) receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by the shareowners. Shares not represented in person or by proxy at the Annual Meeting and broker non-votes will have no effect on the vote outcome of these proposals. While the votes on Proposal Nos. 2 and 3 are advisory and not binding on the Board or the Company, the Board will take into consideration the outcome of the votes when making future decisions regarding executive compensation and the frequency of the advisory vote on executive compensation.

OTHER BUSINESS

The Board knows of no other matters to be presented for shareowner action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CONFIDENTIAL VOTING POLICY

It is our policy that any proxy, ballot or other voting material that identifies the particular vote of a shareowner and contains the shareowner’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any shareowner meeting will be independent parties unaffiliated with Honeywell.

RESULTS OF THE VOTE

We will announce preliminary voting results at the Annual Meeting and publish them on our website www.honeywell.com. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

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Attendance At The Annual Meeting

SHARES OUTSTANDING

At the close of business on February 24, 2017, there were 760,718,312 shares of Common Stock outstanding. Each share outstanding as of the February 24, 2017 record date is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting.

ELIMINATING DUPLICATE MAILINGS

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial shareowner(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

ELECTRONIC ACCESS TO THE PROXY MATERIALS

You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to you. Shareowners may enroll to receive proxy materials electronically as follows:

Shareowners of Record: If you are a registered shareowner, you may request electronic delivery when voting for this meeting on the Internet at www.proxyvote.com.

Beneficial Holders: If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting is limited to our shareowners or their legal proxy holders. If you are a shareowner of record and plan to attend the meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote via the Internet, mobile device or telephone. If your shares are held by a bank, broker, trustee or nominee and you plan to attend, please send written notification to Investor Relations, Honeywell, 115 Tabor Road, Morris Plains, NJ 07950, and enclose evidence of your ownership of shares of Common Stock as of February 24, 2017 (such as a letter from the bank, broker, trustee or nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. All shareowners attending the meeting will be asked to provide proof of identification. If your shares are held by a bank, broker, trustee or nominee and you have not provided advance written notification that you will attend the meeting, you will be admitted to the meeting only if you present evidence of ownership of shares of Common Stock as of February 24, 2017.

If you are not a shareowner, you will be admitted only if you have a valid legal proxy and form of photo identification. If you are receiving a legal proxy from a shareowner of record, you must bring a form of photo identification and a legal proxy from the record holder to you. If you are receiving a legal proxy from a street name shareowner, you must bring a form of photo identification, a legal proxy from the record holder (i.e., the bank, broker or other holder of record) to the street name holder that is assignable, and a legal proxy from the street name holder to you. We reserve the right to limit the number of representatives for any shareowner who may attend the meeting.

2017 | Proxy and Notice of Annual Meeting of Shareowners	| 87

Other Information

OTHER INFORMATION

SHAREOWNER PROPOSALS FOR 2018 ANNUAL MEETING OF SHAREOWNERS

•	In order for a shareowner proposal to be considered for inclusion in Honeywell’s proxy statement for the 2018 Annual Meeting of Shareowners pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company’s offices no later than the close of business on November 9, 2017. Proposals submitted thereafter will be opposed as not timely filed.

•	If a shareowner intends to present a proposal for consideration at the 2018 Annual Meeting of Shareowners pursuant to the procedures contemplated in Honeywell’s By-laws, outside the processes of SEC Rule 14a-8 or the proxy access provisions in Honeywell’s By-laws, Honeywell must receive notice of such proposal not earlier than December 25, 2017 and not later than January 24, 2018. Otherwise the proposal will be considered untimely under Honeywell’s By-laws. The notice must contain a brief description of the proposal, the reasons for conducting such business, the name and address of the shareowner and the number of shares of Honeywell’s Common Stock the shareowner beneficially owns, and any material interest of the shareowner in such business, all as provided in Honeywell’s By-laws. If this information is not supplied as provided in Honeywell’s By-laws, the proposal will not be considered at the 2018 Annual Meeting of Shareowners. In addition, Honeywell’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Any shareowner that wishes to submit a shareowner proposal should send it to the Vice President and Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950.

DIRECTOR NOMINATIONS

Proxy Access Nominations

Honeywell’s By-laws allow a single shareowner or a group of up to 20 shareowners who have held at least 3% of Honeywell stock for at least three years to submit director nominees (the greater of 20% of the Board or two directors) for inclusion in Honeywell’s proxy statement if the shareowner(s) and the nominee(s) satisfy the requirements specified in Honeywell’s Bylaws. Notice must be received by the Corporate Secretary of Honeywell at the address above not earlier than the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date the definitive proxy statement was first released to shareowners in connection with the preceding year’s Annual Meeting.

Non-Proxy Access Nominations

Honeywell’s By-laws state that any shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for director, must notify the Corporate Secretary of Honeywell in writing not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. The notice must meet other requirements contained in the By-laws, a copy of which can be obtained from the Corporate Secretary of Honeywell at the address above.

EXPENSES OF SOLICITATION

Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by Honeywell officers and employees by telephone or other means of communication. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson Inc. has been retained to assist in the solicitation of proxies for the 2017 Annual Meeting of Shareowners at a fee of approximately $12,500 plus associated costs and expenses.

By Order of the Board of Directors,

Jeffrey N. Neuman
Vice President and Corporate Secretary

March 9, 2017

88 |	Proxy and Notice of Annual Meeting of Shareowners | 2017

Appendix > Reconciliation of Non-GAAP Financial Measures

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(1)	Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

($B)	2003	2012	2013	2014	2015	2016
Cash Provided by Operating Activities	$2.2	$3.5	$4.3	$5.1	$5.5	$5.5
Expenditures for Property, Plant and Equipment	(0.7)	(0.9)	(0.9)	(1.1)	(1.1)	(1.1)
Free Cash Flow	$1.5	$2.6	$3.4	$4.0	$4.4	$4.4

(2)	Reconciliation of Net Income Attributable to Honeywell to Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Expense

($M)	2011	2012	2013	2014	2015
Net Income, Attributable to Honeywell	$2,067	$2,926	$3,924	$4,239	$4,768
Pension Mark-to-Market Expense, Net of Tax(1)	1,137	622	38	179	43
Net Income, Attributable to Honeywell, Excluding Pension Mark-to-Market Expense	$3,204	$3,548	$3,962	$4,418	$4,811

(1)	Pension mark-to-market expense uses a blended tax rate of 36.9%, 35.0%, 25.5%, 28.1% and 36.1% for 2011, 2012, 2013, 2014 and 2015.

(3)	Reconciliation of Net Income Attributable to Honeywell to Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Expense and Debt Refinancing Expense

($M)	2016
Net Income, Attributable to Honeywell	$4,809
Pension Mark-to-Market Expense, Net of Tax(1)	215
Debt Refinancing Expense, Net of Tax(2)	93
Net Income, Attributable to Honeywell, Excluding Pension Mark-to-Market Expense and Debt Refinancing Expense	$5,117

(1)	Pension mark-to-market expense uses a blended tax rate of 21.3% for 2016.
(2)	Debt refinancing expense uses a tax rate of 26.5% for 2016.

(4)	Reconciliation of EPS to EPS, Excluding Pension Mark-to-Market Expense

	2003(1)
EPS, Previously Reported	$1.50
Effect of Pension Accounting Change	(0.11)
EPS	$1.39
Pension Mark-to-Market Expense	0.12
EPS, Excluding Pension Mark-to-Market Expense	$1.51

	2011(2)	2012(3)	2013(4)	2014(5)	2015(6)
EPS	$2.61	$3.69	$4.92	$5.33	$6.04
Pension Mark-to-Market Expense	1.44	0.79	0.05	0.23	0.06
EPS, Excluding Pension Mark-to-Market Expense	$4.05	$4.48	$4.97	$5.56	$6.10

(1)	Utilizes weighted average shares of 862.1 million. Pension mark-to-market expense uses a blended tax rate of 33.5%.
(2)	Utilizes weighted average shares of 791.6 million. Pension mark-to-market expense uses a blended tax rate of 36.9%.
(3)	Utilizes weighted average shares of 791.9 million. Pension mark-to-market expense uses a blended tax rate of 35.0%.
(4)	Utilizes weighted average shares of 797.3 million. Pension mark-to-market expense uses a blended tax rate of 25.5%.
(5)	Utilizes weighted average shares of 795.2 million. Pension mark-to-market expense uses a blended tax rate of 28.1%.
(6)	Utilizes weighted average shares of 789.3 million. Pension mark-to-market expense uses a blended tax rate of 36.1%.

Appendix > Reconciliation of Non-GAAP Financial Measures

(5)	Reconciliation of EPS to EPS, Excluding Pension Mark-to-Market Expense, Debt Refinancing Expense and Earnings Attributable to 2016 Divestitures

2016(1)
EPS	$6.20
Pension Mark-to-Market Expense	0.28
Debt Refinancing Expense.	0.12
EPS, Excluding Pension Mark-to-Market Expense and Debt Refinancing Expense	$6.60
EPS, Attributable to 2016 Divestitures	(0.14)
EPS, Excluding Pension Mark-to-Market Expense, Debt Refinancing Expense and 2016 Divestitures	$6.46

(1)	Utilizes weighted average shares of 775.3 million. Pension mark-to-market expense uses a blended tax rate of 21.3%, debt refinancing expense uses a tax rate of 26.5% and earnings attributable to 2016 divestitures uses a blended tax rate of 33.9%

(6)	Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins

($B)	2003
Segment Profit	$2.4
Stock Compensation Expense(1)	—
Repositioning and Other(2,3)	(0.2)
Pension Ongoing Expense(2)	(0.1)
Pension Mark-to-Market Expense(2)	(0.2)
OPEB Expense(2)	(0.2)
Operating Income	$1.7

Segment Profit	$2.4
÷ Sales	$22.1
Segment Profit Margin %	10.6%

Operating Income	$1.7
÷ Sales	$22.1
Operating Income Margin %	7.8%

(1)	Stock Compensation Expense included in Segment Profit for 2003.
(2)	Included in cost of products and services sold and selling, general and administrative expenses.
(3)	Includes repositioning, asbestos, and environmental expenses.

(7)	Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins

($M)	2014	2015	2016
Segment Profit	$6,696	$7,256	$7,186
Stock Compensation Expense(1)	(187)	(175)	(184)
Repositioning and Other(1,2)	(634)	(576)	(679)
Pension Ongoing Income(1)	254	430	601
Pension Mark-to-Market Expense(1)	(249)	(67)	(273)
OPEB (Expense) Income(1)	(49)	(40)	32
Operating Income	$5,831	$6,828	$6,683

Segment Profit	$6,696	$7,256	$7,186
÷ Sales	$40,306	$38,581	$39,302
Segment Profit Margin %	16.6%	18.8%	18.3%

Operating Income	$5,831	$6,828	$6,683
÷ Sales	$40,306	$38,581	$39,302
Operating Income Margin %	14.5%	17.7%	17.0%

(1)	Included in cost of products and services sold and selling, general and administrative expenses.
(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

RECENT AWARDS

Corporate Reputation Awards

World’s Most Admired Companies

FORTUNE magazine. 2006 - 2016

America’s Best Employers

Forbes. 2015

America’s Most Reputable Companies

Forbes. 2014

Corporate Social Responsibility Program of the Year

Stevie Awards. 2014, 2015

Happiest Companies in 2015

CareerBliss

World’s Most Ethical Companies

Ethisphere Institute. 2009, 2012, 2013

Best Companies for Veterans

Monster/Military.com. 2015

Top Military Friendly Employer

G.I. Jobs magazine. 2013 - 2016

Best CSR Programs in China

China International Public Relations Association (CIPRA).

2014, 2015

Among the Top Companies for Candor in Communications

Rittenhouse Rankings CEO Candor and Culture Survey.

2014 - 2016

Leadership Awards

CEO of the Year, David Cote

Chief Executive magazine. 2013

One of the World’s Best CEOs, David Cote

Barron’s. 2013 - 2016

Lifetime Achievement Award 2016, David Cote

American Chemical Society

CEO Coach of the Year 2016, David Cote

American Football Coaches Foundation

Deming Cup 2016, David Cote

Columbia University

Executive of the Year in Conglomerates, David Cote

Stevies American Award. 2015

Community Hope of NJ’s Hero Award 2015, David Cote

Corporate Leadership Award, David Cote

The TechAmerica Foundation. 2013

Distinguished General Counsel Award, Katherine Adams

NYSE Governance Services, 2015

President’s Award, Katherine Adams

National Association of Women Lawyers (NAWL). 2014

Corporate Counsel 100, Katherine Adams

The Legal 500. 2013

HR Executive of the Year, Mark James

Human Resource Executive magazine. 2013

Women Worth Watching, Harriet Mountcastle-Walsh

Diversity Journal magazine. 2013

Diversity Awards

Most Influential Black Corporate Directors

Bradley Sheares and Robin Washington

Savoy Magazine

2020 Women on Boards. 2015, 2016

National Society of Black Engineers

2016 Chairman’s Award

Top 50 Employers

Woman Engineer magazine. 2009, 2011, 2012, 2013

Top 50 Employers

Minority Engineer magazine. 2011 - 2015

Corporate Board Gender Diversity Award

Executive Women of New Jersey. 2014, 2015

Technology Awards

Industry Leadership Award

Biofuels - Honeywell UOP Platts Global Energy Awards, 2015

National Medal of Technology and Innovation - Edith Flanigen

United States Government. 2014

Top 100 Global Innovators

Thomson Reuters. 2011 - 2014

Industry Leadership Award, Biofuels, Honeywell UOP

Platts Global Energy Awards. 2015

Most Innovative Tech Company of the Year

America Business Awards. 2015

Financial Management Awards

Best Chief Executive Officer, David Cote

Institutional Investor magazine. 2013, 2014, 2015

Best Chief Financial Officer, Tom Szlosek

Institutional Investor magazine. 2015

All American Executive Team - Investor Relations

Institutional Investor magazine. 2014, 2016

Best Investor Relations Program

Institutional Investor magazine. 2012 - 2015

Global Top 50 Gold

IR magazine. 2015

Sustainability Awards

2016 Vision for America Award

Keep America Beautiful

Campbell Safety Award - Honeywell Aerospace

National Safety Council. 2015

Thomas Keesee Award for Environmental Sustainability

Audobon New York. 2015

America’s Greatest Companies

Newsweek Green Rankings. 2015

Environmental Excellence Award, Mexico

Federal Attorney for Environmental Protection

(PROFEPA). 2015

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© 2017 Honeywell International Inc.

HONEYWELL INTERNATIONAL INC.
115 TABOR ROAD
MORRIS PLAINS, NJ 07950

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 23, 2017. If you participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan, you must vote these shares no later than 5:00 p.m. EDT on April 20, 2017. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 23, 2017. If you participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan, you must vote these shares no later than 5:00 p.m. EDT on April 20, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E16475-P84302-Z68982	KEEP THIS PORTION FOR YOUR RECORDS
HONEYWELL INTERNATIONAL INC.	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors:

The Board of Directors recommends a vote		“FOR”
Nominees (A) through (M).		”
		For	Against

A.	Darius Adamczyk	☐	☐

B.	William S. Ayer	☐	☐

C.	Kevin Burke	☐	☐

D.	Jaime Chico Pardo	☐	☐

E.	David M. Cote	☐	☐

F.	D. Scott Davis	☐	☐

G.	Linnet F. Deily	☐	☐

H.	Judd Gregg	☐	☐

I.	Clive Hollick	☐	☐

J.	Grace D. Lieblein	☐	☐

K.	George Paz	☐	☐

L.	Bradley T. Sheares	☐	☐

M.	Robin L. Washington	☐	☐

	The Board of Directors recommends you vote “1 YEAR” on the following proposal:	1 Year	2 Years	3 Years	Abstain
2.	Advisory Vote on the Frequency of Future Advisory Votes To Approve Executive Compensation.	☐	☐	☐	☐

	The Board of Directors recommends a vote		“FOR”
	Proposals (3) and (4).		”
			For	Against	Abstain
3.	Advisory Vote to Approve Executive Compensation.		☐	☐	☐

4.	Approval of Independent Accountants.		☐	☐	☐

	The Board of Directors recommends a vote			“AGAINST”
	Proposals (5) and (6).			”
			For	Against	Abstain
5.	Independent Board Chairman.		☐	☐	☐

6.	Political Lobbying and Contributions.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Availability of Proxy Materials: The 2017 Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E16476-P84302-Z68982

PROXY

HONEYWELL

This Proxy is Solicited on Behalf of the Board of Directors of Honeywell International Inc.
Annual Meeting of Shareowners - April 24, 2017

The undersigned hereby appoints Darius Adamczyk, David M. Cote, Katherine L. Adams and Jeffrey N. Neuman as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 24, 2017, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Darius Adamczyk, William S. Ayer, Kevin Burke, Jaime Chico Pardo, David M. Cote, D. Scott Davis, Linnet F. Deily, Judd Gregg, Clive Hollick, Grace D. Lieblein, George Paz, Bradley T. Sheares, and Robin L. Washington.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR “1 YEAR” ON PROPOSAL 2, “FOR” PROPOSALS 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EDT ON APRIL 23, 2017.

This instruction and proxy card is also solicited by the Board of Directors of Honeywell International Inc. (the “Company”) for use at the Annual Meeting of Shareowners on April 24, 2017 by persons who participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan. PHONE AND INTERNET VOTING CUTOFF FOR SAVINGS PLAN PARTICIPANTS IS 5:00 PM EDT ON APRIL 20, 2017.

By signing this instruction and proxy card, or by voting by phone or Internet, the undersigned hereby directs The Northern Trust Company, as Trustee for the Honeywell Savings and Ownership Plan, and Banco Popular, as Trustee for the Honeywell Puerto Rico Savings and Ownership Plan, to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the plan at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 24, 2017, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Darius Adamczyk, William S. Ayer, Kevin Burke, Jaime Chico Pardo, David M. Cote, D. Scott Davis, Linnet F. Deily, Judd Gregg, Clive Hollick, Grace D. Lieblein, George Paz, Bradley T. Sheares, and Robin L. Washington.

IF PROPERLY SIGNED, DATED AND RETURNED, THE SHARES ATTRIBUTABLE TO THE ACCOUNT WILL BE VOTED BY THE TRUSTEE AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR “1 YEAR” ON PROPOSAL 2, “FOR” PROPOSALS 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO DIRECTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN, UNLESS CONTRARY TO ERISA.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date and sign your Proxy on the reverse side and return it promptly.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

V.1.1

FORM OF EMAIL MESSAGE REGARDING PROXY MATERIALS AND VOTING

Subject: Vote now! HONEYWELL INTERNATIONAL INC. Annual Meeting

HONEYWELL INTERNATIONAL INC.

2017 Annual Meeting April 24, 2017

Important proxy voting material is ready for your action.

This email represents the following share(s):

HONEYWELL INTL - COMMON	123,456,789,012.00000

HONEYWELL SAVINGS & OWNERSHIP PLAN	123,456,789,012.00000

HONEYWELL PR SAVINGS & OWNERSHIP PLAN	123,456,789,012.00000

HONEYWELL INTL - BENDIX	123,456,789,012.00000

HONEYWELL INTL - SHAREBUILDER	123,456,789,012.00000

Three Ways to Vote

Now via ProxyVote	Vote By April 23, 2017 11:59 PM ET
At the Meeting
By Phone 1.800.690.6903	Control Number: 0123456789012345

Internet and telephone voting instructions for Honeywell savings plan accounts will be accepted until 5:00 PM (ET) on April 20, 2017.
The cutoff for all other Internet and telephone voting is 11:59 PM (ET)
on April 23, 2017.

Important Materials
Proxy Statement
Annual Report

For holders as of February 24, 2017

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